     PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
    EXCHANGE COMMISSION IN A CONFIDENTAL TREATMENT REQUEST UNDER RULE 24b-2 OF THE SECURITIES
       EXCHANGE ACT OF 1934, AS AMENDED. THE SYMBOL "[***]" IN THIS EXHIBIT INDICATES THAT
 INFORMATION HAS BEEN OMITTED. IN SECTION 1.1 - DEFINED TERMS, CERTAIN DEFINED TERMS WERE MOVED
      TO THE END OF SECTION 1.1 TO PRESERVE THE CONFIDENTIALITY OF THE OMITTED INFORMATION.

                                           $70,000,000

                                         LOAN AGREEMENT

                                  Dated as of February 14, 2003

                                              among

                                    FRONTIER AIRLINES, INC.,
                                          as Borrower,

                                           WESTLB AG,
                           as Tranche A Lender and a Tranche C Lender,

                                     WELLS FARGO BANK, N.A.,
                as Tranche B-1 Lender, Tranche B-2 Lender and a Tranche C Lender,

                                       BEARINGPOINT, INC.,
                                (formerly KPMG Consulting, Inc.),
                                     as Loan Administrator,

                                WELLS FARGO BANK NORTHWEST, N.A.,
                                      as Collateral Agent,

                                           WESTLB AG,
                                            as Agent,

                                               and

                             AIR TRANSPORTATION STABILIZATION BOARD

                                           WESTLB AG,
                                          Lead Arranger

                                        TABLE OF CONTENTS

   Section 4.1.         Organization, Powers, Qualification, Good Standing, Business,

Annexes

Annex A     -     Notice Addresses; Payment Instructions
Annex B     -     Lending Office
Annex C     -     Supplemental Guarantee Rate Schedule

Schedules

Schedule 2.8(c)   Loan Administrator Hourly Fee Rate Schedule
Schedule 4.1(c)   Subsidiaries of Borrower
Schedule 4.2(b)   Consents under Contractual Obligations
Schedule 4.2(c)   Governmental Consents
Schedule 4.7      Payment of Taxes
Schedule 4.16     Indebtedness
Schedule 6.1      Liens and Payment Restrictions
Schedule 6.7(b)   Transactions with Affiliates

Exhibits

Exhibit A   -     Form of Assignment and Acceptance
Exhibit B1  -     Form of Tranche A Note
Exhibit B2-1-     Form of Tranche B-1 Note
Exhibit B2-2-     Form of Tranche B-2 Note
Exhibit B3  -     Form of Tranche C Note
Exhibit C   -     Form of Notice of Borrowing
Exhibit D   -     Form of Board Guarantee
Exhibit E1-1-     Form of [***] Supplemental Guarantee
Exhibit E1-2-     Form of [***] Counter Guarantee
Exhibit E2  -     Form of [***] Supplemental Guarantee
Exhibit F   -     Form of Warrant Agreement
Exhibit G   -     Form of Registration Rights Agreement
Exhibit H   -     Form of Security Agreement
Exhibit I   -     Form of Collateral Value Certificate

                  LOAN AGREEMENT, dated as of February 14, 2003, among FRONTIER AIRLINES, INC., a Colorado corporation (the "Borrower"); WESTLB AG, as a lender in respect of Tranche A
(together with its successors and permitted assigns, the "Tranche A Lender"); WELLS FARGO BANK,
N.A., as a lender in respect of Tranche B-1 (together with its successors and permitted assigns, the "Tranche B-1 Lender"), WELLS FARGO BANK, N.A., as a lender in respect of Tranche
B-2 (together with its successors and permitted assigns, the "Tranche B-2 Lender"), WESTLB AG and WELLS FARGO BANK, N.A., each as a lender in respect of Tranche C  (together with their respective successors and permitted assigns, the "Tranche C Lenders," and together with the
Tranche A Lender, the Tranche B-1 Lender and the Tranche B-2 Lender, the "Lenders");
EARINGPOINT, INC. (formerly KPMG Consulting, Inc.), in its capacity as loan administrator hereunder (together with its successors and permitted assigns, the "Loan Administrator"); WELLS
FARGO BANK NORTHWEST, N.A., in its capacity as Collateral Agent hereunder (together with its successors and permitted assigns, the "Collateral Agent"); WESTLB AG, as agent for the Lenders
(in such capacity, together with its successors and permitted assigns, the "Agent"); and AIR
TRANSPORTATION STABILIZATION BOARD, created pursuant to Section 102 of the Act referred to below (the "Board").

                                      W I T N E S S E T H:

                  WHEREAS, the Borrower has requested that the Lenders make available to the
Borrower a Loan for such general corporate purposes as are permissible under the Air
Transportation Safety and System Stabilization Act, P.L. 107-42, as the same may be amended from time to time (the "Act") and the regulations for Air Carrier Guarantee Loan Program issued pursuant to the Act, 14 C.F.R. Part 1300, as the same may be amended from time to time (the
"Regulations"); and

                  WHEREAS, the Tranche A Lender, the Tranche B-1 Lender, the Tranche B-2 Lender
and the Tranche C Lenders are willing severally to make available to the Borrower the Loan upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                             ARTICLE I

                           DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

SECTION 1.1       DEFINED TERMS.  As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Act" has the meaning specified in the first recital to this Agreement.

                  "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such
Person.  For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such
Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Affiliate Transaction" has the meaning specified in SECTION 6.7(A).

                  "Agent" has the meaning specified in the preamble to this Agreement.

                  "Aggregate Amounts Due" has the meaning specified in SECTION 10.6.

                  "Agreement" means this Loan Agreement.

                  "Aircraft Related Equipment" means aircraft (including aircraft engines installed thereon) in the fleet of the Borrower (or other Wholly-Owned Subsidiary of the
Borrower), spare aircraft engines, aircraft parts, simulators and passenger loading bridges or other flight or ground equipment.

                  "Alliance Agreements" means those certain business alliance agreements among the Borrower and any of Mesa Air Group, Great Lakes Aviation and such other parties or agreements from time to time that include, but are not limited to, code-sharing, frequent flyer, ground handling and marketing agreements that are entered into in the ordinary course of business.

                  "Applicable Tranche A Interest Rate" means, (i) from and including the Closing
Date to but excluding the fourth Business Day thereafter, the Base Rate, (ii) for the first
Interest Period, the sum of (1) the Tranche A Lender's cost of funding for such Interest
Period, and (2) [***]% per annum and (iii) for each Interest Period thereafter, a rate per annum equal to the sum of (1) LIBOR for such Interest Period plus (2) [***]% per annum.  For purposes of the foregoing, the Tranche A Lender's "cost of funding" shall be the amount certified by the Tranche A Lender as its cost of funds for such period, which amount shall be conclusive absent manifest error.

                  "Applicable Tranche B-1 Interest Rate" means, (i) from and including the
Closing Date to but excluding the fourth Business Day thereafter, the Base Rate, (ii) for the first Interest Period, the sum of (1) the Tranche B-1 Lender's cost of funding for such
Interest Period, and (2) [***]% per annum and (iii) for each Interest Period thereafter, a rate per annum equal to the sum of (1) LIBOR for such Interest Period plus (2) [***]% per annum.
For purposes of the foregoing, the Tranche B-1 Lender's "cost of funding" shall be the amount certified by the Tranche B-1 Lender as its cost of funds for such period, which amount shall be conclusive absent manifest error.

                  "Applicable Tranche B-2 Interest Rate" means, (i) from and including the
Closing Date to but excluding the fourth Business Day thereafter, the Base Rate, (ii) for the first Interest Period, the sum of (1) the Tranche B-2 Lender's cost of funding for such
Interest Period and (2) [***]% per annum, and (ii) for each Interest Period thereafter, a rate per annum equal to the sum of (1) LIBOR for such Interest Period plus (2) [***]% per annum.
For purposes of the foregoing, the Tranche B-2 Lender's "cost of funding" shall be the amount certified by the Tranche B-2 Lender as its cost of funds for such period, which amount shall be conclusive absent manifest error.

                  "Applicable Tranche C Interest Rate" means, (i) from and including the Closing
Date to but excluding the fourth Business Day thereafter, the Base Rate, (ii) for the first
Interest Period, the sum of (1) for any Tranche C Lender, the sum of such Tranche C Lender's cost of funding for such Interest Period and (2) [***]% per annum and (iii) for each Interest
Period thereafter, a rate per annum equal to the sum of (1) LIBOR for such Interest Period plus
(2) [***]% per annum.  For purposes of the foregoing, the Tranche C Lenders' "cost of funding"
shall be the amount certified by the Tranche C Lenders as their cost of funds for such period, which amount shall be conclusive absent manifest error.

                  "Application" means the Application dated June 28, 2002 of the Borrower to the
Board for the issuance of a federal credit instrument under the Act and the Regulations, as supplemented to the Closing Date.

                  "Appraisal Report" means a desktop appraisal (or, if applicable, pursuant to
SECTION 5.14(A), a physical inspection report) in form and substance reasonably satisfactory to the Board (or if the Board Guarantee is no longer in effect, the Requisite Lenders) and prepared by an Appraiser, which certifies, at the time of determination, the market value and distress value of the applicable Appraised Collateral (each of the terms "desktop appraisal,"
"market value" and "distress value" as defined by the International Society of Transport
Aircraft Trading).

                  "Appraised Collateral" means Collateral that is Spare Engines, Spare Parts, any other individual asset that has a book value as of, or had a book value as of the end of the fiscal quarter that most recently precedes, a date as of which an Appraisal Report is required to be prepared hereunder, in excess of $100,000, or any aircraft that becomes
Collateral pursuant to Section 5.14(b).

                  "Appraised Value" means, with respect to Appraised Collateral, the market value of such Collateral as reflected in the most recent Appraisal Report obtained in respect of such Collateral in accordance with this Agreement.

                  "Appraiser" means Morten Beyer & Agnew or any other firm of nationally recognized, independent appraisers as may be agreed by the Borrower, the Board and the Lenders.

                  "ARE Acquisition Financing" means Indebtedness (i) incurred to finance the acquisition of Aircraft Related Equipment, which may include Indebtedness incurred subsequent to the acquisition (other than pursuant to a buy-out option under a lease) of such Aircraft
Related Equipment, provided that such subsequent financing occurs within eighteen months after such acquisition or in the case of Aircraft Related Equipment owned by the Borrower or any
Subsidiary on the Closing Date, eighteen months after the Closing Date, (ii) in an aggregate principal amount not in excess of the gross purchase price (before adjustments for deposits, credits and similar items) for such Aircraft Related Equipment and costs and expenses reasonably incurred in connection with its acquisition, and (iii) for which the applicable lenders require that the Aircraft Related Equipment be pledged to them to secure such
Indebtedness, including any cross-collateralization arrangements involving the same lender or group of lenders.

                  "ASM" means the "available seat miles" of the Borrower.

                  "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation, exchange of assets or sale-leaseback transactions), in one transaction or a series of related transactions, by the Borrower or any of its Subsidiaries to any Person of (i) all or any of the Capital Stock of any Subsidiary of the Borrower, (ii) all
or substantially all of the property and assets of an operating unit or business of the
Borrower or any of its Subsidiaries or (iii) any other property and assets of the Borrower or any of its Subsidiaries outside of the ordinary course of business of the Borrower or such
Subsidiary; provided, that none of the following shall be included within the meaning of "Asset
Sale" or for any reason subject to the terms of Section 2.6(a) in respect of the proceeds thereof: (i) sales of Aircraft Related Equipment as part of a sale-leaseback transaction in connection with the acquisition (other than pursuant to a buy-out option under a lease) of such
Aircraft Related Equipment by the Borrower or a Wholly-Owned Subsidiary of the Borrower and
entered into within eighteen months after such acquisition or in the case of Aircraft Related
Equipment owned by the Borrower or any Subsidiary on the Closing Date, eighteen months after the Closing Date and (ii) any sale or disposition of spare parts in the ordinary course of business.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Lender, consented to by the Board and accepted by the Agent (unless consummated pursuant to SECTION 10.2(D)), in substantially the form of Exhibit A.

                  "Bankruptcy Code" means Title 11 of the United States Code as now and hereafter in effect, or any successor statute.

                  "Base Rate" means, as at any date of determination, the higher of (x) the prime or base rate announced from time to time by WestLB AG and (y) the Fed Funds Rate plus1/2 of 1%.

                  "Board" has the meaning specified in the preamble to this Agreement.

                  "Board Guarantee" means the Guarantee Agreement dated as of the date hereof and executed by the Board, the Tranche A Lender and the Agent, in substantially the form of
Exhibit D.

                  "Borrower" has the meaning specified in the preamble to this Agreement.

                  "Borrowing" means the borrowing of the Loan.

                  "Breakage Costs" has the meaning specified in SECTION 2.10(E).

                  "Business Day" means a day of the year on which banks are not required or authorized to close in New York, New York or Denver, Colorado and, if the applicable Business
Day relates to the borrowing, payment of principal of, interest on or prepayment of, any Loan, any Interest Period or any notice in respect of any thereof, a day on which dealings in Dollar deposits are also carried on in the London interbank market.

                  "Capital Lease," as applied to any Person, means any lease of any property
(whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person, and the amount of Indebtedness represented by such lease shall be the capitalized amount of the obligations evidenced thereby determined in accordance with GAAP.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock, or corresponding equity rights in any partnership, limited liability company or other entity, whether now outstanding or issued after the date of this Agreement, including, without limitation, all Common Stock.

                  "Cash" means money, currency or a credit balance.

                  "Cash Equivalents" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency or instrumentality of the United
States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's; (iii) commercial paper not issued by the Borrower or any of its Subsidiaries maturing no more than 270 days after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of
America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b)
has Tier 1 capital (as defined in such regulations) of not less than $100,000,000; and (v)
shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

                  "Cash Proceeds" means, with respect to any Asset Sale, the proceeds of such
Asset Sale in the form of Cash and Cash Equivalents, including payments of deferred payment obligations when received in the form of Cash or Cash Equivalents and proceeds from the conversion of other property received when converted to Cash or Cash Equivalents.

                  "Change in Control" means (i) the acquisition at any time by any Person or two or more Persons acting in concert of "beneficial ownership" (within the meaning of Section
13(d) under the Exchange Act and the rules and regulations promulgated thereunder) in excess of
35% of the total voting power of the Voting Stock of the Borrower; (ii) the sale, lease, transfer or other disposition, of all or substantially all of the assets of the Borrower to any
Person or two or more Persons acting in concert as an entirety or substantially as an entirety in one transaction or a series of related transactions; (iii) the merger or consolidation of the Borrower with or into another Person, or the merger of another Person into the Borrower, or any other transaction, with the effect that a Person or two or more Persons acting in concert has "beneficial ownership" (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) in excess of 35% of the total voting power of the
Voting Stock of the consolidated entity; (iv) the liquidation or dissolution of the Borrower;
or (v) if a majority of the board of directors of the Borrower shall no longer be composed of individuals (a) who were members of said board on the date hereof, (b) whose election or nomination to said board was approved by individuals referred to in clause (a) above constituting at the time of such election or nomination at least a majority of said board or
(c) whose election or nomination to said board was approved by individuals referred to in clauses (a) and (b) above constituting at the time of such election or nomination at least a majority of said board.  For purposes of this definition, the term Person includes a "person"
or "group" within the meaning of Rule 13d-3 under the Exchange Act.

                  "Closing Date" means the Business Day on which the Loan is made.

                  "Collateral" has the meaning set forth in the Security Agreement.

                  "Collateral Agent" has the meaning set forth in the preamble to this Agreement.

                  "Collateral Value" means, as of any date of determination, the sum of (i) the
Appraised Value of all Appraised Collateral, as stated in the then most current Appraisal
Report(s) therefor (which shall be as of a date no earlier than the most recent date for which an Appraisal Report is required under Section 5.14(a)), and (ii) 50% of the gross book value of all other Collateral other than the Pledged Tax Receivable, as reflected on the balance sheet of the Borrower as of the end of the most recently ended fiscal quarter; provided, that none of the following assets shall be included in the computation of Collateral Value (collectively, the "Ineligible Assets"): (A) property or assets not subject to a first priority perfected Lien in favor of the Collateral Agent under the Security Agreement, including any property or assets that may no longer be owned by the Borrower as a result of an Asset Sale or otherwise; and (B)
property or assets subject to any event of loss, damage or other casualty that has materially and adversely affected the value of such Collateral, whether insured or not, and in the event that any Ineligible Assets are excluded from the computation of the Collateral Value based on this proviso, the Collateral Value computed in accordance with the foregoing method shall be adjusted to exclude such Ineligible Assets.

                  "Collateral Value Certificate" means a certificate executed by a Responsible
Officer of Borrower in substantially the form of Exhibit I annexed hereto, or as otherwise agreed among the Borrower, the Lenders and the Board with respect to the Collateral Value
Certificate required by SECTION 3.1(A)(VIII).

                  "Commitment" has the meaning specified in SECTION 2.1.

                  "Commodity Agreement" means any agreement or arrangement the value of which fluctuates based on the value of a commodity.

                  "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of this Agreement, including, without limitation, all series and classes of such common stock.

                  "Consolidated EBITDAR" means, with respect to any Person, for any period, the sum of (i) the operating income of such Person for such period, (ii) rental expense obligations of such Person for such period under Operating Leases, (iii) depreciation and non-cash amortization, non-cash stock compensation expenses, non-cash extraordinary charges and non-cash impairment charges, in each case, to the extent deducted in determining such operating income for such period, (iv) rental expenses of such Person for such period under each synthetic lease that would appear on the balance sheet of such Person calculated as if such lease were treated as a Capital Lease, and (v) interest income of such Person during such period, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Fixed Charges" means, with respect to any Person, for any period, the sum of (a) aggregate regularly scheduled principal payments on, and gross interest expense relating to, Indebtedness of such Person for such period (calculated without regard to any limitations on the payment thereof), including the corresponding amounts for such period under Capital Lease obligations of such Person, (b) the aggregate rental expenses of such
Person for such period under Operating Leases of real or personal property, and (c) dividends or any other payments or distributions in respect of any class of Capital Stock of such Person, including in connection with any redemption, purchase, retirement or other acquisition, directly or indirectly of any such class of Capital Stock, paid or payable during such period
(but only to the extent payment thereof is permitted under this Agreement), all determined on a consolidated basis.

                  "Contractual Obligation" as applied to any Person, means any provision of any equity security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, lease, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement.

                  "Default" means any condition or event which with the passing of time or the giving of notice or both would become an Event of Default.

                  "Dollars" and the sign "$" each mean the lawful money of the United States of
America.

                  "Eligible Collateral" means property of the same nature and type pledged as of the Closing Date pursuant to the Security Agreement.

                  "Eligible Lender" means any "lender" under and as defined in the Act and the
Regulations.

                  "Employee Compensation Agreement" has the meaning specified in SECTION 3.1(C).

                  "Environmental Claim" means any investigation, written request for information, notice, claim, suit, proceeding, demand or order, by any Governmental Authority or any Person arising in connection with any alleged or actual violation of Environmental Laws or with any liability related to Hazardous Materials Activity, or any actual or alleged property damage or harm to human health, safety or the environment.

                  "Environmental Laws" means any and all applicable statutes, ordinances, orders, rules, regulations, guidance documents (to the extent compliance therewith is required by any Governmental Authority), judgments, Governmental Authorizations, or any other requirement of any Governmental Authority relating to (a) the prevention or control of pollution or protection of the environment, (b) the presence, generation, handling, treatment, storage, disposal, discharge, Release, emission or transportation of Hazardous Materials, or
(c) exposure to Hazardous Materials.  "Environmental Laws" shall include, but not be limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601
et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the National
Environmental Policy Act (42 U.S.C. 4321 et seq.), the Hazardous Materials Transportation Act
(49 U.S.C. 1801 et seq.), the Toxic Substances Control Act (49 U.S.C. 2601 et seq.), the Clean
Air Act (42 U.S.C. 7401 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et
seq.), the Safe Drinking Water Act (42 U.S.C. 3007 et seq.), the Emergency Planning and
Community Right-to-Know Act (42 U.S.C. 11001 et seq.), the Occupational Safety and Health Act
(29 U.S.C. 641 et seq.), and the equivalent statutes in effect in the State of Colorado.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                  "ERISA Affiliate" means, as applied to the Borrower, (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of
Section 414(b) of the Internal Revenue Code of which the Borrower is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which the Borrower is a member; and (iii) solely for purposes of Section 302 of ERISA and Section 412 of the Internal Revenue Code, any member of an affiliated service group within the meaning of
Section 414(m) or (o) of the Internal Revenue Code of which the Borrower is a member.

                  "ERISA Event" means (a) the occurrence of any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Internal
Revenue Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to
Section 412(d) of the Internal Revenue Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the
Borrower or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the incurrence by the Borrower or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer
Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of a notice of intent to terminate any Plan or Plans or to appoint a trustee to administer any Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a
Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Event of Default" has the meaning specified in SECTION 7.1.

                  "Excess Cash Flow" means, with respect to any Person, for any period, (i)
Consolidated EBITDAR of such Person for such period, minus (ii) the sum of the following, all determined on a consolidated basis:  (A) any change (positive or negative) in Working Capital of such Person from the first day of such period to the last day of such period, (B) payments of principal and interest with respect to the consolidated Indebtedness for borrowed money of such Person during such period, to the extent such payments are not prohibited under this
Agreement, (C) income taxes paid by such Person during such period, (D) rentals paid by such
Person during such period under Operating Leases, (E) subject to compliance with the second proviso of SECTION 5.14(B), cash used during such period to purchase Aircraft Related
Equipment, and (F) $[***].

                  "Excess Proceeds" has the meaning specified in SECTION 2.6(B).

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

                  "Facilities" means any and all real property now, hereafter or heretofore owned, leased, used or operated by the Borrower or any of its Subsidiaries and any of their respective predecessors.

                  "Facility Agent" has the meaning specified in SECTION 9.1.

                  "Fair Market Value" of any asset, as used in the definitions of Indebtedness, in Section 7.1(b)(ii), or with respect to any asset subject to an Asset Sale, means the price that could be obtained for such asset by a seller at the time of determination in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer, as determined in good faith by the board of directors or a
Responsible Officer of the Borrower or the Subsidiary thereof making such determination, taking into consideration market conditions at the time of determination.

                  "Fed Funds Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the
Agent from three Federal funds brokers of recognized standing selected by it.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve
System, or any successor thereto.

                  "Fee Letter" means the fee letter dated the date hereof among the Borrower, the Agent and the Lenders.

                  "Fiscal Year" means the fiscal year of the Borrower referenced in the financial statements to be delivered by them pursuant to SECTION 5.1.

                  "Fitch" means Fitch, Inc., and any successor thereto that is a nationally recognized rating agency.

                  "Future Issuance" means each (i) borrowing by the Borrower or any of its
Subsidiaries from any source (other than Trade Payables and accrued expenses arising in the ordinary course of business or borrowings from any of its Subsidiaries), including in the debt capital markets or from commercial bank lenders after the date of this Agreement, and (ii)
issuance of any Capital Stock or any warrants, options or other rights that are convertible into or exercisable for Capital Stock by the Borrower or any of its Subsidiaries after the date of this Agreement, except for issuances of Capital Stock of the Borrower in connection with the exercise by existing or former officers, directors or employees of the Borrower or any of its
Subsidiaries of stock options or similar rights issued as compensation.

                  "GAAP" means, subject to the limitations on the application thereof set forth in SECTION 1.3, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public
Accountants and statements and pronouncements of the Financial Accounting Standards Board or in
such other statements by such other entity as may be approved by a significant segment of the accounting profession or as may be mandated by applicable law.

                   "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Governmental Authorization" means any permit, license, certificate, authorization, plan, directive, consent order or consent decree issued, promulgated or entered into by or with any Governmental Authority.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such first Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other
Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise); (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); or (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of such other Person so as to enable such Person to pay such Indebtedness.  The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantee Fee" has the meaning specified in SECTION 2.6 of the Board
Guarantee.

                  "Hazardous Materials" means (y) any petroleum or petroleum products
(including, without limitation, gasoline, crude oil, or any fraction thereof), radioactive materials or wastes, radon, asbestos in any form, urea formaldehyde foam insulation and polychlorinated biphenyls and (z) any other chemical, material, substance or waste that in relevant form or concentration is prohibited, limited or regulated, or is defined, listed or classified as a hazardous or toxic substance, under any Environmental Law.

                  "Hazardous Materials Activity" means any past or current use, storage,
Release, threatened Release, generation, treatment, remediation, proposed remediation or transportation of any Hazardous Material caused by, or undertaken by or on behalf of, the
Borrower, any of its Subsidiaries or any of their respective predecessors or Affiliates.

                  "Indebtedness" means, with respect to any Person at any date of determination
(without duplication), (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
(iii) all obligations of such Person in respect of letters of credit (except, with respect to determining compliance with the provisions of Sections 6.4(b) and 6.4(c), to the extent such letters of credit secure Trade Payables or other similar liabilities incurred in the ordinary course of business, and are collateralized by such Person by Cash or Cash Equivalents) or other similar instruments (including reimbursement obligations with respect thereto); (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;
(v) all Capital Lease obligations of such Person (the amount of the Indebtedness in respect of
Capital Lease obligations to be determined as provided in the definition of Capital Lease in this SECTION 1.1); (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, that the amount of such Indebtedness shall be the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the stated principal amount of such Indebtedness; (vii) all
Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is
Guaranteed by such Person, including Indebtedness described in the preceding clause (vi) which is recourse to such guarantor; (viii) to the extent not otherwise included in this definition and to the extent treated as a liability under GAAP, obligations under Currency Agreements,
Interest Rate Agreements and Commodity Agreements; (ix) the capitalized amount of remaining lease payments owing by such Person under synthetic leases that would appear on the balance sheet of such Person if such lease were treated as a Capital Lease; (x) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables
(or similar transaction) to the extent such transaction is effected with recourse to such
Person (whether or not such transaction would be reflected on the balance sheet of such Person in accordance with GAAP); (xi) solely for purposes of determining compliance with SECTION
6.4(b), all Operating Lease obligations of such Person with respect to Aircraft Related
Equipment (the amount of Indebtedness in respect of Operating Lease obligations to be determined as provided in the definition of Operating Lease in this SECTION 1.1); and (xii) the
Indebtedness of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer to the extent such Indebtedness is recourse to such Person;
provided that the term "Indebtedness" shall not include (A) Trade Payables and accrued expenses arising in the ordinary course of business, (B) agreements providing for indemnification, purchase price adjustments or similar obligations incurred or assumed in connection with the acquisition or disposition of assets or Capital Stock, (C) purchase price, rents and other payment obligations, in each case, owed under aircraft purchase agreements (or agreements to lease aircraft) in respect of aircraft not yet delivered to the Borrower or (D) obligations under maintenance agreements to make payments for ongoing maintenance of engines or other aircraft parts.  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided that the amount outstanding at any time of any
Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

                  "Indemnified Liabilities" has the meaning specified in SECTION 10.4.

                  "Indemnified Taxes" has the meaning specified in SECTION 2.12(A).

                  "Indemnitees" has the meaning specified in SECTION 10.4.

                  "Interest Payment Date" means the last Business Day of each March, June,
September and December in each year, commencing March 2003; provided, however, that following a
Payment Default or an Event of Default, each "Interest Payment Date" shall be the last day of each Interest Period occurring during such period in which such Payment Default or Event of
Default exists.

                  "Interest Period" means (a) initially, the period commencing on the fourth
Business Day following the Closing Date and ending on but excluding the first Interest Payment
Date thereafter, (b) thereafter, each successive period commencing on and including the immediately preceding Interest Payment Date and ending on but excluding the next succeeding
Interest Payment Date; provided, that following a Payment Default or Event of Default, each
Interest Period shall be for such duration of one month or less as shall be selected by the
Agent by notice to the Borrower, each Lender, each Supplemental Guarantor, the Loan
Administrator and the Board on or prior to start of such Interest Period (and in the absence of any such notice or selection, the applicable Interest Period shall be determined as provided above without regard to this proviso).

                  "Interest Rate Agreement" means any interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement.

                  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

                  "Investment" means, with respect to any Person, any direct or indirect advance, loan (other than advances to customers in the ordinary course of business consistent with past practices that are recorded as accounts receivable on the balance sheet of such
Person or its Subsidiaries) or other extension of credit or capital contribution or other equity investment by such Person to any other Person, including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others or any purchase or acquisition by such Person of Capital Stock (or warrants, options or any other rights convertible into or exercisable for Capital Stock), bonds, notes, debentures or other similar instruments issued by any other Person.

                  "IRS" means the Internal Revenue Service of the United States or any successor thereto.

                  "Lender" means the Tranche A Lender and/or the Tranche B-1 Lender and/or the
Tranche B-2 Lender and/or any Tranche C Lender (including their respective successors and permitted assigns), as the context may require, and the term "Lenders" means the Tranche A
Lender, the Tranche B-1 Lender, the Tranche B-2 Lender and the Tranche C Lenders (including their respective successors and permitted assigns) collectively; provided, that the terms
"Lender" and "Lenders" shall include the Board if it acquires any interest in Tranche A of the
Loan as contemplated by SECTION 2.9(F) and the Board Guarantee.

                  "Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Lending Office" opposite its name on Annex B or on the Assignment and
Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Agent.

                  "LIBOR" means, with respect to any Interest Period, the offered rate in the
London interbank market for deposits in United States dollars of amounts equal or comparable to the unpaid principal amount of the applicable Tranche of the Loan offered for a term comparable to such Interest Period, as currently shown on the Telerate page 3750 as of 11:00 a.m., London time, two London Business Days prior to the first day of such Interest Period, rounded upwards to the nearest 1/16 of 1%; provided, however, that if no such offered rates appear, the rate used for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16 of 1%) of rates quoted by the Reference Banks at approximately 10:00 a.m.,
New York time, two Business Days prior to the first day of such Interest Period for deposits in
United States dollars offered to leading European banks for a period comparable to such
Interest Period in an amount comparable to the unpaid principal amount of the applicable
Tranche of the Loan.  If the Agent ceases generally to use such Telerate page for determining interest rates based on eurodollar deposit rates, a comparable internationally recognized interest rate reporting service shall be used to determine such offered rates.

                  "Lien" means any lien, mortgage, pledge, assignment, security interest, charge, hypothecation, preference, priority, privilege, lease or encumbrance of any kind
(including any conditional sale or other title retention agreement, any lease in the nature thereof, any easement, right-of-way or other encumbrance on title to real property, and any agreement to give any security interest).

                  "Liquidity Certificate" has the meaning specified in SECTION 5.1(B)(X).

                  "Loan" has the meaning specified in SECTION 2.1.

                  "Loan Administrator" has the meaning specified in the preamble to this
Agreement.

                  "Loan Administrator Relationship" has the meaning specified in SECTION 8.5(A).

                  "Loan Documents" means, collectively, this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Employee Compensation Agreement, the Security Documents,
the Fee Letter, and each other certificate, agreement or document executed by the Borrower or any of its Subsidiaries and delivered to the Agent, the Collateral Agent, the Lenders or the
Board in connection with or pursuant to this Agreement.

                  "Loan Maturity Date" means the Interest Payment Date falling on or closest to
June 30, 2007.

                  "Margin Stock" has the meaning assigned to that term in Regulation T, U or X of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Material Adverse Effect" means (a) a material adverse effect on (i) the business condition (financial or otherwise), operations, performance, prospects, assets or properties of the Borrower and its Subsidiaries, taken as a whole or (ii) the legality, validity, binding effect or enforceability against the Borrower or its Subsidiaries of any Loan
Document, the rights and remedies of the Agent, the Collateral Agent, the Board or any Lender
under any Loan Document, or (b) any material adverse effect on or material impairment of (i)
the ability of the Borrower or its Subsidiaries to perform its payment or other obligations under the Loan Documents or (ii) the value of, or the validity and priority of the Liens on, the Collateral.

                  "Mitigation Price" has the meaning specified in SECTION 2.10(C).

                  "Moody's" means Moody's Investors Service, Inc., and any successor thereto that is a nationally recognized rating agency.

                  "Multiemployer Plan" means a multiemployer plan as defined in Section
 4001(a)(3) of ERISA.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the Cash Proceeds of such Asset Sale, net of (i) reasonable and customary brokerage commissions and other reasonable and customary fees and expenses (including reasonable fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale taking into account the consolidated results of operations of the
Borrower and its Subsidiaries, taken as a whole (as estimated in good faith by the Chief
Financial Officer of the Borrower), (iii) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that (A) is secured by a Lien on the property or assets sold and (B) is required by its terms to be paid as a result of such Asset
Sale, and (iv) appropriate amounts to be provided by the Borrower or any of its Subsidiaries as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, but limited to the period of the required reserve.

                  "Net Condemnation Proceeds" means an amount equal to:  (i) any cash payments or proceeds received by the Borrower or any of its Subsidiaries as a result of any condemnation or other taking or temporary or permanent requisition of any property, any interest therein or right appurtenant thereto, or any change of grade affecting any property, as the result of the exercise of any right of condemnation or eminent domain by a Governmental Authority (including a transfer to a Governmental Authority in lieu or anticipation of a condemnation), minus (ii)
(a) any actual and reasonable costs incurred by the Borrower or any of its Subsidiaries in connection with any such condemnation or taking, (b) any taxes payable in connection therewith, taking into account the consolidated results of operations of the Borrower and its
Subsidiaries, taken as a whole (as estimated in good faith by the Chief Financial Officer of the Borrower), (c) the amount of any Indebtedness secured by a Lien on any property subject to such condemnation or taking and any related expenses of third parties, in each case required by the documentation related to such Lien to be discharged or paid from the proceeds thereof and
(d) any amounts required to be paid to any Person (other than the Borrower or any of the
Borrower' Subsidiaries) owning a beneficial interest in the property subject to such condemnation or taking.

                  "Net Insurance Proceeds" means an amount equal to:  (i) any Cash payments or proceeds received by or on behalf of the Borrower or any of its Subsidiaries  under any casualty insurance policy in respect of a covered loss thereunder with respect to tangible, real or personal property, minus (ii)(a) any actual and reasonable costs incurred by the
Borrower or any of its Subsidiaries  in connection with the adjustment or settlement of any claims in respect thereof, (b) any taxes payable in connection therewith, taking into account the consolidated results of operations of the Borrower and its Subsidiaries, taken as a whole
(as estimated in good faith by the Chief Financial Officer of the Borrower), (c) the amount of any Indebtedness secured by a Lien on any property subject to such covered loss and required to be discharged from the proceeds thereof and (d) any amounts required to be paid to any Person
(other than the Borrower or any of its Subsidiaries) owning a beneficial interest in the property subject to such loss.

                  "Non-U.S. Person" means a Person that is not a United States person as defined in section 7701(a)(30) of the Internal Revenue Code.

                  "Notes" has the meaning specified in SECTION 2.4(D).

                  "Notice of Borrowing" has the meaning specified in SECTION 2.2(A).

                  "Obligations" means all payment and performance obligations of every nature of the Borrower from time to time owed to the Agent, the Collateral Agent, the Lenders, the Loan
Administrator, the Supplemental Guarantors or the Board or any of their respective Affiliates, officers, directors, employees, agents and advisors in, under or in respect of this Agreement or any Note, whether for principal, interest, fees, expenses, indemnification or otherwise.

                  "Officer" means, with respect to any Person, any Responsible Officer and any of the Chairman of the Board (if an officer), any Vice President, the Controller, any Assistant
Treasurer, the Secretary or any Assistant Secretary.

                  "Officer's Certificate" means, as applied to any Person, a certificate executed by a Responsible Officer of such Person in his/her capacity as such; provided, that every Officer's Certificate shall include (i) a statement that the Officer acting in such capacity making or giving such Officer's Certificate has read the provisions contained in this
Agreement relating thereto, and (ii) a statement that, in the opinion of the signer, s/he has made or has caused to be made such examination or investigation as is necessary to enable her/him to express an informed opinion as to the substance of such Officer's Certificate in light of the provisions hereof pursuant to which it is being delivered.

                  "Operating Lease" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property
(whether real, personal or mixed) under which such Person is lessee, that is not a Capital
Lease.  For purposes of determining compliance with SECTION 6.4(B), the amount of Indebtedness in respect of any Operating Lease shall be an amount equal to six (6) times the total amount of all lease rental payments in respect of such Operating Lease for the four most recently ended fiscal quarters.

                  "Other Taxes" has the meaning specified in SECTION 2.12(C).

                  "Payment Default" means any failure to make a payment of principal or interest or of the Guarantee Fee or the Supplemental Guarantee Fees due hereunder which with the passing of time or the giving of notice or both would become an Event of Default under SECTION 7.1(A).

                  "Payment Restriction" means any encumbrance, restriction or limitation, whether by operation of the terms of its charter or by reason of any agreement or instrument, on the ability of (i) a Subsidiary of any Person to (a) pay dividends or make other distributions on its Capital Stock or make payments on any obligation, liability or
Indebtedness owed to such Person or any other Subsidiary of such Person, (b) make loans or advances to such Person or any other Subsidiary of such Person, or (c) transfer any of its property or assets to such Person or any other Subsidiary of such Person, or (ii) such Person or any other Subsidiary of such Person to receive or retain any such (a) dividend, distributions or payments, (b) loans or advances, or (c) property or assets.

                  "Permitted Encumbrances" means the following types of Liens (other than any such Lien imposed pursuant to Section 412(n) of the Internal Revenue Code or pursuant to
Section 302(f) or 4062 of ERISA) as applied to property:
                  (i)      Liens for taxes, assessments or governmental charges or claims the payment of which is either (a) not delinquent for a period of more than 30 days or (b) being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;
                 (ii)     statutory Liens of landlords and Liens of carriers, vendors, warehousemen, repairmen, mechanics, materialmen, airport operators and air traffic control authorities and other Liens, in each case, incurred in the ordinary course of business for sums either (a) not delinquent for a period of more than 30 days or (b) being contested in good faith by appropriate proceedings, if such reserve or other appropriate provision, if any, as required by GAAP shall have been made therefor;
                (iii)    Liens incurred or deposits made in the ordinary course of business in connection with workers'compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds
         (other than bonds related to judgments and litigations), reimbursement obligations and chargeback rights of Persons performing services for the Borrower or any of its
         Subsidiaries and other similar obligations (exclusive of obligations for the payment of borrowed money);
                 (iv)     easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;
                  (v)      Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
                 (vi)     any interest or title of a lessor in property leased by the Borrower under any
         Capital Lease obligation or Operating Lease which, in each case, is not prohibited under this Agreement
         (disregarding for this purpose SECTION 6.1);
                (vii)    Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback arising in the ordinary course of business of the Borrower with respect to money or instruments of the Borrower or any of its Subsidiaries on deposit with or in possession of such bank;
               (viii)   any renewal of or substitution for any Lien permitted by any of the preceding clauses; provided that the debt secured is not increased nor the Lien extended to any additional assets; and
                 (ix)     Liens of creditors of any Person to whom the assets of the Borrower or any of its
         Subsidiaries are consigned for sale in the ordinary course of business.

                  "Permitted Liens" has the meaning specified in the Security Agreement.

                  "Permitted Refinancing Indebtedness" means Indebtedness of the Borrower or any of its Subsidiaries (for purposes of this definition, "Refinancing Indebtedness") the cash proceeds of which are used to refinance then outstanding Indebtedness (for purposes of this definition, "Old Indebtedness") (including by way of an extension, renewal or replacement of, or substitution for, such Old Indebtedness) in an amount not to exceed the then outstanding principal amount of the Old Indebtedness, plus accrued and unpaid interest, premiums and fees thereon and reasonable costs and expenses relating to the refinancing (the "Permitted
Refinancing Cap") (a) at the maturity of the Old Indebtedness; or (b) prior to maturity of the
Old Indebtedness, provided that: (i) (x) the Old Indebtedness is ARE Acquisition Financing or
(y) the proceeds thereof were used to refinance ARE Acquisition Financing or other Indebtedness that refinanced ARE Acquisition Financing, in each case in this clause (y), on terms that complied with clauses (ii) through (v) below, (ii) if the Old Indebtedness is subordinated in right of payment to the Loan, the Refinancing Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is expressly made subordinate in right of payment to the Loan, (iii) the Refinancing Indebtedness does not have a final scheduled maturity prior to the final scheduled maturity of the Old Indebtedness, (iv) the average life of the Refinancing Indebtedness calculated as of the consummation of the refinancing is not less than the remaining average life of the Old Indebtedness; and (v) with respect to any change in interest rates between the Refinancing Indebtedness and the Old
Indebtedness: (x) in the case that the Refinancing Indebtedness provides for a fixed rate of interest and the Old Indebtedness provides for a fixed rate of interest, the Refinancing
Indebtedness does not provide for an interest rate higher than 115% of the sum of (A) the average remaining interest rate of the Old Indebtedness, plus (B) the excess, if any, of (a)
the "ask" USD swap rate as quoted on Bloomberg page IRSB-18 (or the successor quotation screen thereto) at the time of such refinancing as interpolated based upon the average life of the
Refinancing Indebtedness, over (b) the "ask" USD swap rate as quoted on Bloomberg page IRSB-18
(or the successor quotation screen thereto) at the time of such refinancing as interpolated based upon the then-remaining average life of the Old Indebtedness; (y) in the case that the
Refinancing Indebtedness provides for a floating rate of interest and the Old Indebtedness provides for a floating rate of interest, the Refinancing Indebtedness does not provide for a credit margin over a commercial floating index rate that is higher than 115% of the credit margin of the Old Indebtedness; or (z) in the case that the Refinancing Indebtedness provides for a floating rate of interest and the Old Indebtedness provides for a fixed rate of interest, or in the case that the Refinancing Indebtedness provides for a fixed rate of interest and the
Old Indebtedness provides for a floating rate of interest, solely for purposes of making an economic comparison hereunder of the respective interest rates of the Old Indebtedness and the
Refinancing Indebtedness, the loan that bears a floating rate of interest shall be converted to an equivalent fixed rate using the "ask" USD swap rate as quoted on Bloomberg page IRSB-18 (or the successor quotation screen thereto) as interpolated based upon the then-remaining average life of such floating rate loan, and such equivalent fixed rate of such loan shall be used to determine that the Refinancing Indebtedness does not provide for a fixed interest rate higher than 115% of the sum of (A) the average remaining interest rate of the Old Indebtedness, plus
(B) the excess, if any, of (a) the "ask" USD swap rate as quoted on Bloomberg page IRSB-18 (or the successor quotation screen thereto) at the time of such refinancing as interpolated based upon the average life of the Refinancing Indebtedness, over (b) the "ask" USD swap rate as quoted on Bloomberg page IRSB-18 (or the successor quotation screen thereto) at the time of such refinancing as interpolated based upon the then-remaining average life of the Old
Indebtedness.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

                  "Plan" means any "employee benefit plan" as defined in section 3(3) of ERISA
(other than a Multiemployer Plan that is subject to Title IV of ERISA) in respect of which the
Borrower or any ERISA Affiliate is (or if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledged Tax Receivable" has the meaning specified in the Security Agreement.

                  "Proceedings" has the meaning specified in SECTION 5.1(B)(VI).

                  "Pro Forma Basis" means, with respect to compliance with any covenant hereunder, compliance with such covenant after giving effect to any proposed incurrence of
Indebtedness by the Borrower or any of its Subsidiaries and the application of the proceeds thereof, the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business or any asset by the Borrower or any of its Subsidiaries or any other action which requires compliance on a Pro Forma Basis.  In making any determination of compliance on a Pro Forma Basis, such determination shall be performed using the consolidated financial statements of the Borrower or such Subsidiary which shall be reformulated as if any such incurrence of Indebtedness and the application of proceeds, acquisition, disposition or other action had been consummated at the beginning of the period specified in the covenant with respect to which Pro Forma Basis compliance is required.

                  "Redeemable Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise (i) is required to be redeemed prior to the Loan Maturity Date,
(ii) may be required to be redeemed at the option of the holder of such class or series of
Capital Stock at any time prior to the Loan Maturity Date, or (iii) is convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Loan Maturity Date; provided that any Capital Stock that would constitute Redeemable Stock solely because of provisions offering holders thereof the right to require the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an
"asset sale" occurring prior to the Loan Maturity Date shall not constitute Redeemable Stock if the asset sale provisions contained in such Capital Stock specifically provide that the issuer thereof will not be required to repurchase or redeem any such Capital Stock pursuant to such provisions to the extent that the Borrower is required to permanently reduce the aggregate outstanding principal amount of the Loan with the Net Cash Proceeds from such asset sale.

                  "Reference Banks" means Wells Fargo Bank, N.A., WestLB AG and Bank of America,
N.A., and each of their respective successors.

                  "Register" has the meaning specified in SECTION 2.4(E).

                  "Registration Rights Agreement" means the Registration Rights Agreement dated as of the date hereof among Borrower and the Persons to whom Warrants are being issued hereunder, substantially in the form of Exhibit G.

                  "Regulations" has the meaning specified in the first recital to this Agreement.

                  "Release" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of
Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any
Hazardous Materials), including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

                  "Requesting Party" has the meaning specified in SECTION 8.1(B).

                  "Requisite Lenders" means, collectively, Lenders holding in excess of  fifty percent (50%) of the principal amount of the Loan then outstanding or, prior to the making of the Loan, the Tranche A Lender.

                  "Responsible Officer" means, with respect to any Person, any of the Chief
Executive Officer, President, any Executive Vice President, General Counsel, Chief Financial
Officer or Treasurer of such Person, but in any event, with respect to financial matters, the
Chief Executive Officer, Chief Financial Officer or Treasurer of such Person.

                  "Restricted Payment" means with respect to any Person (i) any declaration or payment of dividends on or making of any distributions in respect of the Capital Stock of such
Person (other than dividends or distributions payable solely in shares of Capital Stock (other than Redeemable Stock) or in options, warrants, or other rights to purchase Capital Stock
(other than Redeemable Stock)) to holders of Capital Stock of such Person, (ii) any purchase, redemption or other acquisition or retirement for value by such Person (other than through the issuance solely of Capital Stock (other than Redeemable Stock) or options, warrants or other rights to purchase Capital Stock (other than Redeemable Stock)) of any Capital Stock or warrants, rights (other than exchangeable or convertible Indebtedness of such Person not prohibited under clause (iii) below) or options to acquire Capital Stock of such Person, and
(iii) any redemption, repurchase, defeasance (including, but not limited to, in substance or legal defeasance), or other acquisition or retirement for value by such Person (other than through the issuance solely of Capital Stock (other than Redeemable Stock) or warrants, rights or options to acquire Capital Stock (other than Redeemable Stock)), directly or indirectly, of any Indebtedness of such Person or any Subsidiary of such Person (including by way of setoff or of amendment of the terms of any Indebtedness in connection with any retirement or acquisition of such
Indebtedness), which is made (A) other than at any scheduled maturity thereof or by any scheduled repayment or scheduled sinking fund payment (collectively, a "prepayment"), or (B) at any time while there exists an Event of Default; provided that repayment of the Loan shall not constitute a Restricted Payment.

                  "SEC" means the Securities and Exchange Commission of the United States of
America.

                  "Security Agreement" means the Mortgage and Security Agreement dated the date hereof by the Borrower in favor of the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time, including by any Security Agreement
Supplement.

                  "Security Agreement Supplement" means a supplement to the Security Agreement that subjects additional Collateral to the Lien of the Security Agreement.

                  "Security Documents" means the Security Agreement and each certificate, agreement or document executed by the Borrower or any of its Subsidiaries pursuant to the
Security Agreement.

                  "Solvent" means, with respect to any Person as of any date of determination, the fact that both (A) (i) the then fair saleable value of the property of such Person is (y)
greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such
Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believes that it will not incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is
"solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "Spare Engines" has the meaning specified in the Security Agreement.

                  "Spare Parts" has the meaning specified in the Security Agreement.

                  "Standard & Poor's" or "S&P" means Standard & Poor's Group, a division of The
McGraw Hill Companies, Inc., and any successor thereto that is a nationally recognized rating agency.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, association, limited liability company, trust or estate, joint venture or other business entity of which more than 50% of the issued and outstanding shares of Voting Stock at the time of determination are owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

                  "Substitute Basis" has the meaning specified in SECTION 2.10(B).

                  "Supplemental Guarantees" means (i) the Supplemental Guarantee dated as of the date hereof among the [***] Supplemental Guarantor, the Tranche B-1 Lender and the Agent and
(ii) the Supplemental Guarantee dated as of the date hereof among the [***] Supplemental
Guarantor, the Tranche B-2 Lender and the Agent, each in substantially the form of Exhibits
E1-1 and E2, respectively.

                  "Supplemental Guarantors" means the [***] Supplemental Guarantor and the [***]
Supplemental Guarantor.

                  "Supplemental Guarantor Fees" means, with respect to each period set forth in
Annex C, the supplemental guarantee fee payable to each Supplemental Guarantor during such period in an amount equal to the product of (x) the Supplemental Guarantee Rate for such period and (y) the average outstanding amount of the portion of the Tranche B Loan covered by such
Supplemental Guarantor's Supplemental Guarantee scheduled to be outstanding for the then succeeding three month period as determined by the Agent as of the date of payment of such fee
(computed on the basis of a quarterly period of 90 days and actual number of days elapsed);
provided, that if the Borrower fails to make any scheduled payment of principal of the Tranche
B Loan on such payment date, such principal amount shall be included in the average outstanding amount for purposes of this calculation.

                  "Supplemental Guarantee Rate" means, with respect to each date set forth in
Annex C hereto, the percentage set forth opposite such date.

                  "Taxes" means any and all present or future taxes, levies, fees, duties, imposts, deductions, charges or withholdings of any nature, and all interest, penalties and other liabilities thereon or computed by reference thereto imposed by any Governmental
Authority.

                  "Title 49" means Title 49 of the United States Code, as amended and in effect from time to time, and the regulations promulgated pursuant thereto.

                  "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries and arising in the ordinary course of business in connection with the acquisition of goods or services but limited to current liabilities in accordance with GAAP.

                  "Tranche" has the meaning specified in SECTION 2.1(C).

                 "Tranche A" has the meaning specified in SECTION 2.1(A).

                  "Tranche A Lender" has the meaning specified in the preamble to this
Agreement; provided that the term "Tranche A Lender" shall include the Board if it acquires any interest in Tranche A of the Loan as contemplated by SECTION 2.9(F) and the Board Guarantee.

                  "Tranche A Note" has the meaning specified in SECTION 2.4(D)(i).

                 "Tranche B-1" has the meaning specified in SECTION 2.1(B)(I).

                 "Tranche B-1 Lender" has the meaning specified in the preamble to this
Agreement.

                  "Tranche B-1 Note" has the meaning specified in SECTION 2.4(D)(ii)(A).

                  "Tranche B-2" has the meaning specified in SECTION 2.1(B)(II).

                  "Tranche B-2 Lender" has the meaning specified in the preamble to this
Agreement.

                  "Tranche B-2 Note" has the meaning specified in SECTION 2.4(D)(ii)(B).

                  "Tranche C" has the meaning specified in SECTION 2.1(C).

                  "Tranche C Lender" has the meaning specified in the preamble to this Agreement.

                  "Tranche C Note" has the meaning specified in SECTION 2.4(D)(iii).

                 "United States Citizen" has the meaning specified in SECTION 4.1(B).

                  "Value Differential" has the meaning specified in SECTION 5.14(B).

                  "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to vote for the election of directors, managers or trustees of any Person (or Persons performing similar functions) irrespective of whether or not at the time stock of any such class or classes will have or might have such voting power by the reason of the happening of any contingency.

                  "Warrants" means collectively (i) the Warrant to purchase shares of the
Borrower's Common Stock issued by the Borrower to the Board, or, at the Board's request, to its designee, (ii) the Warrant to purchase shares of the Borrower's Common Stock issued by the
Borrower to the [***] Supplemental Guarantor, and (iii) the Warrant to purchase shares of the
Borrower's Common Stock issued by the Borrower to the [***] Supplemental Guarantor, in each case substantially in the form of Exhibit F.

                  "Wholly-Owned" denotes a Subsidiary all of the Voting Stock of which (other than the minimum number of director's qualifying shares, shares that are required to be held by a second shareholder or Investments by foreign nationals, in each case, as mandated by applicable law) is owned directly or indirectly by a single holder.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in
Part I of Subtitle E of Title IV of ERISA.

                  "Working Capital" means, with respect to any Person, as of any date, (i) the current assets (excluding Cash and Cash Equivalents) of such Person minus (ii) the current liabilities of such Person (other than the current portion of long-term debt), in each case, determined on a consolidated basis and otherwise in accordance with GAAP as of such date.

                  "[***] Counter Guarantee" means the [***] Guarantee dated as of the date hereof among the [***] Counter Guarantor, the Tranche B-1 Lender and the Agent, in
substantially the form of Exhibit E1-2.

                  "[***] Counter Guarantor" means [***].

                  "[***] Letter Agreement" has the meaning specified in Section 3.1(a)(v).

                  "[***] Supplemental Guarantor" means [***], a company incorporated under the laws of [***].

                  "[***] Supplemental Guarantor" means [***], a Delaware corporation, and its successors and permitted assigns.

SECTION 1.2.      COMPUTATION OF TIME PERIODS.  In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

SECTION 1.3.      ACCOUNTING TERMS AND PRINCIPLES.
(a)      All accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.
(b)      If any change in accounting principles used in the preparation of the most recent financial statements referred to in SECTION 5.1 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the Accounting
Principles Board of the American Institute of Certified Public Accountants (or any successor thereto) and such change is adopted by the Borrower with the agreement of its independent public accountants and results in a change in any of the calculations required by ARTICLE VI had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by the Borrower shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in
ARTICLE VI shall be given effect until such provisions are amended to reflect such changes in
GAAP.
(c)      Financial statements and other information required to be delivered by the Borrower to the Agent, the Lenders, the Supplemental Guarantors, the Board or the Loan Administrator pursuant to SECTION
5.1 shall be prepared in accordance with GAAP in effect at the time of such preparation.

SECTION 1.4.      CERTAIN TERMS.
(a)      The words "herein," "hereof" and "hereunder" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in this Agreement.
(b)      References in this Agreement to an Exhibit, Annex, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit, Annex, or Schedule to, or Article, Section, subsection or clause in this Agreement.
(c)      Each agreement defined in this ARTICLE I shall include all appendices, annexes, exhibits and schedules thereto.  If the prior written consent of any Person is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and the consent of each such Person is obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.
(d)      References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.
(e)      The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

                                           ARTICLE II

                                            THE LOAN

SECTION 2.1.      THE LOAN.  On the terms and subject to the conditions contained in this
Agreement and in reliance upon the representations and warranties of the Borrower set forth herein, the
Lenders severally agree to make on or before February 14, 2003 a multi-tranched term loan (the "Loan")
to the Borrower in a single Borrowing not to exceed the principal amount of $70,000,000 as follows:
(a)      the Tranche A Lender agrees to participate in the making of the Loan in an amount not to exceed
$63,000,000 (such portion of the Loan being herein referred to as "Tranche A" of the Loan);
(b)      (i) the Tranche B-1 Lender agrees to participate in the making of the Loan in an amount not to exceed
$3,150,000 (such portion of the Loan being herein referred to as "Tranche B-1" of the Loan) and
(ii) the Tranche B-2 Lender agrees to participate in the making of the Loan in an amount not to exceed $3,150,000 (such portion of the Loan being herein referred to as "Tranche B-2" of the
Loan; and
(c)       each Tranche C Lender severally agrees to participate in the making of the Loan in an amount not to exceed $350,000 for such Tranche C Lender (such portion of the Loan ($700,000 in aggregate)
being herein referred to as "Tranche C" of the Loan and collectively, together with Tranche A,
Tranche B-1 and Tranche B-2, the "Tranches" and each a "Tranche").

                  Any amount of the Loan repaid or prepaid may not be reborrowed.  The obligation of each Lender to participate in the making of the Loan up to its respective amount specified above on the terms and conditions hereof is hereinafter called its "Commitment."  The
Commitments of the Lenders are several and no Lender shall be responsible for any other
Lender's failure to make available its Commitments as required.

SECTION 2.2.      BORROWING PROCEDURES.
(a)      The Borrowing shall be made on notice given by the Borrower to the Agent not later than
11:00 a.m. (New York City time) on the Business Day prior to the proposed Closing Date.  Such notice shall be in substantially the form of Exhibit C (a "Notice of Borrowing"), specifying (A) the proposed Closing Date and (B) the aggregate amount of the proposed Borrowing.  The Notice of Borrowing shall be irrevocable, and duly executed and delivered on behalf of the Borrower by its Chief
Financial Officer or President/Chief Executive Officer.
(b)      The Agent shall give to the Lenders, each Supplemental Guarantor and the Loan Administrator prompt notice of the Agent's receipt of a Notice of Borrowing.  Each of the Lenders shall, before 1:00
p.m. (New York City time) on the date of the proposed Borrowing, make available to the Agent as per the Payment Instructions for the Agent set forth on Annex A hereto, in immediately available funds, an amount equal to its Commitment.  After the Agent's receipt of such funds and upon fulfillment or waiver of the applicable conditions set forth in SECTION 3.1, the Agent will make such funds available to the Borrower.

SECTION 2.3.      SCHEDULED REPAYMENT OF THE LOAN.  The Borrower shall repay the Loan in fourteen (14) consecutive quarterly installments of $2,642,857.14 on the last Business Day of each calendar quarter commencing with the Interest Payment Date falling on or closest to December 31, 2003, together with a final payment of $33,000,000.04 on the Loan Maturity Date; provided that, the
Borrower shall repay the entire unpaid principal amount of the Loan together with accrued and unpaid interest thereon and all other amounts owing hereunder in respect thereof on the Loan
Maturity Date.

SECTION 2.4.      EVIDENCE OF DEBT; USE OF PROCEEDS.
(a)      Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing such Lender's portion of the Loan outstanding from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.
(b)      The Agent shall establish and maintain a register for recording with respect to the Loan
(i) the date and amount of each payment on the Loan made by or on behalf of, or collected from, the
Borrower, (ii) the amount of each such payment applied in accordance with each clause of paragraphs (d) and (e) of SECTION 2.9 or other applicable terms hereof to scheduled principal of or interest on the Loan and to each of the fees payable after the Closing Date identified in paragraphs (a) through (d) of SECTION 2.8 hereof, and (iii) the date and amount of each payment made by the Board under the Board Guarantee.
(c)      The entries made in the accounts maintained pursuant to clauses (A) and (B) of this SECTION
2.4 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the
Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loan in accordance with its terms.
(d)      The Borrower shall execute and deliver to the Agent on the Closing Date (i) a promissory note substantially in the form of Exhibit B1 in the principal amount of Tranche A of the Loan, dated the Closing Date and otherwise appropriately completed (such note, including any replacement note therefor issued in accordance with the provisions of this SECTION 2.4(D), the "Tranche A
Note"), (ii) (A) a promissory note substantially in the form of Exhibit B2-1 in the principal amount of Tranche B-1 of the Loan, dated the Closing Date and otherwise appropriately completed
(such note, including any replacement note therefor issued in accordance with the provisions of this SECTION 2.4(D), the "Tranche B-1 Note") and (B)  a promissory note substantially in the form of Exhibit B2-2 in the principal amount of Tranche B-2 of the Loan, dated the Closing Date and otherwise appropriately completed (such note, including any replacement note therefor issued in accordance with the provisions of this SECTION 2.4(D), the "Tranche B-2 Note")  and
(iii)  a promissory note substantially in the form of Exhibit B3 in the aggregate principal amount of Tranche C of the Loan, dated the Closing Date and otherwise appropriately completed
(such note, including any replacement note therefor issued in accordance with the provisions of this SECTION 2.4(D), the "Tranche C Note" and, collectively, together with the Tranche A Note, the Tranche B-1 Note and the Tranche B-2 Note, the "Notes").  The Notes shall be made payable to the Agent at the office of the Agent.  If any Note is mutilated, lost, stolen or destroyed, the Borrower shall issue a new Note in the same principal amount and having the same interest rate, date and maturity as the Note so mutilated, lost, stolen or destroyed endorsed to indicate all payments thereon.  In the case of any lost, stolen or destroyed Note, there shall first be furnished to the Borrower and the Board or the applicable Supplemental Guarantor an instrument of indemnity from the Agent and evidence of such loss, theft or destruction reasonably satisfactory to each of them, together with an Officer's Certificate of the Borrower certifying and warranting as to the due authorization, execution and delivery of the new Note.
(e)      This Agreement and the Notes are registered instruments.  A manually signed copy of this
Agreement and the original of a Note shall be evidence of (i) the rights of each Lender under this
Agreement and such Note and (ii) the rights of the Agent under this Agreement.  Neither this Agreement nor any Note is a bearer instrument.  The Agent will establish and maintain a record of ownership (the "Register") in which the Agent agrees to register by book entry the Agent's and each Lender's interest in the Loan, the Notes and this Agreement, and in the right to receive any payments hereunder or thereunder and any assignment of any such interest or rights. In connection with any assignment pursuant to SECTION 10.2, the Agent shall maintain a copy of each Assignment and Acceptance delivered to and accepted by it and shall record the names and addresses of the Lenders and principal amount of each Tranche of the Loan owing to each Lender from time to time.  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Board, the Agent and the Lenders may
treat each Person whose name is recorded in the Register as a Lender for all purposes of this
Agreement.  Any assignment of all or part of any Loan shall be effective only upon appropriate entries with respect thereto being made in the Register.  The Register shall be available for inspection by the Borrower, the Agent, the Collateral Agent, the Board, the Loan Administrator
or any Lender or Supplemental Guarantor at any reasonable time and from time to time upon reasonable prior notice.
(f)      The Borrower may use the proceeds from the Loan for such general corporate purposes as are permissible under the Act and Regulations.  No portion of the proceeds from the Borrowing shall be used by the Borrower or any of its Subsidiaries in any manner that might cause the borrowing or the application of such proceeds to violate Regulation U, Regulation T or Regulation X of the
Federal Reserve Board or any other regulation of the Federal Reserve Board or to violate
Section 7(c) of the Exchange Act, in each case as in effect on the date or dates of such borrowing and such use of proceeds.

SECTION 2.5.      OPTIONAL PREPAYMENTS.
(a)      The Borrower may, upon at least five (5) Business Days' prior irrevocable written notice to the Board, the Supplemental Guarantors, the Loan Administrator and the Agent stating the proposed date of prepayment (which shall be a Business Day) and aggregate principal amount of the prepayment, elect to prepay the outstanding principal amount of the Loan, ratably as to each Tranche, in whole or in part (but not less than a minimum amount of $1,000,000), together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that if any prepayment of all or a portion of the Loan is made by the Borrower other than on an
Interest Payment Date or if the Borrower fails to make such payment on the date specified on its notice, the Borrower shall also pay any amounts owing pursuant to SECTION 2.10(E).
(b)      Upon the giving of any notice of prepayment under clause (a) of this SECTION 2.5, the principal amount of the Loan specified to be prepaid together with accrued and unpaid interest thereon shall become due and payable on the date specified for such prepayment; provided, however, that any failure to make any such prepayment in full on such date shall be deemed to be an automatic revocation of the notice of prepayment given under SECTION 2.5(A) and such failure shall not constitute a Default or an Event of Default hereunder; provided, further, however, that the
Borrower shall be obligated to pay on such date any amounts owing under SECTION 2.10(E) due to such failure to prepay.
(c)      Any such prepayment shall be paid to the Agent for application as provided in SECTION 2.9, and any partial prepayment of the Loan resulting from such application shall be applied to the then remaining installments of the outstanding principal amount of the Loan (ratably as to each
Tranche) in the inverse order of maturity thereof.  The Borrower shall have no right to optionally prepay the principal amount of the Loan other than as provided in this SECTION 2.5,
SECTION 2.10(B) or SECTION 2.10(D).
(d)      The Borrower may prepay any Lender's Notes (whether or not the Notes held by any other Lender are subject to prepayment) to the extent permitted by Sections 2.10(c), 2.11 or 2.12.

SECTION 2.6.      MANDATORY PREPAYMENTS.

(a)      Future Issuances.  The Borrower shall give the Agent, the Lenders, the Loan Administrator and the Board not less than five Business Days' prior written notice of any anticipated Future Issuance and upon receipt by the Borrower or any of its Subsidiaries of the proceeds of such Future
Issuance, the Borrower shall prepay the Loan in the manner provided below in an amount equal to the applicable amount of such proceeds, net of any reasonable and customary brokers' and advisors' fees, any underwriting discounts and commissions and other costs incurred in connection with such transaction (provided that evidence of such fees, discounts, commissions and costs is provided to the Board and the Agent) ("Net Issue Proceeds"); provided, that, the Borrower shall not be obligated to so prepay the Loan if and to the extent that (i) the proceeds are from ARE Acquisition Financing, or (ii) the Borrower applies such proceeds from an issuance or incurrence of Permitted Refinancing Indebtedness to repay the then outstanding principal amount of the refinanced Old Indebtedness and to pay accrued and unpaid interest, premiums and fees thereon; or (iii) the Future Issuance is an incurrence of Indebtedness for the sole purpose of repaying existing Indebtedness that is required to be repaid under the terms of the existing Indebtedness that (x) require prepayment because of any law that has made it illegal for the lender thereof to continue to maintain the existing Indebtedness or (y)
permit prepayment in the event of the imposition of increased costs, withholding taxes or other similar amounts (after required mitigation efforts have not been successful) or similar occurrences or conditions; and provided, further, that, (iv) with respect to each Future
Issuance of Capital Stock, the Borrower shall be obligated to prepay the Loan only in an amount equal to 60% of the Net Issue Proceeds therefrom, (v) with respect to each incurrence of
Indebtedness from which the Net Issue Proceeds will be applied to refinance ARE Acquisition
Financing or Indebtedness that refinanced ARE Acquisition Financing, but which does not satisfy all of the applicable conditions set forth in the definition of Permitted Refinancing
Indebtedness, the Borrower shall be obligated to prepay the Loan in an amount equal to (A) 25%
of the Net Issue Proceeds therefrom, plus (B) each dollar in excess of such 25% amount that is not used to refinance such Indebtedness, up to a maximum amount 75% of such Net Issue Proceeds, except that if the Refinancing Indebtedness does not satisfy all conditions of such definition solely because the principal amount exceeds the Permitted Refinancing Cap, the Borrower shall be obligated to prepay the loan only in an amount equal to 75% of the amount of the Net Issue
Proceeds in excess of the Permitted Refinancing Cap, and (vi) with respect to each incurrence of Indebtedness not otherwise contemplated above in this Section 2.6(a), the Borrower shall be obligated to prepay the Loan only in an amount equal to 75% of the Net Issue Proceeds therefrom.  Any such prepayment of the Loan shall be made on the date of receipt of the proceeds of the applicable Future Issuance; provided, however, in all cases, that if prepayment at such time would cause the Borrower to incur Breakage Costs, the Borrower may, by delivery of written notice to the Agent, elect to deposit the amount that it would otherwise prepay at such time in the Prepayment Account established under Section 6.06 of the Security Agreement, for application on the next Interest Payment Date in manner provided in the second sentence of
Section 2.6(f) below.
(b)      Asset Sales.  In the event and to the extent that on any date after the Closing Date the
Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from one or more Asset Sales (other than Asset Sales by a Wholly-Owned Subsidiary of the Borrower to the Borrower or another
Wholly-Owned Subsidiary of the Borrower) in excess of $2,500,000 during any Fiscal Year (such excess amount, "Excess Proceeds") then the Borrower shall, or shall cause such Subsidiary to, prepay the Loan in an aggregate amount equal to such Excess Proceeds; provided, however, that during the existence of a Value Differential, all Net Cash Proceeds received from Asset Sales shall be applied to prepay the Loan without regard to the $2,500,000 retention amount referenced above.  Any such prepayment of the Loan shall be made on the third Business Day following the date on which the Excess Proceeds are received; provided, however, in all cases, that if prepayment at such time would cause the Borrower to incur Breakage Costs, the Borrower may, by delivery of written notice to the Agent, elect to deposit the amount that it would otherwise prepay at such time in the Prepayment Account established under Section 6.06 of the
Security Agreement, for application on the next Interest Payment Date in manner provided in the second sentence of Section 2.6(f) below.
(c)      Insurance/Condemnation Proceeds.  The Borrower shall prepay the Loan in an amount equal to the amount by which the aggregate amount of all Net Insurance Proceeds and Net Condemnation Proceeds
received by the Borrower or any of its Subsidiaries in any Fiscal Year exceeds $2,500,000, not counting amounts prepaid under the immediately following proviso; provided, that with respect to proceeds from an Event of Loss of a Spare Engine (as such terms are defined in the Security
Agreement) if the Borrower does not pledge appropriate substitute Collateral in accordance with the terms of Section 3.01 of the Security Agreement, the Borrower shall apply all such proceeds to prepay the Loan; and provided further that the Borrower shall not be obligated to prepay the
Loan from Net Insurance Proceeds or Net Condemnation Proceeds if and to the extent that the
Borrower certifies to the Board that the recipient intends to repair, restore or replace the assets from which such Net Insurance Proceeds or Net Condemnation Proceeds derived, and does so
(or enters into a definitive agreement committing to do so) within 6 months after receipt of such Net Insurance Proceeds or Net Condemnation Proceeds (or in the case of proceeds derived from Collateral, the Borrower uses such proceeds to repair, restore or replace the assets from which such proceeds derived in accordance with the applicable provisions of the Security
Agreement).  Any prepayment pursuant to this SECTION 2.6(C) shall be made on the third Business
Day following the date of receipt of the Net Insurance Proceeds or Net Condemnation Proceeds in
excess of the specified level by the Borrower or any of its Subsidiaries, or if later, the six-month period referenced above (or such later date as it is determined that the proceeds will not be applied in accordance with an agreement entered into within such six-month period), or in the case of proceeds derived from Collateral and for which the timing of prepayment is otherwise provided for in the Security Agreement, at such time as determined in accordance with the applicable provisions thereof; provided, however, in all cases, that if prepayment at such time would cause the Borrower to incur Breakage Costs, the Borrower may, by delivery of written notice to the Agent, elect to deposit the amount that it would otherwise prepay at such time in the Prepayment Account established under Section 6.06 of the Security Agreement, for application on the next Interest Payment Date in manner provided in the second sentence of
Section 2.6(f) below.
(d)      Change in Control.  Upon the occurrence of a Change in Control with respect to the Borrower, the Borrower shall promptly give the Agent, the Lenders, the Loan Administrator and the Board
written notice thereof, and the Board shall have the right, by written notice to the Borrower
(with a copy to the Agent and each Lender) delivered not more than 30 days following delivery of the notice of the Change in Control, to require the Borrower to prepay the Loan in full, together with accrued and unpaid interest thereon to the date of such prepayment, on the date specified in such notice (which date shall be a Business Day not less than ten nor more than twenty Business Days' after the date of such notice), and upon the specified payment date, the
Borrower shall so prepay the then outstanding principal amount of the Loan together with such accrued and unpaid interest thereon.
(e)      Pledged Tax Receivable Proceeds.  The Borrower shall promptly give the Agent, the Lenders, the Loan Administrator, the Supplemental Guarantors and the Board written notice of the Borrower's receipt of the proceeds of the Pledged Tax Receivable (the "Tax Refund") and the amount thereof.  Promptly upon receipt of the Tax Refund but in any event no later than two (2)
Business Days after receipt thereof, the Borrower shall prepay the Loan in an amount equal to the lesser of (i) one-hundred percent (100%) of the Tax Refund and (ii) $10,000,000; provided, however, in all cases, that if prepayment at such time would cause the Borrower to incur
Breakage Costs, the Borrower may, by delivery of written notice to the Agent, elect to deposit the amount that it would otherwise prepay at such time in the Prepayment Account established under Section 6.06 of the Security Agreement, for application on the next Interest Payment Date in manner provided in the second sentence of Section 2.6(f) below.  Upon the prepayment of the
Loan by the Borrower with the Tax Refund in accordance with the preceding sentence, the
Collateral Agent shall release its Lien on the balance (if any) of the Tax Refund and the
Pledged Tax Receivable.  The terms of subsection (f) hereof notwithstanding, the prepayment of the Loan in accordance with this subsection (e) shall be applied to the then remaining installments of the outstanding principal balance of the Loan (ratably as to each Tranche) in the order of maturity thereof.
(f)      Application.  If any such prepayment is made by the Borrower other than on an Interest
Payment Date, the Borrower shall also pay any amounts owing pursuant to SECTION 2.10(E).  Any such prepayment of the Loan shall be paid to the Agent for application as provided in SECTION 2.9, and any partial prepayment of the Loan resulting from such application shall be applied to the then remaining installments of the outstanding principal balance of the Loan (ratably as to each Tranche) in the inverse order of maturity thereof.

SECTION 2.7.      INTEREST.

(a)      Tranche A Rate of Interest.  Except as otherwise provided in SECTION 2.7(E) and SECTION 2.10,
Tranche A of the Loan shall bear interest on the unpaid principal amount thereof from the Closing Date until paid in full at the Applicable Tranche A Interest Rate.
(b)      Tranche B-1 and B-2 Rate of Interest.  Except as otherwise provided in SECTION 2.7(F) and
SECTION 2.10,

                  (i) Tranche B-1 of the Loan shall bear interest on the unpaid principal amount thereof from the
                  Closing Date until paid in full at the Applicable Tranche B-1 Interest Rate and (ii) Tranche
                  B-2 of the Loan shall bear interest on the unpaid principal amount thereof from the Closing
                  Date until paid in full at the Applicable Tranche B-2 Interest Rate.

(c)      Tranche C Rate of Interest.  Except as otherwise provided in SECTION 2.7(F) and SECTION 2.10,
Tranche C of the Loan shall bear interest on the unpaid principal amount thereof from the Closing Date until paid in full at the Applicable Tranche C Interest Rate.
(d)      Interest Payments.  Interest accrued on each Tranche of the Loan and each Note shall be payable in arrears on each Interest Payment Date, upon the payment or prepayment thereof in whole or in part, and, if not previously paid in full, at maturity (whether by acceleration or otherwise).
Interest on each Tranche of the Loan shall be calculated on the basis of a year of 360 days and actual number of days elapsed.
(e)      Tranche A Default Interest.  Notwithstanding the rate of interest specified in SECTION 2.7(A)
or elsewhere herein, if any principal of or interest on Tranche A of the Loan is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise (but other than any voluntary prepayment), such overdue amount shall bear interest at a rate which is [***] percent per annum in excess of the Applicable Tranche A Interest Rate as in effect from time to time.
(f)      Tranche B-1, Tranche B-2 and Tranche C Default Interest.  Notwithstanding the rate of interest specified in SECTION 2.7(B), SECTION 2.7(C) or elsewhere herein, if any principal of or interest on
Tranche B-1 of the Loan,  Tranche B-2 of the Loan or Tranche C of the Loan is not paid when due, whether at stated maturity, upon acceleration, by mandatory prepayment or otherwise (but other than any voluntary prepayment), such overdue amount shall bear interest at a rate which is [***] percent per annum in excess of the Applicable Tranche B-1 Interest Rate, Applicable
Tranche B-2 Interest Rate and Applicable Tranche C Interest Rate, as the case may be, as in effect from time to time.
(g)      Interest on Fees and Other Amounts.  If any fee, indemnity (including for increased costs and withholding taxes) or other amount payable by the Borrower hereunder (other than amounts payable under SECTION 2.7(B) is not paid when due, such overdue amount shall bear interest at a rate equal to the Base Rate plus [***]% per annum.

SECTION 2.8.      FEES.

(a)      Supplemental Guarantor Fees.  The Borrower agrees to pay the Supplemental Guarantor Fees to the Agent for the account of each Supplemental Guarantor on the Closing Date and quarterly in advance thereafter for so long as the Loan and such Supplemental Guarantor's Supplemental Guarantee shall remain in effect.
(b)      Board Guarantee Fees.  The Borrower agrees to pay to the Agent for the account of the Board on the Closing Date and quarterly in advance thereafter for so long as the Board Guarantee shall remain in effect, the Guarantee Fee set forth in Section 2.06 of the Board Guarantee (as in effect on the Closing Date).
(c)      Loan Administrator Fee.
                  (i)      Basic Fee.  The Borrower agrees to pay to the Agent for the account of the Loan
                  Administrator a fixed annual fee of $[***] for each of the first two years (increased annually thereafter on each anniversary of the Closing Date by [***]% per annum) for the standard services described in Sections 8.1(b)(i) through 8.1(b)(vi) and 8.1(b)(x) through 8.1(b)(xiii)
                  for so long as the Loan shall remain outstanding.  On the Closing Date and on each subsequent Interest Payment Date, the Borrower agrees to pay to the Loan Administrator one quarter of the annual fee amount.
                  (ii)     Fee for Additional Services.  In the event that a Requesting Party requests that the Loan Administrator provide any of the services described in Sections 8.1(b)(vii) through
                  (ix), (xiv) or (xv), the Loan Administrator's fee for each of such services shall be equal to the product of (A) the total number of hours actually worked performing such services, as set forth in a statement to be delivered by the Loan Administrator to the party at whose expense such service was performed, and (B) the agreed upon hourly rate charged for such services in accordance with the rate schedule attached as Schedule 2.8(c)
                  (increased annually effective on each anniversary of the Closing Date by [***]%).
(d)      Collateral Agent Fee.  The Borrower agrees to pay to the Agent, for the account of the Collateral Agent, a fee in the amount of $[***] plus $[***] on the Closing Date and $[***] annually thereafter for so long as the Loan shall remain outstanding.
(e)      Other Fees.  The Borrower agrees to pay to the Agent, for the account of the Lenders and the Agent, such other fees as are provided for in the Fee Letter, at such times and on such other terms as are provided therein.
(f)      Distribution of Fees.  On the Closing Date, and promptly following its receipt thereof, the Agent shall distribute to the Person entitled thereto each of the fees paid to it referred to in this
SECTION 2.8 payable on such date.  Thereafter, the Agent will distribute any and all fees payable under this SECTION 2.8 in accordance with SECTION 2.9(D) or (E) hereof, as applicable.
(g)      Fees Non-Refundable.  All fees payable under this SECTION 2.8 shall be non-refundable.

SECTION 2.9.      PAYMENTS AND COMPUTATIONS.

(a)      The Borrower shall make each payment hereunder (including fees and expenses) not later than 11:00 a.m.
(New York City time) on the day when due, in Dollars, to the Agent at its account specified on
Annex A hereto in immediately available funds without set-off or counterclaim.  All payments in respect of any Obligations shall at all times be made to the Agent, whether or not a demand shall have been made or paid under the Board Guarantee.  The Agent will promptly cause all such payments received by it to be distributed promptly to the Person entitled thereto in accordance with the priorities of payment set forth below in clause (D) or (E) of this SECTION 2.9 or both, as applicable.  Payments received by the Agent after 11:00 a.m. (New York City time)
shall be deemed to be received on the next Business Day.
(b)      Each determination by the Agent of an interest rate hereunder, including, without limitation, under
Section 2.10(a), shall be conclusive and binding for all purposes, absent manifest error.
(c)      Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be.
(d)      So long as no Event of Default under any of SECTION 7.1(A) (including any failure to pay all amounts hereunder upon acceleration as a result of any other Event of Default), (F) and (g) has occurred and is continuing or would result therefrom, the Agent shall apply all payments in respect of any Obligations in the following order:
                  (i)      first, to pay any fees then due and payable under Sections 2.8(c), (d) and (e)
                  hereof to the Agent, the Collateral Agent and the Loan Administrator, as the case may be, on a pro rata basis;
                 (ii)     second, to pay interest then due and payable in respect of the Loan to the Lenders, on a pro rata basis; provided that, to the extent that any amount received by the Agent constitutes interest accrued on any overdue principal of or interest on Tranche A of the Loan in excess of the interest that would have accrued thereon at the Applicable Tranche A
                  Interest Rate, so much of such amount, if any, as exceeds the interest that would have so accrued at the Applicable Tranche A Interest Rate shall be distributed to the Board under this clause (ii) as if it were a Lender;
                (iii)    third, to pay principal then due and payable on the Loan to the Lenders, on a pro rata basis;
                 (iv)    fourth, to pay any fees then due and payable under Sections 2.8(a) and (b) hereof to the
                  Board and the Supplemental Guarantors on a pro rata basis; and
                  (v)      fifth, to pay any other Obligations then due and payable to the Agent, the Collateral
                  Agent, the Loan Administrator, the Board, the Lenders and the Supplemental Guarantors, on a pro
                  rata basis.
(e)      After the occurrence and during the continuance of an Event of Default under any of SECTION 7.1(A)
(including any failure to pay all amounts hereunder upon acceleration as a result of any other
Event of Default), (F) and (g), the Agent shall apply all payments in respect of any
Obligations in the following order:
                  (i)      first, to pay Obligations in respect of any expenses, fees (other than any fees payable under clause (v) below), indemnities or other sums owing hereunder not referred to in clauses (ii)
                  through (iv) below then due to the Agent, the Collateral Agent, and the Loan
                  Administrator, on a pro rata basis;
                 (ii)     second, to pay Obligations in respect of any expenses, fees (other than any fees payable under clause (v) below), indemnities or other sums owing hereunder not referred to in clauses (iii)
                  and (iv) below then due to the Board, the Lenders and the Supplemental Guarantors, on
                  a pro rata basis;
                (iii)    third, to pay on a pro rata basis, (A) interest then due and payable in respect of the
                  Loan to the Lenders, on a pro rata basis, provided that, to the extent that any amount received by the Agent constitutes interest accrued on any overdue principal of or interest on
                  Tranche A of the Loan in excess of the interest that would have accrued thereon at the
                  Applicable Tranche A Interest Rate, so much of such amount, if any, as exceeds the interest that would have so accrued at the Applicable Tranche A Interest Rate shall be distributed to the Board under this clause (iii) as if it were a Lender, (B) fees payable to the Board under SECTION 2.8(B) and (C) fees payable to the Supplemental
                  Guarantors under SECTION 2.8(A);
                 (iv)     fourth, to pay or prepay principal payments on the Loan to the Lenders, on a pro rata basis; and
                  (v)      fifth, to pay any additional fees payable under Sections 2.8(a) and (b) hereof to the
                  Board and the Supplemental Guarantors on a pro rata basis.
(f)      Upon the assignment to the Board of the Tranche A Lender's right, title and interest in and to its pro rata portion of the principal of and interest on Tranche A of the Loan in accordance with the
Board Guarantee, the Board shall have the rights and privileges of a Lender with respect to such payment (to the extent of the interests in Tranche A of the Loan so assigned to the
Board).
(g)      No payment by the Board to the Agent or the Tranche A Lender under the Board Guarantee shall reduce, discharge, satisfy, modify or terminate the corresponding payment or any other obligation of
Borrower under this Agreement or the Tranche A Note, which shall remain in full force and effect, and no payment by the Supplemental Guarantor to the Agent or Tranche B-1 Lender or
Tranche B-2 Lender under a Supplemental Guarantee shall reduce, discharge, satisfy, modify or terminate the corresponding payment or any other obligation of Borrower under this Agreement or the Tranche B-1 Note or Tranche B-2 Note, which shall remain in full force and effect.

SECTION 2.10.     CERTAIN PROVISIONS GOVERNING THE NOTES.

(a)      Determination of Interest Rate.  The Applicable Tranche A Interest Rate, the Applicable
Tranche B-1 Interest Rate, the Applicable Tranche B-2 Interest Rate and the Applicable Tranche C
Interest Rate for each Interest Period of the Loan shall be determined by the Agent pursuant to the procedures set forth in the definition of "Applicable Tranche A Interest Rate," "Applicable
Tranche B-1 Interest Rate," "Applicable Tranche B-2 Interest Rate," "Applicable Tranche C
Interest Rate" and "LIBOR," as applicable, and shall promptly thereafter be notified to the
Borrower, the Board, the Loan Administrator, each Lender and each Supplemental Guarantor.
(b)      Interest Rate Unascertainable, Inadequate or Unfair.  In the event that:
(i) the Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the LIBOR then being determined is to be fixed;
or (ii) the Requisite Lenders notify the Agent that the LIBOR for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining the Loan for such Interest
Period, the Agent shall forthwith so notify the Borrower, the Board, the Supplemental
Guarantors and the Lenders, whereupon during the 30 days following the date of any such notice the Lenders, the Agent and the Borrower shall negotiate in good faith (subject to the consent of the Board and the Supplemental Guarantors) in order to arrive at a mutually acceptable alternative basis for determining the interest rate from time to time applicable to the relevant Tranche or Tranches of the Loan (the "Substitute Basis").  If within the 20 days following the date of any such notice from the Agent, the Lenders, the Agent and the Borrower shall agree upon, and the Board and the Supplemental Guarantors shall consent to, a Substitute
Basis, such Substitute Basis shall be retroactive to and effective from the first day of the then current Interest Period until and including the last day of such Interest Period.  If after 20 days from the date of such notice, the Lenders, the Agent and the Borrower shall have failed to agree upon, or the Board or the Supplemental Guarantors shall have failed to consent to, a Substitute Basis, then the Agent (upon instructions from the Requisite Lenders) shall certify in writing to the Borrower (such certification to be conclusive and binding on all
Lenders and all other parties hereto absent manifest error) the interest rate at which the
Lenders are prepared to maintain their portion of the Loan for such Interest Period, it being understood that such Lenders' interest rate shall be at a rate per annum equal to a rate which adequately and fairly reflects the cost to such Lenders of obtaining the funds necessary to maintain their portion of the Loan for such Interest Period.  If no Substitute Basis is established, upon receipt of notice of the interest rates at which the Requisite Lenders are prepared to maintain their respective portion of the Loan, the Borrower shall have the right exercisable upon ten Business Days' prior notice to the Lenders, the Supplemental Guarantors and the Board through the Agent (i) to continue to borrow the Loan at the interest rate so advised by the Agent (as such rate may be modified, from time to time, at the outset of each subsequent Interest Period) or (ii) to prepay on at least three Business Day's prior irrevocable notice in full the Loan together with accrued but unpaid interest thereon at the interest rate certified in writing by the Requisite Lenders as provided above and all other amounts due under the Loan Documents, whereupon the Loan shall become due and payable on the date specified by the Borrower in such notice.
(c)      Increased Costs.  If at any time any Lender or Supplemental Guarantor shall determine that as a result of the introduction of or any change in or in the interpretation by any Governmental
Authority of any law, treaty or governmental rule, regulation or order after the date hereof or the compliance by such Lender or Supplemental Guarantor with any guideline, request or directive after the date hereof from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender or
Supplemental Guarantor of agreeing to make or making, funding or maintaining any portion of the
Loan or its Supplemental Guarantee (except in respect of Taxes, payments with respect to which are addressed in SECTION 2.12) (an "Increased Cost"), then the Borrower shall from time to time, upon demand (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail) by such Lender or
Supplemental Guarantor (with a copy of such demand to the Agent), pay to the Agent for account of such Lender or Supplemental Guarantor additional amounts sufficient to compensate such
Lender or Supplemental Guarantor for such increased cost.  A certificate as to the amount of such increased cost (which certificate shall state that increased costs are being demanded of the Borrower by such Lender or Supplemental Guarantor on a nondiscriminatory basis, consistent with other requests being made by such Lender or Supplemental Guarantor in connection with other similar loans held (or in the case of a Supplemental Guarantor, credit supports provided)
by such Lender or Supplemental Guarantor), submitted to the Borrower and the Agent by such
Lender or Supplemental Guarantor shall be conclusive and binding for all purposes, absent manifest error; provided, however, that if any Lender or Supplemental Guarantor fails to give such certificate 90 days after it obtains knowledge of the event giving rise to such Increased
Cost, such Lender or Supplemental Guarantor shall, with respect to amounts payable pursuant to this SECTION 2.10(C) resulting from such event, be entitled to payment under this SECTION
2.10(C) for amounts incurred only from and after the date 90 days prior to the date that such does give such notice.  In addition upon the receipt of any notice of an Increased Cost, the affected Lender, the Supplemental Guarantor and the Borrower shall consult in good faith and each shall use its reasonable efforts to avoid or mitigate the amount of any Increased Cost, including without limitation, by assigning the rights and obligations of the Lender or
Supplemental Guarantor hereunder to another office or branch of such Lender or Supplemental
Guarantor or in the case of a Lender, by selling or transferring (for the Mitigation Price) the rights, interests and obligations of the affected Lender hereunder to another bank, financial or lending institution identified by the Borrower, subject to the terms hereof, that would not be subject to any such Increased Cost, provided that such Lender or Supplemental Guarantor shall not be required to take such action to avoid or mitigate such Increased Cost hereunder if such action would result in any material economic, legal or regulatory disadvantage, or any adverse tax consequence to such Lender or Supplemental Guarantor (other than (i) economic disadvantage for which the Borrower agrees to indemnify such Lender or Supplemental Guarantor on an After-Tax Basis and in a manner reasonably acceptable to such Lender or Supplemental
Guarantor, or (ii) adverse tax consequences for which the Borrower agrees to indemnify such
Lender or Supplemental Guarantor on an After-Tax Basis and in a manner reasonably acceptable to such Lender or Supplemental Guarantor).  In the event the amount of such Increased Costs can not be avoided or mitigated, or such Notes are not transferred as contemplated by the prior sentence, the Borrower may prepay such affected portion of the Loan held by the affected Lender
(or guaranteed by the affected Supplemental Guarantor) at par, together with accrued but unpaid interest thereon, any amounts payable in accordance with SECTION 2.10(E) and all other sums payable hereunder (the "Mitigation Price") with respect thereto on any Business Day selected by the Borrower.
(d)      Illegality.  Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of or any change in or in the interpretation by any Governmental
Authority of any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for such Lender to continue to fund or maintain its portion of the Loan, then, on notice thereof by such Lender to the Borrower through the Agent, the obligation of such Lender to maintain its portion of the Loan shall be terminated and the Borrower shall prepay such affected portion of the Loan to such Lender, together with accrued but unpaid interest thereon and all other sums payable hereunder with respect thereto on the last day of the then current
Interest Period or earlier if necessary to avoid such illegality; provided that, notwithstanding the foregoing, upon the receipt of any notice of any such illegality, the affected Lender and the Borrower shall consult in good faith and each shall use its reasonable efforts to avoid or mitigate such illegality, including without limitation, by adjusting the interest rate basis for the affected portion of such Loan (with an interest rate margin to be agreed), if doing so would avoid such illegality or by assigning the rights and obligations of the Lender hereunder to another office or branch of such Lender or by selling or transferring
(for the Mitigation Price) the rights, interests and obligations of the affected Lender hereunder to another bank, financial or lending institution identified by the Borrower, subject to terms hereof, that would not be subject to such illegality, provided that such Lender shall not be required to take such action to avoid such illegality if such action would result in any material economic, legal or regulatory disadvantage, or any adverse tax consequence to such
Lender (other than (i) economic disadvantage for which the Borrower agrees to indemnify such
Lender on an After-Tax Basis and in a manner reasonably acceptable to such Lender, or (ii)
adverse tax consequences for which the Borrower agrees to indemnify such Lender on an After-Tax
Basis and in a manner reasonably acceptable to such Lender).  In the event such illegality cannot be avoided, or such Notes are not transferred as contemplated by the prior sentence, the
Borrower may prepay such affected portion of the Loan held by the affected Lender at the
Mitigation Price with respect thereto on any Business Day selected by the Borrower.  Any such prepayment of the Loan shall be paid to the Agent for application as provided in SECTION 2.9, and any such partial prepayment resulting from such application shall be applied ratably to the then unpaid installments thereof in accordance with the amount of each such unpaid installment.
(e)      Breakage Costs.  In addition to all amounts required to be paid by the Borrower pursuant to SECTION 2.7, the Borrower shall compensate each Lender or each Supplemental Guarantor upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender or
Supplemental Guarantor or the termination of any other financial arrangement it may have entered into to fund or maintain or support such Lender's portion of the Loan or its Supplemental Guarantee through the conclusion of the applicable Interest Period but excluding Taxes, payments with respect to which are addressed in SECTION 2.12) which such Lender or Supplemental Guarantor may sustain (but excluding any loss of profit) (i) if for any reason the proposed Borrowing does not occur on a date specified therefor in the Notice of Borrowing given by a Borrower, (ii) if for any reason any portion of the Loan is prepaid (or required to be sold) on other than the last day of an Interest Period or with less than three Business Days' notice (including mandatorily pursuant to SECTION 2.6 or this SECTION 2.10), or (iii) as a consequence of any failure by a Borrower to repay or prepay any portion of the Loan when required by the terms hereof or irrevocable notice thereof has been furnished (any such losses, expenses and liabilities referred to as "Breakage Costs").  The Lender or Supplemental Guarantor making demand for such compensation shall deliver to the Borrower (with a copy to the Agent)
concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender or
Supplemental Guarantor absent manifest error, and such compensation shall be paid to the Agent for account of such Lender or Supplemental Guarantor.

SECTION 2.11.     CAPITAL ADEQUACY.

If at any time any Lender or Supplemental Guarantor determines that (a) the adoption of or any change in or in the interpretation by any Governmental Authority of any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation, or order, or (c)
compliance with any guideline or request or directive from any central bank or other
Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's or Supplemental Guarantor's (or any corporation controlling such Lender's or Supplemental Guarantor's) capital as a consequence of this
Agreement and the portion of the Loan made available thereby to a level below that which such
Lender or Supplemental Guarantor or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender or
Supplemental Guarantor (with a copy of such demand to the Agent), the Borrower shall pay to the
Agent for account of such Lender or Supplemental Guarantor from time to time as specified by such Lender or Supplemental Guarantor additional amounts (the "Additional Amounts") sufficient to compensate such Lender or Supplemental Guarantor for such reduction.  A certificate as to such amounts (which certificate shall state that increased costs are being demanded of the
Borrower by such Lender or Supplemental Guarantor on a nondiscriminatory basis, consistent with other requests being made by such Lender or Supplemental Guarantor in connection with other similar loans (or in the case of a Supplemental Guarantor, other similar credit supports provided) held by such Lender or Supplemental Guarantor) submitted to the Borrower and the
Agent by such Lender or Supplemental Guarantor shall be conclusive and binding for all purposes absent manifest error; provided, however, that if any Lender or Supplemental Guarantor fails to give such certificate 90 days after it obtains knowledge of the event giving rise to such
Additional Amount, such Lender or Supplemental Guarantor shall, with respect to amounts payable pursuant to this SECTION 2.11 resulting from such event, be entitled to payment under this
SECTION 2.11 for amounts incurred only from and after the date 90 days prior to the date that such does give such notice.  In addition upon the receipt of any notice of an Additional
Amount, the Borrower may require the affected Lender to sell or transfer (for the Mitigation
Price) the rights, interests and obligations of the affected Lender hereunder to another bank, financial or lending institution identified by the Borrower, subject to the terms hereof, that would not be subject to any such Additional Amount.  In the event the Loan of the affected
Lender or Supplemental Guarantor is not transferred as contemplated by the prior sentence, the
Borrower may prepay such affected portion of the Loan to the affected Lender (or guaranteed by the affected Supplemental Guarantor), together with accrued but unpaid interest thereon and all other sums payable hereunder with respect thereto on any Business Day selected by the Borrower
(subject to SECTION 2.10(E)).

SECTION 2.12.     TAXES.

(a)      Except as otherwise provided in SECTION 10.2 or required by applicable law, any and all payments by the Borrower under each Loan Document shall be made free and clear of and without deduction for any and all Taxes, excluding (i) in the case of each Lender and each participant in a Loan (hereinafter, a "participant"), the Loan Administrator, each Supplemental Guarantor and the
Agent, Taxes measured by its net income or net profits (or branch profits), and franchise Taxes imposed on it, by the United States of America (or any political subdivision thereof) or by any jurisdiction under the laws of which such Lender, the Loan Administrator, each such
Supplemental Guarantor or the Agent (as the case may be) is organized, (ii) in the case of each
Lender and each participant, Taxes measured by its net income or net profits (or branch profits), and franchise Taxes imposed on it, by the jurisdiction in which such Lender's Lending
Office is located or in which such participant booked its participation for tax accounting purposes, (iii) in the case of each Supplemental Guarantor, Taxes measured by its net income or net profits (or branch profits), and franchise Taxes imposed on it, by the jurisdiction to which the Borrower is directed to make payments to such Supplemental Guarantor pursuant to the
Loan Documents, (iv) in the case of each Lender, each participant, the Loan Administrator, the
Agent and either Supplemental Guarantor, Taxes imposed as a result of such Person failing to comply with its obligations under SECTION 2.12(H) or SECTION 2.12(I) and (v) in the case of each Lender, the Loan Administrator, each participant, each Supplemental Guarantor and the
Agent that is a party hereto, Supplemental Guarantor or participant, as the case may be, any withholding Taxes imposed by the United States of America unless imposed as a result of a change in applicable law or regulations, including income tax conventions, after the latest of
(x) the Closing Date, (y) the date on which it becomes a Lender, the Loan Administrator, a
Supplemental Guarantor, a participant or the Agent, as the case may be, and (z) in the case of a Lender, the date on which it designates a new Lending Office, unless such designation is pursuant to SECTION 2.12(I) (all such non-excluded Taxes being hereinafter referred to as
"Indemnified Taxes").  If any Indemnified Taxes shall be required by law to be deducted from or in respect of any sum payable by the Borrower under any Loan Document to any Lender, the Loan
Administrator, any Supplemental Guarantor or the Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.12) such Lender, the Loan
Administrator, such Supplemental Guarantor or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law.
(b)      If any Taxes are required by law to be deducted from or in respect of any sum payable under any Supplemental Guarantee by any Supplemental Guarantor to the Agent, any Lender or any
participant and such Supplemental Guarantor in accordance with the terms of its Supplemental
Guarantee pays such amounts as may be necessary so that after making all required deductions the Agent, such Lender or such participant, as the case may be, receives an amount equal to the sum it would have received had no such deduction been made, the Borrower shall pay the amount thereof to the Agent for the account of such Supplemental Guarantor (together with any additional amounts such that the Supplemental Guarantor receives, after deduction for all Taxes required to be withheld, the amount so paid by the Supplemental Guarantor).
(c)      In addition, the Borrower agrees to pay any present or future stamp or documentary Taxes or any other excise or property Taxes (excluding Taxes described in Section 2.12(a)(i), (ii) or (iii)), charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction or subdivision thereof, and all liabilities with respect thereto, which arise from any payment made under any Loan Document or Supplemental Guarantee or from the execution, delivery or registration of, or otherwise with respect to, any Loan
Document or Supplemental Guarantee (collectively, "Other Taxes") to the Agent for the account of the affected party.
(d)      The Borrower will indemnify each Lender, the Agent, the Loan Administrator and each
Supplemental Guarantor on an after-tax basis for the full amount of Indemnified Taxes or Other Taxes
(including any Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.12)
paid by such Lender, the Loan Administrator, the Agent or Supplemental Guarantor (as the case may be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto.  This indemnification shall be made to the Agent for account of the relevant Lender, the Loan Administrator, the relevant Supplemental Guarantor or the Agent, as the case may be, within 30 days from the date such Lender, the Loan Administrator, such
Supplemental Guarantor or the Agent (as the case may be) makes written demand therefor (with a copy to the Agent if made by a Lender, the Loan Administrator or Supplemental Guarantor and
accompanied by a statement setting forth the basis for such taxation and the calculation of the amount thereof in reasonable detail).
(e)      Within 30 days after the date of any payment of Indemnified Taxes or Other Taxes, the
Borrower will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof or other documentation reasonably satisfactory to the Agent.
(f)      If a Lender, a Supplemental Guarantor, the Loan Administrator or the Agent determines, in its sole discretion, that it has received a refund in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower pursuant to this SECTION 2.12, it shall within
30 days from the date of such receipt pay over such refund to the Borrower hereunder (but only to the extent of indemnity payments made by the Borrower pursuant to this SECTION 2.12 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of any additional Taxes incurred due to such refund and out-of-pocket expenses of such Lender, such
Supplemental Guarantor, the Loan Administrator or the Agent as a result of such refund or payment hereunder and without interest (other than interest paid by the relevant Governmental
Authority with respect to such refund); provided, that no Default which if not cured would become an Event of Default under Sections 7.1(a), (f) or (g) or Event of Default is continuing, and provided further, that the Borrower hereunder, upon the request of such Lender, such
Supplemental Guarantor or the Agent, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender, such Supplemental Guarantor or the Agent in the event such Lender, such Supplemental Guarantor or the Agent is required to repay such refund to or if it is otherwise disallowed by such Governmental Authority.
(g)      Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the parties contained in this SECTION 2.12 shall survive the payment in full of the Obligations.
(h)      Each of the Lenders, each Supplemental Guarantor, the Loan Administrator and the Agent that is a Non-U.S. Person and that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall, on or prior to the Closing Date or on or prior to the date of the Assignment and
Acceptance pursuant to which it becomes a Lender or on or prior to the date such Person becomes a Supplemental Guarantor, the Loan Administrator or the Agent, as applicable, and from time to time thereafter if requested by the Agent, a Supplemental Guarantor or the Borrower or if
necessary to keep the provided forms from lapsing, provide the Agent and the Borrower, and, in the case of each of the Lenders and the Agent, provide each Supplemental Guarantor, with two completed copies of either IRS Form W-8BEN or W-8ECI or other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Person's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Person under the Loan Documents.  In addition, each of the Lenders, each
Supplemental Guarantor, the Loan Administrator and the Agent that is a Non-U.S. Person, as the case may be, shall deliver to the Borrower and the Agent, and, in the case of each of the
Lenders and the Agent, deliver to each Supplemental Guarantor, notice of any event (other than a change in applicable law, including income tax conventions) requiring a change in the most recent form previously delivered by such Person to the Borrower and the Agent or the
Supplemental Guarantors, as the case may be.  Each participant in a Loan shall comply with the requirements of this clause (h) as if it were a Lender, except that it shall only be required to provide forms and notices to the Agent, or in conjunction with a written agreement delivered pursuant to clause (j) hereof or a request for indemnification pursuant to this Section 2.12.
                  (i)      Any Lender claiming any additional amounts payable pursuant to this
                  SECTION 2.12 ("Additional Tax Amounts") shall use its reasonable efforts
                  (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such Additional Tax Amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be disadvantageous to such Lender.  In addition, upon receipt by Borrower of any notice that any Additional Tax Amounts are due, the affected Lender shall sell or transfer (for the
                  Mitigation Price) the rights, interests and obligations of the affected Lender hereunder to another bank, financial or lending institution identified by the Borrower and approved by the affected Supplemental Guarantor, such approval not to be unreasonably withheld, subject to the terms hereof, that would not require that any such Additional Tax Amounts be paid.  In the event such Additional Tax Amounts can not be avoided or mitigated, or such
                  Notes are not transferred as contemplated by the prior sentence, the Borrower may prepay such affected portion of the Loan held by the affected Lender (or guaranteed by the affected
                  Supplemental Guarantor) at the Mitigation Price with respect thereto on any Business Day selected by the Borrower.
(j)      Each participant in the Loan will be entitled to the benefits and subject to the requirements of this
SECTION 2.12 to the same extent as if such Person were a Lender; provided such participant agrees in writing to be subject to all of the provisions of this SECTION 2.12; and provided, further, that a participant shall not be entitled to indemnification or payment of additional amounts under this SECTION 2.12 with respect to any Taxes which are in effect and would not apply to amounts payable to the participating Lender on the date such participant acquires its participation.  In addition, each Supplemental Guarantor seeking the benefits of this SECTION
2.12 must agree in writing to be subject to all of the provisions of this SECTION 2.12.

                                           ARTICLE III

                                        CONDITIONS TO LOAN

SECTION 3.1.      CONDITIONS PRECEDENT TO THE LOAN.  The obligation of the Lenders to make available their respective Tranches of the Loan on the Closing Date is subject to the satisfaction (in the judgment of the Agent, the Board, each Supplemental Guarantor and the Lenders (except as otherwise provided below in this SECTION 3.1)) of all of the following conditions precedent before or concurrently with such
Borrowing:
(a)      Certain Documents.  The Agent, the Lenders, each Supplemental Guarantor (except as to clauses (IX)(G) through (J), (XII) and (XIII), for opinions of counsel to and documents relating to the other Supplemental Guarantors) and the Board shall have received on the Closing Date each of the following, each dated as of the Closing Date, in form and substance satisfactory to the Agent, the Board, the Lenders and each Supplemental Guarantor (except as otherwise provided below in this SECTION 3.1(A)):
                  (i)     this Agreement, duly executed and delivered by the parties hereto;
                 (ii)     the Notes duly executed by the Borrower and conforming to the requirements set forth in SECTION 2.4(D) hereof;
                (iii)     the Security Agreement, duly executed and delivered by the parties thereto;
                 (iv)     the Board Guarantee, duly executed and delivered by the parties thereto;
                  (v)     each Supplemental Guarantee, the [***] Counter Guarantee and, for the Tranche B-1 Lender,
                  a letter agreement from [***] in form and substance satisfactory to it (the "[***] Letter
               Agreement"), duly executed and delivered by the parties thereto;
                 (vi)     the Warrants (which need to be in form and substance satisfactory only to the holders thereof), duly executed, validly issued and delivered by the Borrower;
                (vii)     the Registration Rights Agreement (which need be in form and substance satisfactory only to the holders of Warrants), duly executed and delivered by the parties thereto;
               (viii)   (A) a Collateral Value Certificate with respect to the Collateral setting forth the
                  Collateral Value as of the Closing Date, together with (B) insurance certificates and insurance brokers' reports evidencing the insurance coverages required under the Loan Documents;
                 (ix)     the favorable opinions of (A) Fulbright & Jaworski, LLP, special counsel to the Borrower,
                  (B) David Sislowski, internal counsel to the Borrower, (C) Faegre & Benson, LLP, local Colorado counsel to the Borrower, (D) James R. Levine, legal counsel to the Board (which need be addressed and delivered only to the Agent and the Tranche A Lender), (E) Curtis,
                  Mallet-Prevost, Colt & Mosle LLP, special New York counsel to the Board (which need be addressed and delivered only to the Agent and the Tranche A Lender), (F) David R.
                  Schwiesow, Associate General Counsel of the Loan Administrator, (G) (1) [***], counsel to the [***] Supplemental Guarantor, (2) [***], counsel to the [***] Counter Guarantor and (3) [***], special New York counsel to the [***] Supplemental Guarantor and the
                  [***] Counter Guarantor, (H) [***], internal counsel to the [***] Supplemental
                  Guarantor (which need be addressed and delivered only to the Agent and the Tranche B-2
                  Lender), (I) [***], special New York counsel to the [***] Supplemental Guarantor
                  (which need be addressed and delivered only to the Agent and the Tranche B-2 Lender),
                  (J) Vedder, Price, Kaufman & Kammholz, special New York counsel to the Lenders and the
                  Agent and (K) Crowe & Dunlevy, special FAA counsel;
                  (x)     a copy of the articles or certificate of incorporation of the Borrower and each of its Subsidiaries, certified as of a recent date by the Secretary of State of the state of organization of such Person, together with a "long-form" certificate of such official attesting to the good standing of such Person;
                 (xi)     a certificate of the Secretary or an Assistant Secretary of the Borrower and
                  each of its Subsidiaries certifying (A) the names and true signatures of each officer of such Person who has been authorized to execute and deliver each Loan Document required to be executed and delivered by or on behalf of such Person hereunder or thereunder, (B) the by-laws of such Person as in effect on the date of such certification, (C) the resolutions of such Person's board of directors approving and authorizing the execution, delivery and performance of each Loan Document to which it is a party and (D) that there have been no changes in the certificate of incorporation of such Person from the certificate of incorporation delivered pursuant to the immediately preceding clause;
                (xii)     a copy of the articles or certificate of organization or comparable document of each of the [***] Supplemental Guarantor, the [***] Counter Guarantor and the [***] Supplemental
                  Guarantor, certified, if available, as of a recent date by an appropriate official of the jurisdiction of organization of each such Person, together with, if available, a certificate or comparable document of such official attesting to the good standing of such Person;
               (xiii)     (A) a certificate of the Secretary or Assistant Secretary of each of the [***]
                  Supplemental Guarantor, the [***] Counter Guarantor and the [***] Supplemental Guarantor
                  certifying (A) the names and true signatures of each officer of such Person who has been authorized to execute and deliver the applicable Supplemental Guarantee or the [***] Counter
                  Guarantee, (B) the by-laws of such Person as in effect on the date of such certification, (C) the resolutions of such Person's board of directors approving and authorizing the execution, delivery and performance of the applicable Supplemental
                  Guarantee, and (D) that there have been no changes in the certificate of organization of such Person from the certificate of organization delivered pursuant to the immediately preceding clause and (B) in the case of [***], a delegation as to the name and specimen signature of the officer authorized to execute and deliver the [***]
                  Letter Agreement;
                (xiv)     an Officer's Certificate of the Borrower signed by its Chief Financial Officer, stating that the Borrower is Solvent after giving effect to the Loan, the application of the proceeds thereof in accordance with SECTION 2.4(F) on the Closing Date and the payment of all legal, accounting and other fees (as reasonably estimated by the Borrower as of, and on the assumption that such amounts were to be paid on, the Closing Date) related hereto;
                 (xv)     an Officer's Certificate of the Borrower certifying that all representations, warranties and certifications made by the Borrower in the Loan Agreement, the other Loan Documents, the Application are true and correct in all material respects on and as of the Closing
                  Date, before and after giving effect to the Borrowing and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent relating to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date);
                (xvi)     a true and correct copy of the Borrower's Application (excluding therefrom any information provided by the Tranche A Lender to the Board in connection therewith), as approved by the Board, together with an Officer's Certificate certifying that as of the Closing Date, the information contained therein (excluding such information provided by the Tranche A
                  Lender ) is true and complete in all material respects (except to the extent of (x)
                  any differences between the collateral described therein and the Collateral and (y)
                  changes with respect to the prospects of the Borrower that are reflected in the projections delivered pursuant to SECTION 3.1(K));
               (xvii)   an Officer's Certificate of the Borrower signed by a duly authorized officer of such
                  Person certifying (A) that no Event of Default or Default has occurred and is continuing or would result from the Borrowing, and (B) that since September 30, 2002, there has been no material adverse change (I) in the business, condition (financial or otherwise), operations, performance, prospects (except to the extent of changes with respect to the prospects of the Borrower that are reflected in the projections delivered pursuant to SECTION
                  3.1(K)), assets or properties of the Borrower and its Subsidiaries taken as a whole or in the Borrower's ability to repay the Loan or (II) with respect to any of the matters covered by the representations and warranties of the Borrower in its Application to the Board;
              (xviii)  an Officer's Certificate of the Borrower certifying that (i) it will use the proceeds from the Borrowing in compliance with SECTION 2.4(F) of this Agreement and consistent with Section
                  4.1(e), (ii) the Borrower qualifies as an "eligible borrower" under the Act and the
                  Regulations (assuming the satisfaction of the Board as contemplated in Section
                  1300.11(a) of the Regulations), and (iii) the Borrower does not have any outstanding delinquent Federal debt (including tax liabilities); and
                (xix)    such other certificates (including Officer's Certificates), documents, agreements and information from the Borrower and its Subsidiaries  as the Agent, the Lenders, any Supplemental
                  Guarantor or the Board may reasonably request.
(b)      Collateral.  (i)  Completion of all notices, recordings and filings of or with respect to the Security Agreement and the Collateral covered thereby, that are necessary or desirable in order to perfect and protect the security interest created by the Security Agreement or that arrangements therefor satisfactory to the Collateral Agent have been made, including, without limitation, the filing of the applicable Security Agreement and any other required instruments and documents with the Federal Aviation
Administration, the filing of Uniform Commercial Code financing statements in all applicable jurisdictions, the recording with appropriate motor vehicle authorities of endorsements on the certificates of title for motor vehicle Collateral, and the delivery of favorable legal opinions from counsel; and (ii) completion by the Borrower of all other actions necessary or desirable to perfect and protect the security interest in the
Collateral or that satisfactory arrangements therefor have been made.
(c)      Other Agreements.  The Agent, the Board, each Lender and each Supplemental Guarantor shall have received evidence reasonably satisfactory to each of them that the Borrower has agreed on terms satisfactory to the Board regarding certain employee compensation matters as required by
Section 104(a) of the Act (the "Employee Compensation Agreement").
(d)      Fees and Expenses Paid.  The Borrower shall have paid all fees due and payable on the Closing Date
(including, without limitation, the fees referenced in SECTION 2.8 hereof), and all expenses of the Agent, the Collateral Agent, the Lenders, the Loan Administrator and each Supplemental
Guarantor due and payable on or before the Closing Date.
(e)      Consents, Etc.  The Borrower and each of its Subsidiaries shall have received all consents and authorizations required pursuant to any Contractual Obligation with any other Person and shall have obtained all consents, waivers and authorizations of, and effected all notices to and filings with any Governmental Authority, in each case, as may be necessary to allow the
Borrower and each of its Subsidiaries lawfully to execute, deliver and perform, in all material respects, its obligations under the Loan Documents to which it is, or shall be, a party and each other agreement or instrument to be executed and delivered by it, pursuant thereto or in connection therewith.
(f)      No Illegality.  No law or regulation shall be applicable in the judgment of any Lender or the
Board that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.
(g)      Representations and Warranties of Borrower.  All representations and warranties of the
Borrower set forth herein and of the Borrower and each of its Subsidiaries in each other Loan Document to which it is a party are true and correct on and as of the Closing Date, before and after giving effect to the Borrowing and to the application of the proceeds therefrom, as though made on and as of such date.
(h)      Representations and Warranties of Supplemental Guarantnors.  All representations and warranties of each of the [***] Supplemental Guarantor, the [***] Counter Guarantor, [***] and the [***]
Supplemental Guarantor in the Supplemental Guarantee or other applicable document required to be delivered under a Supplemental Guarantee to which it is a party, are true and correct on and as of the Closing Date, before and after giving effect to the Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, in the judgment of the
Tranche B-1 Lender, Tranche B-2 Lender and the Board, except that in the case of [***], in the judgment of the Tranche B-1 Lender.
(i)      No Event of Default.  No Event of Default or Default has occurred and is continuing, or would result from the Borrowing after giving effect to the Borrowing and to the application of the proceeds therefrom.
(j)      Corporate and other proceedings.  All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated hereby shall be satisfactory in form and substance to the Agent, the Board, each Lender and each Supplemental
Guarantor.
(k)      Projections.  The Lenders and the Board shall have received satisfactory projections and pro forma financial information for the Borrower for the fiscal years 2003 through and including 2007, which projections shall be certified by the Chief Executive Officer or the Chief Financial
Officer of the Borrower as being reasonable, including with respect to the assumptions on which they are based, as of the Closing Date.
(l)      No Material Adverse Change.  Since September 30, 2002, no material adverse change shall have occurred (i) in the business, condition (financial or otherwise), operations, performance, prospects
(except to the extent of changes with respect to the prospects of the Borrower that are reflected in the projections delivered pursuant to SECTION 3.1(K)), assets or properties of the
Borrower and its Subsidiaries taken as a whole or in the Borrower's ability to repay the Loan or (ii) with respect to any of the matters covered by the representations and warranties made in the Application.
(m)      Filing Memoranda; Post Recordation Opinions.  The Borrower shall have submitted to the
Federal Aviation Administration the Security Agreement and all other instruments or documents that are required to be recorded by the Federal Aviation Administration in order to perfect the Lien on the Collateral in favor of the Collateral Agent, and promptly upon the recordation of such documents with the Federal Aviation
Administration, the Borrower will cause Crowe & Dunlevy to deliver to the Collateral Agent a favorable legal opinion with respect to the perfection of the security interest in the Collateral covered by such recordation.
(n)      Due Diligence.   The Agent, the Board, each Supplemental Guarantor and each Lender shall have received such information as they shall reasonably request concerning the Spare Engines and Spare Parts constituting the Collateral, and Borrower's inventory control and tracking systems with respect thereto.
(o)      Process Agents.  The Agent shall have received evidence  of the appointment of CT Corporation as process agent for each of the [***] Supplemental Guarantor and the [***] Counter Guarantor.

                                           ARTICLE IV

                                    REPRESENTATIONS AND WARRANTIES

                  To induce the other parties to enter into this Agreement, to induce the Board to enter into the Board Guarantee and to induce the Supplemental Guarantors to enter into their respective Supplemental Guarantees, the Borrower represents and warrants to each other party hereto and to each Supplemental Guarantor that, on and as of the Closing Date:

SECTION 4.1.      ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS, SUBSIDIARIES,
THE ACT AND THE REGULATIONS.

(a)      The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.  The Borrower has all requisite corporate and other power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated hereby and thereby.
(b)      The Borrower is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.  The Borrower is an "air carrier" within the meaning of the Act and holds a certificate under Sections 41102(a)(1) and 41103 of Title 49.
Each of the Borrower and its Subsidiaries engaged in operations as an "air carrier" is a
"citizen of the United States" as defined in Section 40102(a)(15) of Title 49 (a "United States
Citizen") and holds an air carrier operating certificate issued pursuant to Chapter 447 of
Title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo.  The Borrower and each of its Subsidiaries possess all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted.
(c)      All of the Subsidiaries of the Borrower as of the Closing Date are identified on Schedule
4.1(c), as said Schedule 4.1(c) may be supplemented from time to time pursuant to the provisions of
SECTION 5.15.  Each of the Subsidiaries identified in Schedule 4.1(c) (as so supplemented) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of formation set forth therein, has all requisite corporate, partnership or limited liability power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate, partnership or limited liability power and authority could not reasonably be expected to have a Material Adverse Effect.  Schedule 4.1(c)
(as so supplemented) correctly sets forth the ownership interest of the Borrower and each of its Subsidiaries in each of the Subsidiaries identified therein.  There are no limitations on the right of the Borrower to vote the Capital Stock it owns of any of its Subsidiaries.  Except as otherwise described on Schedule 4.1(c), the Subsidiaries listed on Schedule 4.1(c) have no assets or liabilities and have undertaken no operations except in connection with their formation.
(d)      The Borrower meets each of the conditions set out in paragraphs (1) through (5) of Section
1300.11(a) of the Regulations, it does not have any outstanding delinquent Federal debt (including tax liabilities), and the Application, the Loan, the Supplemental Guarantees and the transactions contemplated hereby (assuming each Lender is an Eligible Lender) comply with the requirements of the Act and the Regulations (it being understood that no representation is being made hereby as to whether the Board has made any determinations or findings required to be made by it under the Act and the Regulations as conditions to the issuance of the Board Guarantee).
(e)      The Borrower intends to use the proceeds of the Loan only for general corporate purposes as are permissible under the Act and the Regulations, and not for the prepayment or refinancing of any
Indebtedness for borrowed money of the Borrower or any other Person, nor for the acquisition of stock or of all or any substantial part of the assets of any Person.

SECTION 4.2.      AUTHORIZATION OF BORROWING, ETC.

(a)      Each of the Borrower and its Subsidiaries has duly authorized by all necessary corporate action the execution, delivery and performance of the Loan Documents to which it is a party.
(b)      The execution, delivery and performance by the Borrower and each of its Subsidiaries of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the
Loan Documents to which it is a party do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to the Borrower or any of its Subsidiaries, the certificate or articles of incorporation or by-laws of the Borrower or any of its
Subsidiaries or any order, judgment or decree of any court or other agency of government binding on the Borrower or any of the Borrower's Subsidiaries, (ii) conflict with, result in a material breach of or constitute (with due notice or lapse of time or both) a default or require any payment under any Contractual Obligation of the Borrower or any of its
Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Borrower or any of the Borrower's Subsidiaries (other than pursuant to the Loan Documents), or (iv) require any approval of stockholders or any approval or consent of any Person under any material Contractual Obligation of the Borrower or any of the
Borrower's Subsidiaries, except for such approvals or consents which will have been obtained on or before the Closing Date and are disclosed on Schedule 4.2(b).
(c)      The execution, delivery and performance by the Borrower and each of its Subsidiaries of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents to which it is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other Governmental Authority or regulatory body or any other Person except as disclosed on
Schedule 4.2(c) and all of such registrations, consents, approvals, notices and other actions which are required to be obtained or made on or prior to the Closing Date have previously been obtained or made (it being understood that no representation is being made hereby as to whether the Board has made any determinations or findings required to be made by it under the Act and the Regulations as conditions to the issuance of the Board Guarantee).
(d)      The Borrower and each of its Subsidiaries has duly executed and delivered each of the Loan
Documents to which it is party and each such Loan Document is the legally valid and binding obligation of the Borrower or such Subsidiary, as applicable, enforceable against the Borrower or such
Subsidiary in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

SECTION 4.3.      FINANCIAL CONDITION.

(a)      The Borrower has heretofore delivered to the Agent, the Board, the Loan Administrator, the
Lenders and the Supplemental Guarantors the following financial statements and information:  (i) the audited balance sheet of the Borrower as at March 31, 2002, and the related  statements of income, stockholders' equity and cash flows of the Borrower for the Fiscal Year then ended and
(ii) the unaudited balance sheet of the Borrower as at September 30, 2002 and the related unaudited statements of income, stockholders' equity and cash flows of the Borrower for the six months then ended.  All such statements were prepared in conformity with GAAP consistently applied and fairly present the financial position of the Borrower as at the respective dates thereof and the results of operations and cash flows of the Borrower for each of the periods then ended subject, in the case of the unaudited statements, to normal year-end audit adjustments.  Except as disclosed in writing to the Agent and the Board prior to the date of this Agreement, neither the Borrower nor any of its Subsidiaries has any material contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or in the most recently delivered financial statements delivered pursuant to SECTION 5.1(B)(I)(A) or (II) or the notes thereto and which in any such case is material in relation to the business, operations, properties, prospects, assets or condition (financial or otherwise) of the Borrower.
(b)      Any projections and pro forma financial information contained in the Application and the projections and pro forma financial information delivered to the Lenders and the Board pursuant to
SECTION 3.1(K) are reasonable, including with respect to the assumptions on which they were based, at the time made (or as of the Closing Date in the case of the projections and pro forma financial information delivered pursuant to SECTION 3.1(K)), it being recognized by the Board and the
Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.
(c)      The Borrower and its Subsidiaries maintain, in accordance with sound business practices and applicable law and rules and regulations issued by any Governmental Authority (i) a system of accounting, which includes maintenance of proper books and records, that permits preparation of financial statements in conformity with GAAP and provides reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (ii) effective disclosure controls and procedures designed to ensure that material information relating to the Borrower and its Subsidiaries is made known to Responsible Officers of the Borrower in a timely manner.

SECTION 4.4.      NO MATERIAL ADVERSE CHANGE; NO RESTRICTED PAYMENTS OR DEFAULTS.

(a)      Since September 30, 2002, no material adverse change has occurred (i) in the business, condition (financial or otherwise), operations, performance, prospects (except to the extent of changes with respect to the prospects of the Borrower that are reflected in the projections delivered pursuant to SECTION 3.1(K)), assets or properties of the Borrower and its Subsidiaries taken as a whole or in the Borrower's ability to repay the Loan or (ii) with respect to any of the matters covered by the representations and warranties made in the Application.
(b)      Since September 30, 2002, neither the Borrower nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum of property for any Restricted
Payment or agreed to do so except as would have been permitted by SECTION 6.3, as if such Section were in effect at all times since such date (but assuming that no Defaults or Events of Default had occurred).
(c)      No event has occurred and no conditions exist which would constitute a Default or Event of Default after giving effect to the Borrowing and the application of the proceeds, and no such event or condition will result from the Borrowing.

SECTION 4.5.      TITLE TO PROPERTIES; LIENS.

Each of the Borrower and its Subsidiaries has (i) good record, legal and marketable title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property) or other valid and enforceable rights to use property owned by others, or (iii) good and marketable title to (in the case of all other personal property), all properties and assets necessary to or used in the conduct of its business including:  (x) all Collateral and other properties and assets reflected in the financial statements referred to in SECTION 4.3 or in the most recent financial statements delivered pursuant to SECTION 5.1 (other than assets disposed of since the date of such financial statements in the ordinary course of business), and (y) all additional Collateral reflected in the Collateral Value Certificate delivered on the Closing Date.  Except as otherwise permitted by this Agreement, all such properties and assets are free and clear of Liens.

SECTION 4.6.      LITIGATION; ADVERSE FACTS.

There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) at law or in equity or before or by any Governmental Authority pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries that, individually or in the aggregate, if adversely determined, could reasonably be expected to have a Material Adverse Effect or which challenges the legality, validity or binding effect of, or restricts the Borrower from entering into or performing under, any Loan Document including, without limitation, this Agreement and the
Security Agreement nor does the Borrower have knowledge of any basis for any Person to institute any such action, suit, proceeding, arbitration or investigation.  Neither the Borrower nor any of its Subsidiaries is subject to or in default with respect to any final judgments, writs, injunctions, decrees of any court or any Governmental Authority.

SECTION 4.7.      PAYMENT OF TAXES; TAX SHARING AGREEMENTS.

(a)      All federal income tax returns and other material tax returns and reports of the Borrower and its Subsidiaries required to be filed by any of them have been timely filed (or timely extensions have been obtained with respect thereto).  All federal income taxes and material Taxes imposed upon the Borrower and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid before any penalty, fine or interest accrues thereon, or are being contested in good faith through appropriate proceedings and an adequate reserve has been established by the Borrower and its Subsidiaries to the extent required by GAAP.  Except as disclosed in Schedule 4.7, there are no closing, settlement or similar agreements with respect to Taxes between the Borrower or any of its Subsidiaries and any taxing agency or authority.
(b)      Neither the Borrower nor any of its Subsidiaries is party to any tax sharing agreements with any Person other than the Borrower or any of its Subsidiaries.

SECTION 4.8.      PERFORMANCE OF AGREEMENTS; MATERIAL AGREEMENTS.

(a)      Neither the Borrower nor any of its Subsidiaries is in default in the performance, observance or fulfillment of (i) any of the material obligations, covenants or conditions contained in any of its Contractual Obligations, or (ii) any other obligation, covenant or condition thereof which could reasonably be expected to have a Material Adverse Effect, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default after giving effect to the Borrowing and the application of the proceeds therefrom.
(b)      Neither the Borrower nor any of its Subsidiaries is a party to or is otherwise subject to any agreements or instruments or any charter or other internal restrictions which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(c)      Neither the Borrower nor any of its Subsidiaries is a party to or is otherwise subject to any material Contractual Obligation, including, but not limited to, agreements relating to Indebtedness, lease agreements or Guarantees, that provide for early payment, additional collateral support, changes in terms or acceleration of maturity, or the creation of an additional financial obligation, as a result of any of (i) an adverse change in the credit rating of the Borrower or any of its Subsidiaries, (ii) an adverse change in the financial ratios, earnings, cash flow or stock price of the Borrower or any of its Subsidiaries (except for the aircraft lease agreements or credit card processing agreements which provide that a material adverse change in the financial condition of the Borrower constitutes an event of default), or (iii) changes in the value of underlying, linked or indexed assets.

SECTION 4.9.      GOVERNMENTAL REGULATION.
Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility
Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment
Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

SECTION 4.10.     SECURITIES ACTIVITIES.

Neither the Borrower nor any of its Subsidiaries owns or is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock, nor shall any proceeds of the Loan be used to purchase or carry Margin Stock or to extend credit to any Person for the purpose of purchasing or carrying any Margin Stock in a manner that violates or causes a violation of Regulations T, U or X of the Board of Governors of the Federal Reserve
System or any other regulation of such Board.

SECTION 4.11.     EMPLOYEE BENEFIT PLANS.

(a)      Except in such instances where an omission or failure could not reasonably be expected to have a Material Adverse Effect (i) all returns, reports and notices required to be filed with any regulatory agency with respect to any Plan have been filed timely, (ii) neither the Borrower nor any ERISA Affiliate has failed to make any contribution or pay any amount due or owing as required by the terms of any Plan and (iii) each Plan maintained by the Borrower or any of its
Subsidiaries or an ERISA Affiliate is in compliance with all applicable laws.
(b)      There are no pending or, to the Borrower's knowledge, threatened claims, lawsuits, investigations or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan that are likely to result in liability of any Person that could reasonably be expected to have a Material Adverse Effect.
(c)      Except in such instances where an omission or failure could not reasonably be expected to have a
Material Adverse Effect, the Borrower has received, or will timely obtain, a favorable determination or opinion that each Plan maintained by the Borrower or an ERISA Affiliate that is intended to be "qualified" within the meaning of section 401(a) of the Internal Revenue
Code, and each amendment thereto, is so qualified.  Neither the Borrower nor any ERISA
Affiliate has engaged in any prohibited transaction, within the meaning of section 406 of ERISA or section 4975 of the Internal Revenue Code, in connection with any Plan which could result in liability of any Person that could reasonably be expected to have a Material Adverse Effect.
(d)      Neither the Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement benefits under a welfare benefit plan as defined in ERISA other than a liability for continuation coverage under Part 6 of Title I of ERISA or applicable state law, except where such liability could not reasonably be expected to have a Material Adverse
Effect.
(e)      Neither the Borrower nor any ERISA Affiliate maintains, has established or has ever participated in a multiple employer welfare arrangement within the meaning of section 3(40) of
ERISA.  The Borrower has not incurred any Withdrawal Liability with respect to a Multiemployer
Plan or a plan described in section 4063(a) of ERISA except to the extent that such liability could not reasonably be expected to have a Material Adverse Effect.
(f)      Neither the Borrower nor any ERISA Affiliate has incurred any liability under Title IV of
ERISA that has not been satisfied, and no condition exists that could reasonably be expected to result in the Borrower or an ERISA Affiliate incurring any liability under Title IV of ERISA that, individually or in the aggregate, could reasonably be expected to have a Material Adverse
Effect.
(g)      No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events for which liability is reasonably expected to occur, would result in liability of the Borrower or any of its Subsidiaries that could reasonably be expected to have a
Material Adverse Effect.

SECTION 4.12.     ENVIRONMENTAL PROTECTION.

(a)      All Facilities and operations of the Borrower and its Subsidiaries are, and have been to the Borrower' knowledge, in compliance in all material respects with all Environmental Laws.
(b)      There is no, and has been no, condition, occurrence, or Hazardous Materials Activity arising (a) at any Facilities or, to the knowledge of the Borrower, at any other location or (b)
in connection with the operations of the Borrower or its Subsidiaries (including the transportation of Hazardous Materials in accordance with applicable regulations), which condition, occurrence or
Hazardous Materials Activity could reasonably be expected to form the basis of an Environmental
Claim against the Borrower or any of its Subsidiaries and which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(c)      There are no pending or, to the Borrower's knowledge, threatened Environmental Claims against the Borrower or its Subsidiaries, and neither the Borrower nor its Subsidiaries have received any written notices, inquiries, or requests for information with respect to any Environmental
Claims which if adversely determined could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(d)      Except as disclosed to the Agent, the Board, the Supplemental Guarantors and the Lenders
in writing on or prior to the Closing Date, neither the Borrower nor any of its Subsidiaries is currently operating or required to be operating under any compliance order, schedule, decree or agreement, any consent decree, order or agreement, and/or any corrective action decree, order or agreement issued or entered into under any Environmental Law, the failure to comply with which could, individually or in the aggregate, reasonably be expected to have a Material
Adverse Effect.

SECTION 4.13.     SOLVENCY.

After giving effect to the Borrowing and to the application of the proceeds therefrom, the Borrower is Solvent.

SECTION 4.14.     DISCLOSURE.

No representation or warranty or certification of the Borrower or any of its
Responsible Officers or other Officers contained in this Agreement, any other Loan Document, the Application or in any other document, certificate or written statement, or any other written information, including information contained in the Application, furnished to the
Board, the Agent, the Lenders or the Supplemental Guarantors by or on behalf of the Borrower or any of its Subsidiaries for use in connection with the negotiation and closing of the transactions contemplated by this Agreement contains any untrue statement or omits any information necessary to make the statements therein not untrue, in each case, as and when made or furnished, or in the case of any such representations and warranties, on the Closing Date.
There are no facts known to any Officer of the Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to have a
Material Adverse Effect.

SECTION 4.15.     COMPLIANCE WITH LAWS.  The Borrower and each of its Subsidiaries is in material compliance with all laws, statutes, rules, regulations and orders binding on or applicable to the Borrower, its Subsidiaries and all of their respective properties.

SECTION 4.16.     INDEBTEDNESS; OFF BALANCE SHEET TRANSACTIONS.

(a)      Schedule 4.16 correctly sets forth the consolidated Indebtedness of the Borrower and its Subsidiaries as of December 31, 2002.
(b)      Other than as disclosed with reasonable sufficiency and specificity (as contemplated in
SEC Release No. 33-8056 (January 22, 2002)) in the notes to the financial statements described in
SECTION 4.3(a), there are no transactions, arrangements or other relationships between and/or among the Borrower or any of its Affiliates (as such term is described in Rule 405 under the Securities
Act of 1933, as amended) and any unconsolidated entity, including but not limited to, any structured finance, special purpose or limited purpose entity, of the type contemplated in SEC
Release No. 33-8056.

SECTION 4.17.     PERFECTED SECURITY INTEREST.

The Collateral Agent, on behalf of the Lenders and the Board, has a first-priority perfected security interest in the Collateral (except as permitted in the Security Agreement), subject only to Permitted Liens that have not been filed or recorded with any Governmental Authority.

SECTION 4.18.     INSURANCE.

The properties, business and operations of the Borrower and its Subsidiaries are insured with reputable insurance companies reasonably believed to be financially sound (none of which are
Affiliates of the Borrower) or by the United States of America in such amounts, with such deductibles and covering such risks as are insured against (including, but not limited to, war risk and third party liability) and carried in accordance with applicable law and prudent industry practice by U.S. commercial air carriers similarly situated with the Borrower and owning or operating similar properties, aircraft and engines.

SECTION 4.19.     ABSENCE OF LABOR DISPUTES.

No strikes, boycotts, work stoppages or labor disputes with employees of the Borrower or its
Subsidiaries exist or, to the knowledge of the Officers of the Borrower, are imminent or would reasonably be expected to occur that would reasonably be expected to have a Material Adverse Effect.

SECTION 4.20.     GATES AND SLOTS.

(a)      The Borrower and each of its Subsidiaries is in material compliance with all leases, licenses or other agreements necessary in connection with such Person's use, operation or occupancy of gates at airport terminals.
(b)      The Borrower and each of its Subsidiaries having any operational authority granted under
49 U.S.C.ss. 40103 and 14 C.F.R. Sec.ss.ss.93.211-93.227 to conduct aircraft landing or take-off operations (such operational authority, "Slots") maintains a system for monitoring and utilizing such Slots in compliance with the regulations governing Slot use and loss set forth in
14 C.F.R.ss.93.227, as amended from time to time.

SECTION 4.21.     SECTION 1110.

The Collateral Agent shall be entitled to the benefits of Section 1110 of the
Bankruptcy Code with respect to the Spare Engines and Spare Parts, in each case to the extent first placed into service after October 22, 1994 in the event of a case under
Chapter 11 of the Bankruptcy Code in which the Borrower is a debtor.

                                              ARTICLE V

                                                COVENANTS

                  To induce the other parties to enter into this Agreement and to induce the
Supplemental Guarantors to enter into their respective Supplemental Guarantees, the Borrower agrees with each other party hereto that, so long as any of the Obligations remain outstanding

SECTION 5.1.      FINANCIAL STATEMENTS AND OTHER REPORTS.

(a)      The Borrower will establish and maintain, and will cause each of its Subsidiaries to establish and maintain, in accordance with sound business practices and applicable law and rules and regulations issued by any Governmental Authority (i) a system of accounting, which shall include maintenance of proper books and records, to permit preparation of financial statements in conformity with GAAP and to provide reasonable assurances that
(A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and
(D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (ii) effective disclosure controls and procedures designed to ensure that material information relating to the
Borrower and its Subsidiaries is made known to Responsible Officers of the Borrower in a timely manner.
(b)      The Borrower will deliver to the Agent, the Lenders, the Supplemental Guarantors, the Board,
the Loan Administrator and the Collateral Agent (but only to the extent information is to be delivered pursuant to clauses (V), (VII) and, in the case of information requested by the Collateral
Agent, (XX) below):
(i)      (A)  Quarterly Financials:  as soon as available and in any event within five (5) days after the date on which the Borrower is required to file its Form 10-Q under the
         Exchange Act, (x) the balance sheet of the Borrower as at the end of each fiscal quarter and the related statements of income and stockholders' equity of the Borrower for such fiscal quarter and cash flows of the Borrower for the period from the beginning of the then current Fiscal Year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures from the corresponding periods of the previous Fiscal Year and the corresponding figures from the quarterly projections delivered pursuant to clause (viii)(B) of this SECTION
         5.1(b) for such quarter, all prepared in accordance with GAAP and in reasonable detail and certified by the Chief Financial Officer or the Chief Executive Officer of such company that they fairly present the financial condition of the Borrower as at the dates indicated and the results of its operations and its cash flows for the periods indicated (subject to normal year-end audit adjustments), and (y) a narrative report describing the operations of the Borrower in the form prepared for presentation to senior management for such fiscal quarter and for the period from the beginning of then current Fiscal Year to the end of such fiscal quarter; provided that the delivery of the Form 10-Q filed by the Borrower with the SEC for such fiscal quarter shall be deemed to satisfy all of the requirements of this SECTION 5.1(B)(I)(A);

         (B)  Monthly Reporting:  as soon as available and in any event within 30 days after the end of each calendar month, the balance sheet of the Borrower as at the end of such month and the related statements of income and cash flows of the Borrower for such calendar month and for the period from the beginning of the then current
         Fiscal Year to the end of such month, setting forth in each case with respect to the year-to-date period, in comparative form, the corresponding figures from the corresponding periods of the previous Fiscal Year, together with a unit-basis income statement (with per-ASM revenue and expenses (line by line)), variances from the monthly operating plan delivered pursuant to clause (viii)(B) of this SECTION 5.1(B)
         for such month for each income statement line item and breakdowns of salary and benefits expenses in sufficient detail to facilitate monitoring; all such financial statements to be in the form prepared for the management of the Borrower and certified by the Chief Financial Officer or Chief Executive Officer of such company as fairly presenting, in all material respects, the financial condition of the Borrower as at the dates indicated and the results of its operations and its cash flows for the periods indicated (subject to normal year-end audit adjustments);

(ii)     Year-End Financials:  as soon as available and in any event within five (5) days after the date on which the Borrower is required to file its Form 10-K under the Exchange
         Act, (A) the balance sheet of the Borrower as at the end of each Fiscal Year and the related statements of income and stockholders' equity of the Borrower for such Fiscal Year and cash flows of the Borrower for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the annual financial plan delivered pursuant to SECTION 5.1(B)(VIII) for the Fiscal
         Year covered by such financial statements, all in reasonable detail and certified by the Chief Financial Officer or the Chief Executive Officer of the Borrower that they fairly present the financial condition of the Borrower as at the date indicated and the results of its operations and its cash flows for the periods indicated; (B) a narrative report describing the operations of the Borrower in the form prepared for presentation to senior management for such Fiscal Year; and (C) an accountant's report on such financial statements of KPMG LLP or other independent certified public accountants of recognized national standing selected by the Borrower, which report (1)
         shall contain no qualification about the ability of the Borrower to continue as a going concern and shall be otherwise unqualified in all respects, and (2) shall state that such financial statements fairly present in all material respects the financial position of the Borrower as at the dates indicated and the results of its operations and its cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards; provided, that (x) references in an accountant's report to changes in GAAP, changes in accounting standards, highlighting contents of footnotes, limitations in the scope of the audit or exclusions from the audit information not required by GAAP that are, in each case, customary in industry practice and not prejudicial to the opinion stated therein shall not be deemed to be
         "qualifications" for the purpose of this clause (C) and (y) the delivery of the Form
         10-K filed by the Borrower with the SEC for such Fiscal Year, and which satisfies the requirements of this clauses (C) shall be deemed to satisfy the requirements of this clause (C); and (D) an accountant's report on compliance with contractual provisions of this debt agreement which would indicate that in connection with their audit, nothing came to their attention that caused them to believe that the Company failed to comply with the terms, covenants, provisions, or conditions described herein insofar as they relate to accounting matters or, if any such Default or Event of Default exists, shall state the nature and status of such Default or Event of Default (to the extent such statement is not prohibited by, or inconsistent with, applicable accounting standards), it being understood that this clause (D) shall not require that the auditors expand the scope of their examination beyond the scope required to audit the financial statements of the Borrower in accordance with generally accepted auditing standards;

(iii)    Officer's Certificates:  together with each delivery of financial statements of the Borrower pursuant to SECTION 5.1(B)(I) and (II) above after the Closing Date, (A)
         an Officer's Certificate from the Borrower (1) stating the signer has reviewed the terms of this Agreement and has made, or caused to be made under such Officer's supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of such Officer's
         Certificate, of any condition or event that constitutes an Event of Default or
         Default, or, if any such condition or event so existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto, (2) demonstrating in reasonable detail compliance (or noncompliance) with the restrictions contained in SECTION 6.4(C)
         for the period specified in such Section that ends on the last day of, and with the restrictions contained in SECTION 6.3, SECTION 6.4(A) and SECTION 6.4(B) as of the end
         of, the applicable quarterly and annual accounting periods specified in such Sections and (3) stating whether any change in GAAP or in the application thereof has occurred since the date of delivery of the most recent financial statements under SECTION
         5.1(B)(I) and (II), and (B) with respect to the financial statements delivered pursuant to clauses (I)(A) and (II) above of this SECTION 5.1(B), an Officer's
         Certificate from the Borrower (1) certifying that (w) such Officer has reviewed the financial statements and the narrative report delivered pursuant to such clause, (x)
         based on such Officer's knowledge, the report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the report, (y) based on such
         Officer's knowledge, such report, together with the corresponding financial statements, fairly present in all material respects the financial condition, results of operations and cash flows of the Borrower as of, and for, the periods presented in the report, and (z) the representations and warranties contained in Section 4.3(c) of this Agreement are true and correct as of the date of such certificate, (2) stating that there are no significant deficiencies in the design or operation of internal controls of the Borrower and its Subsidiaries which could adversely affect the
         Borrower's ability to record, process, summarize and report financial data, or, if any such deficiencies exist, describing them and what action the Borrower has taken, is taking or proposes to take with respect thereto, and (3) certifying that any such deficiencies and any fraud, whether or not material, that involves management or other employees who have a significant role in the Borrower's internal controls system have been disclosed to the Borrower's auditors and the audit committee of the Board of
         Directors of the Borrower;

(iv)     SEC Filings and Press Releases:  promptly upon their becoming available, copies of
         (A) all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to its security holders, (B) all regular and periodic reports and all registration statements and prospectuses filed by the Borrower or any of its
         Subsidiaries with any securities exchange or with the SEC or any Governmental
         Authority or private regulatory authority, and (C) all material press releases and other statements made available generally by the Borrower or any of its Subsidiaries to the public concerning material developments in the business of the Borrower or any of its Subsidiaries;

(v)      Events of Default, etc.:  promptly upon any Responsible Officer of the Borrower obtaining knowledge (A) of any condition or event that constitutes an Event of Default or
         Default, (B) that any creditor has given any notice to the Borrower or any its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in SECTION 7.1(B), (C) unless provided pursuant to clause (iv) above, of any condition or event that is required to be disclosed in a current report filed by the Borrower with the SEC on Form 8-K, (D) of the occurrence of any event or change that has had, or would reasonably be expected to have, a Material Adverse Effect, or
         (E) of any condition or event that constitutes a default or an event of default (or any condition with which the passing of time or the giving of notice or both would, unless cured or waived, become a default or event of default) under any material
         Contractual Obligation, an Officer's Certificate specifying the nature and period of existence of such Default, Event of Default, condition, event or change (including with respect to notices under clause (A) of this SECTION 5.1(B)(V), specific references to all provisions of the Loan Documents under which the Default or Event of
         Default has occurred) or specifying the notice given or action taken by any such
         Person and the nature of such claimed Event of Default, Default, default, event or condition, as the case may be, and in any such case, what action the Borrower has taken, is taking and proposes to take with respect thereto;

(vi)     Litigation or Other Proceedings:  to the extent not otherwise disclosed pursuant to this SECTION 5.1(B),

         (A) promptly upon any Responsible Officer of the Borrower obtaining knowledge of

                           (x)      the institution of, or threat of, any action, suit,
                  proceeding (whether administrative, judicial or otherwise), arbitration, governmental or other public agency or quasi-governmental investigation against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries which is otherwise described in any of clauses (1) - (4) of clause (y) below, unless the Borrower's General
                  Counsel or outside legal counsel has determined that a favorable outcome to the Borrower is reasonably likely (collectively, "Proceedings"), or

                           (y)      any material development in any Proceeding that, in the case of either (x) or (y):
(1)      if adversely determined could reasonably be expected to have a Material Adverse Effect;
(2)      seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of the transactions contemplated hereby;
(3)      challenges or calls into question the financial or other operational condition or results of the
                           Borrower; or
(4)      could cause any of the property comprising the Collateral to be subject to any restriction on ownership, occupancy, use or transferability;

         written notice thereof together with such other information as may be reasonably available to the Borrower to enable each Lender, each Supplemental Guarantor, the
         Agent, the Loan Administrator and the Board, and their respective counsel to evaluate such matters, and (B) within twenty days after the end of each Fiscal Year, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, the Borrower or any of its Subsidiaries the uninsured portion of which (treating as uninsured deductibles and any amounts which are insured by Affiliates or covered by self-insurance) is equal to or greater than $5,000,000 and promptly after request by the Agent, the Loan Administrator or the Board such other information as may be reasonably requested by the Agent, the Loan Administrator or the Board to enable the
         Agent, the Loan Administrator or the Board and their respective counsel to evaluate any of such Proceedings;

(vii)    ERISA Reports:  promptly after the receipt by the Borrower of a request therefor by the Agent, the Loan Administrator, the Board, any Lender or any Supplemental Guarantor,
         the Borrower shall provide the Agent, the Loan Administrator, the Board, such Lender and such
         Supplemental Guarantor copies of any annual and other reports (including Schedule B thereto) with respect to a Plan filed by the Borrower or any ERISA Affiliate with the
         United States Department of Labor, the IRS or the Pension Benefit Guaranty Corporation;

(viii)   Financial Plans and Projections:  (A) annually, as soon as practicable after preparation thereof in the ordinary course of business but in no event later than sixty (60) days following the start of each Fiscal Year of the Borrower, the Borrower shall provide the Agent, the
         Loan Administrator, the Board, each Lender and each Supplemental Guarantor copies of its annual financial and operating plan and projections for such Fiscal Year, and (B)
         as soon as available but in any event at least ten (10) days prior to the beginning of each fiscal quarter of each Fiscal Year, the Borrower shall provide the Agent, the
         Loan Administrator, the Board, each Lender and each Supplemental Guarantor copies of its financial and operating plan and projections for such quarter, and for each month in such quarter;

(ix)     Environmental Audits and Reports:  as soon as practicable following receipt thereof, the Borrower shall provide the Agent, the Loan Administrator, the Board, each Lender and each
         Supplemental Guarantor copies of all environmental audits and reports, whether prepared by personnel of the Borrower or any of its Subsidiaries or by independent consultants, with respect to (i) significant environmental matters at any Facility or
         (ii) which relate to an Environmental Claim, which in either instance could be expected to have a Material Adverse Effect;

(x)      Ratings Change; Liquidity Certificates:  (A) within five Business Days after any public release by S&P or Moody's raising, lowering, suspending or placing under review for possible downgrade or suspension its credit rating or changing its outlook on any debt obligations of the Borrower or any of its Subsidiaries, and (B) at such additional times as the Board may elect, the Borrower shall provide the Agent, the Board, each
         Lender and each Supplemental Guarantor a certificate setting forth the credit ratings on the debt obligations of the Borrower and its Subsidiaries (each, a "Liquidity
         Certificate");

(xi)     Insurance/Condemnation Proceeds:  in addition to any similar reporting obligations under the Security Documents but without the duplication of any such obligation, promptly notify the Agent, the Collateral Agent, each Lender, each Supplemental Guarantor, the Loan
         Administrator and the Board upon a Responsible Officer of the Borrower or any of its
         Subsidiaries obtaining knowledge of (A) the occurrence of an event of loss or damage to, or any taking, condemnation or requisition by any Governmental Authority of, any property of the Borrower or any of its Subsidiaries having fair market value or a replacement value in excess of $5,000,000 whether or not such loss or damage is expected to result in receipt of insurance or condemnation proceeds or of any other event of loss or damage that the Borrower reasonably expect to result in proceeds reasonably estimated by them to exceed $5,000,000 and (B) the receipt of insurance proceeds or condemnation proceeds from an event of loss or material damage to, or any taking, condemnation or requisition by any Governmental Authority of, any property of the Borrower or any of its Subsidiaries;

(xii)    Future Issuance and Asset Sales:  as soon as reasonably practicable but in no event less than five (5) days prior to the consummation by the Borrower or any of its
         Subsidiaries of any Future Issuance or Asset Sale, the Borrower shall (A) notify the Agent, each Lender, each Supplemental Guarantor, the Loan Administrator and the Board of such event and what action the Borrower or such Subsidiary has taken, is taking and proposes to take with respect thereto, including the use of proceeds, and (B) in connection with each such Asset Sale, deliver to the Agent, each Lender, each Supplemental Guarantor, the
         Loan Administrator and the Board an Officer's Certificate from the Borrower certifying that the provisions of SECTION 6.10 will be satisfied;

(xiii)   Plan Audits and Liabilities:  promptly after the Borrower or any ERISA Affiliate (A)
         contacts the IRS for the purpose of participating in a closing agreement or any voluntary resolution program with respect to a Plan or Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect, or (B) knows or has reason to know that any event with respect to any Plan or Multiemployer Plan occurred that could reasonably be expected to have a Material Adverse Effect, notice of such contact or occurrence of such event;

(xiv)    Funding Changes and New Plan Benefits:  promptly after a change, a notification of any material increases in the benefits, or material change in funding method, with respect to which the Borrower or any of its Subsidiaries may have any liability, or the establishment of any material new Plan or Multiemployer Plan with respect to which the Borrower or any of its Subsidiaries may have any liability or the commencement of contributions to any Plan or Multiemployer Plan to which the Borrower or any ERISA Affiliate was not previously contributing, except to the extent that such an event would not reasonably be expected to have a Material Adverse Effect;

(xv)     Claims and Proceedings:  promptly after receipt of written notice of commencement thereof, notification of all (A) claims made by participants or beneficiaries with respect to any Plan, and (B) actions, suits, proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any ERISA Affiliate with respect to any Plan, except those which, in the aggregate, if adversely determined, could not reasonably be expected to have a
         Material Adverse Effect;

(xvi)    ERISA Events:  promptly after the occurrence of any ERISA Event that would reasonably be expected to have a Material Adverse Effect, notice thereof;

(xvii)   Labor Disputes:  promptly upon any Responsible Officer of the Borrower or any of its
         Subsidiaries obtaining knowledge of the institution or threat of any strike, boycott, work stoppage or labor dispute relating to the Borrower or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect;

(xviii)  Collateral Value Certificates:  no later than the date upon which the quarterly financial statements are delivered under clause (I)(A) of this SECTION 5.1(B) for each fiscal quarter of each Fiscal Year and the date upon which the annual financial statements are delivered under clause (II) of this SECTION 5.1(B) for each Fiscal Year, a Collateral
         Value Certificate certifying the Collateral Value, in each case as of a date no earlier than the end of the fiscal quarter or the Fiscal Year with respect to which the corresponding financial statements referenced above in this clause (XVIII) are being delivered;

(xix)    Pledged Tax Receivable:  promptly after any material changes in the estimated amount of the Pledged Tax Receivable, based on the Borrower's reasonable estimate therefor, and upon receipt from the IRS of any written notice challenging or disputing the existence or amount thereof, notice of such change, challenge or dispute; and

(xx)     Other Information:  with reasonable promptness, such other information and data with respect to the Borrower or any of its Subsidiaries as from time to time may be reasonably requested by the Agent, the Collateral Agent, any Lender, any Supplemental Guarantor, the Board
         or the Loan Administrator.

SECTION 5.2.      CORPORATE EXISTENCE.

Except as permitted under SECTION 6.5(A)(I) and SECTION 6.9, the Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership or other existence of each of its
Subsidiaries and the  permits, licenses, rights (charter and statutory), and franchises of the
Borrower and its Subsidiaries; provided, that the Borrower shall not be required to preserve any permit, license, right or franchise, or the existence of any Subsidiary, if the preservation thereof is no longer desirable in the conduct of the business of the Borrower and the non-preservation thereof does not have a Material Adverse Effect.

SECTION 5.3.      PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

(a)      The Borrower will, and will cause its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Borrower or any of its Subsidiaries or upon the income, profits or property of the Borrower or any of its Subsidiaries, and (ii) all lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien on the property of the Borrower or any of its Subsidiaries; provided, however, that no such Person shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and with respect to which an adequate reserve has been established by it to the extent required by GAAP.
(b)      The Borrower will not, and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than the Borrower and any of its Subsidiaries).

SECTION 5.4.      MAINTENANCE OF PROPERTIES; INSURANCE.

(a)      The Borrower will, and will cause each of its Subsidiaries to, maintain all properties used or useful in the conduct of their business in good condition, repair and working order and supply such properties with all necessary equipment and make all necessary repairs, renewals, replacements, betterments and improvements thereto, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the
Borrower or any of its Subsidiaries from discontinuing the operation and maintenance of any such properties if such discontinuance is, in the good faith judgment of the Borrower, desirable in the conduct of such Person's business and could not reasonably be expected to have a Material Adverse Effect, but subject in each case to all applicable provisions of the
Security Documents.

(b)      The Borrower will insure and keep insured, and will cause each of its Subsidiaries to insure and keep insured, with reputable insurance companies reasonably believed to be financially sound that are not Affiliates of the Borrower or any of its Subsidiaries,
their properties, business and operations, in such amounts, with such deductibles and covering such risks as are insured against (including, but not limited to, war risk and third party liability) and carried in accordance with applicable law and prudent industry practice by U.S.
commercial air carriers similarly situated with the Borrower and owning or operating similar properties, aircraft and engines, including, without limitation, such insurance coverage as is required to be maintained under the Security Documents, and providing for not less than thirty
(30) days' (or in the case of war risk coverage, the maximum time as is reasonably obtainable)
prior notice to the Agent, the Board and the Collateral Agent of termination, lapse or cancellation of such insurance.

SECTION 5.5.      INSPECTION.  The Borrower will, and will cause its Subsidiaries to, permit any authorized representatives designated by the Agent, any Lender, any Supplemental
Guarantor, the Loan Administrator or the Board to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, including their financial and accounting records, and to make copies and take extracts therefrom, and to discuss their affairs, finances and accounts with its and their officers and independent public accountants, at the Borrower's expense, during normal business hours and as often as may be reasonably requested; provided, that such inspection shall be upon reasonable notice and at reasonable times, and shall not be unduly disruptive to the business of the Borrower and its Subsidiaries.

SECTION 5.6.      COMPLIANCE WITH LAWS, ETC.  The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable statutes, rules, regulations, orders, restrictions and Governmental Authorizations of any applicable Governmental
Authority, or of any department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except such as are being contested in good faith by appropriate proceedings.  The Borrower shall not, and shall cause its Subsidiaries not to, conduct any
Hazardous Materials Activity at any Facility or at any other location in a manner that does not materially comply with Environmental Laws.  The Borrower and its Subsidiaries shall, and shall use commercially reasonable efforts to, cause all other Persons operating or occupying any of their properties to comply with Environmental Laws in all material respects.

SECTION 5.7.      HAZARDOUS MATERIALS.
(a)      To the extent the following are required by Environmental Laws, the Borrower will conduct, and will cause each of its Subsidiaries to conduct, any and all investigations, studies, sampling and testing and will take, and will cause each of its Subsidiaries to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or
Release of any Hazardous Materials for which the Borrower is, or could be, liable.  The foregoing shall not apply if, and only to the extent that (i) the Borrower's or such
Subsidiary's liability for such presence, storage, use, disposal, transportation or Release of any Hazardous Materials is being contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, (ii) such remedial action is taken by other Persons responsible for such remedial action through an indemnification of the Borrower or such Subsidiary or (iii) such non-compliance would not in any case or in the aggregate reasonably be expected to have a Material Adverse Effect.  In the event that the Borrower or any of its Subsidiaries undertakes any such investigation, study, sampling, testing or remedial action with respect to any Hazardous Materials, the Borrower or such Subsidiary will conduct and complete such action in compliance in all material respects with all applicable
Environmental Laws, and other applicable policies, orders and directives of all federal, state and local Governmental Authorities.
(b)      At the request of the Requisite Lenders or the Board from time to time, the Borrower will provide to the Lenders within sixty (60) days after such request, at the expense of the
Borrower, an environmental site assessment report for any properties of the Borrower or any of its
Subsidiaries described in such request, prepared by an environmental consulting firm reasonably acceptable to the Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous
Materials on such properties; without limiting the generality of the foregoing, if the Agent determines at any time that a material risk exists that any such report will not be provided in the time referred to above, the Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns property described in such a request to grant at the time of such request to the Agent, the Lenders, the Board, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter into their respective properties to undertake such an assessment.

SECTION 5.8.      CONTRACTUAL OBLIGATIONS.  The Borrower and its Subsidiaries will perform, observe or fulfill all obligations, covenants and conditions contained in their Contractual
Obligations; provided that any failure to perform, observe or fulfill such obligations, covenants and conditions that could not reasonably be expected to have a Material Adverse Effect shall not constitute a breach of this Section 5.8.

SECTION 5.9.      EMPLOYEE BENEFIT PLANS.  The Borrower and its Subsidiaries shall ensure that the Plans with respect to which they may have any liability are operated in compliance in all material respects with all applicable laws.  Neither the Borrower nor any of its Subsidiaries shall amend, adopt or terminate any Plan or Multiemployer Plan unless such action would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.10.     FAA MATTERS; CITIZENSHIP.  The Borrower will at all times hereunder be an "air carrier" within the meaning of the Act and hold a certificate under 49 U.S.C. Section 41102(a)
(1) as currently in effect or as may be amended or recodified from time to time.  The Borrower and each Subsidiary of the Borrower engaged in operations as an "air carrier" will at all times hereunder be a United States Citizen holding an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 for aircraft capable of carrying 10 or more individuals or
6,000 pounds or more of cargo.  The Borrower and each of its Subsidiaries will possess and maintain all necessary consents, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations from time to time.

SECTION 5.11.     BOARD GUARANTEE.  The Borrower and each of its Subsidiaries shall comply with all of the terms, requirements and conditions applicable to it under the Act and the
Regulations, or as may otherwise be imposed by, or agreed with, the Board in connection with the issuance of the Board Guarantee, and shall promptly furnish to the Board, the Loan Administrator and the Agent all such information as may be requested by the Board, the Loan Administrator or the
Agent in connection with the Board Guarantee.  The Borrower and each of its Subsidiaries shall execute such documents and take such actions in furtherance of its obligations under the Act and the
Regulations as the Board, the Loan Administrator or the Agent may request.

SECTION 5.12.     LOWER-TIER COVERED TRANSACTION.  The Borrower agrees that in the event that it enters into any "lower-tier covered transaction" (as such term is defined in 31 C.F.R.
Section 19.110, as amended or modified from time to time and not excepted therefrom by 31 C.F.R.
Section 19.200(c)) it being understood by the parties hereto that entering into the Loan Documents on the date hereof with the parties thereto does not constitute such a "lower-tier transaction")
in respect of the transactions contemplated hereunder, it will include the clause entitled
"Certificate Regarding Debarment, Suspension, Ineligibility and Voluntary Exclusion - Lower Tier
Covered Transactions" as set forth in Appendix B to Part 19 of title 31 of the C.F.R. in such
"lower-tier covered transaction", and that it will obtain a certification from the other Person or Persons party to such "lower-tier covered transaction" to the effect that each such other
Person (and each "principal" thereof, as such term is defined in 31 C.F.R. Section 19.105, as amended or modified from time to time) is not presently debarred, suspended, proposed for debarment, declared ineligible, or voluntarily excluded from participation in such transaction by any Federal department or agency, or an explanation why such Person is unable to so certify.  Further, the Borrower agrees that it will not enter into a "lower-tier covered transaction" with a Person who has been proposed for debarment under 48 C.F.R. Section 9.4, debarred or suspended unless granted an exception for such "lower-tier covered transaction"
pursuant to 31 C.F.R. Section 19.215.

SECTION 5.13.     COMPTROLLER GENERAL AUDITS AND REVIEWS.  The Borrower agrees to permit, and to cooperate in the conduct of, such audits and reviews during the period the Loan is outstanding and for three years thereafter, as the Board may deem appropriate, by an independent auditor acceptable to the Board or the United States Comptroller General.  To the extent requested by the Board or the Loan Administrator, the Borrower shall provide access to the officers and employees, books, records, accounts, documents, correspondence, and other information of the Borrower, its
Subsidiaries, Affiliates, financial advisors, consultants and independent certified accountants that the Board or the United States Comptroller General considers necessary.

SECTION 5.14.     APPRAISAL REPORTS; ADDITIONAL COLLATERAL.

(a)      The Borrower shall obtain one or more Appraisal Reports establishing the value of the
Appraised Collateral as of (i) the last day of each Fiscal Year commencing with March 31, 2003,
(ii) the date upon which any additional property or assets that constitutes Appraised Collateral is pledged as Collateral to the Collateral Agent pursuant to Section 5.14(b) to secure the
Obligations, but only with respect to such additional Collateral and (iii) no more than once in any twelve (12) month period, a date which is no later than 60 days after the Board (or if the
Board Guarantee shall have terminated, the Requisite Lenders) has requested that the Borrower obtain an Appraisal Report (it being understood that the obligation herein of the Borrower to periodically obtain Appraisal Reports shall be in addition to any rights or obligations under the Security Agreement).  Such Appraisal Reports may be based on desktop appraisals unless the
Board (or if the Board Guarantee shall have terminated, the Requisite Lenders) shall have requested that an Appraisal Report be based on physical inspection.
(b)      The Borrower shall maintain the value of the Collateral.  In furtherance thereof, if at any time (x) the then aggregate Collateral Value shall be less than (y) an amount equal to 20%
of the principal amount of the Loan then outstanding (the difference between (x) and (y), the "Value
Differential"), the Borrower shall promptly do one of the following to the extent (but only to the extent) necessary to eliminate such Value Differential:  (i) prepay the Loan from the
Borrower's Excess Cash Flow for the fiscal quarter during which or as of the end of which the
Value Differential is established, in accordance with the provisions of SECTION 2.5 hereof,
(ii) pledge pursuant to a Security Agreement Supplement delivered to the Collateral Agent, and subject to the terms and conditions of the applicable Security Agreement, or other Collateral
Document reasonably satisfactory to the Board and the Agent, additional Eligible Collateral available to be pledged to the Collateral Agent, or (iii) prepay the Loan as provided in clause
(i) above and pledge pursuant to a Security Agreement Supplement delivered to the Collateral
Agent, and subject to the terms and conditions of the applicable Security Agreement, additional
Eligible Collateral; provided, that if the Borrower's Excess Cash Flow for such fiscal quarter, together with all Eligible Collateral that is available to be pledged to the Collateral Agent is not sufficient to eliminate such Value Differential, the Borrower shall continue to prepay the Loan from the Borrower's Excess Cash Flow for each subsequent fiscal quarter and pledge all additional Eligible Collateral as it becomes available until the Value Differential no longer exists (it being understood that assets subject to a Lien permitted under SECTION 6.1 other than a Permitted Encumbrance are not available to be pledged to the Collateral Agent), and provided, further, that (A) if any cash which is used to purchase Aircraft Related Equipment is deducted from Consolidated EBITDAR in computing the amount of Excess Cash Flow for any fiscal quarter during the existence of a Value Differential, the Aircraft Related Equipment purchased with such cash (other than aircraft and engines therefor (but not Spare Engines) which the
Borrower is required to pledge to another Lender of purchase money financing) shall be pledged to the Collateral Agent pursuant to clause (ii) above; and (B) if the Borrower subsequently enters into an agreement to sell any aircraft or engine pledged to the Collateral Agent under clause (A) of this proviso as part of a sale-leaseback transaction of the type excepted from the definition of Asset Sale or finances such aircraft or engine in a transaction that fits within the definition of ARE Acquisition Financing, the Board, or if the Board Guarantee is no
longer in effect, the Requisite Lenders shall instruct the Collateral Agent to release the Lien so granted.
(c)      If additional Collateral is being pledged in accordance with SECTION 5.14(B), such additional Collateral shall be free and clear of any Liens (other than Permitted Liens that have not been filed or recorded with any Governmental Authority) and the pledgor(s) shall execute and deliver to the Collateral Agent the applicable Security Agreement Supplements and take all other action necessary or desirable to cause the Liens created thereby to be perfected first priority
Liens protected under applicable law, shall furnish favorable legal opinions to the Collateral
Agent with respect to such additional Eligible Collateral, including the perfection and priority of the Collateral Agent's Lien thereon and evidence of applicable filings to the Loan
Administrator, and shall otherwise comply with the provisions of the applicable Security
Agreement that apply to a pledge of such Collateral.
(d)      In connection with each prepayment or pledge of additional Eligible Collateral pursuant to SECTION 5.14(B) above, the Borrower shall deliver to the Collateral Agent, the Loan Administrator and the Board either (i) a Collateral Value Certificate which establishes that the applicable Value
Differential no longer exists, or (ii) an Officer's Certificate from the Borrower that certifies (A) the amount of the Borrower's Excess Cash Flow for the most recently ended fiscal quarter, and (B) that the Borrower has pledged pursuant to SECTION 5.14(B) all available
Eligible Collateral.

SECTION 5.15.     ADDITIONAL SUBSIDIARIES.  With reasonable promptness and in any event within 30 days following the formation or acquisition of a Subsidiary by the Borrower or upon the commencement of operations by any inactive Subsidiary listed on Schedule 4.1(c), as applicable, the
Borrower shall provide the Agent, the Loan Administrator, the Board and each Lender the name, corporate structure and allocation of Voting Stock of such Subsidiary.

SECTION 5.16.     FURTHER ASSURANCES.  At any time or from time to time upon the request of the Board, any Lender, any Supplemental Guarantor (with respect to Obligations owing directly to it hereunder), the Loan Administrator, the Collateral Agent or the Agent, the Borrower
will, and will cause its Subsidiaries to, at the Borrower's expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as the Board, such Lender, such Supplemental Guarantor, the Loan Administrator, the Collateral Agent or the Agent may
reasonably request in order to correct material defects or errors in the Loan Documents or the execution, acknowledgement, filing or recordation thereof, to maintain and ensure the validity, effectiveness, priority and perfection of the Collateral Agent's Liens intended to be created pursuant to the Security Agreement, to provide for payment of the Obligations in accordance with the terms of this Agreement, the Notes and the other Loan Documents and otherwise to effect fully the purposes of the Loan Documents.

                                              ARTICLE VI

                                             NEGATIVE COVENANTS

                  To induce the other parties to enter into this Agreement and to induce the
Supplemental Guarantors to enter into their respective Supplemental Guarantees, the Borrower agrees with each other party hereto, as long as any of the Commitments remain in existence or the Obligations remain outstanding:

SECTION 6.1.      LIENS AND RELATED MATTERS.

(a)      Prohibition on Liens.  The Borrower shall not, and shall not permit any of its
Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable or the Collateral) of the Borrower or any of its Subsidiaries,
whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial
Code of any state or under any similar recording or notice statute, except:

                  (i)    Permitted Encumbrances;
                 (ii)    Liens on Aircraft Related Equipment securing (A) ARE Acquisition Financing in respect of such Aircraft Related Equipment or (B) Permitted Refinancing Indebtedness
                  or other Indebtedness the proceeds of which are used to prepay Indebtedness that was secured by such Aircraft Related Equipment, in each case in (A) or (B), including cross-collateralization arrangements involving the same lender or group of lenders;
                (iii)    other Liens securing or relating to Indebtedness permitted pursuant to this
                  Agreement and other liabilities and obligations permitted pursuant to this Agreement in an aggregate amount not to exceed $15,000,000 at any time outstanding;
                 (iv)    Liens securing Indebtedness used to refinance the Loan;
                  (v)    Liens described in Schedule 6.1 annexed hereto;
                 (vi)    judgment and attachment Liens not giving rise to an Event of Default or relating to an action or judgment that is a Default or Event of Default;
                (vii)    Liens on the assets of any entity or on any asset existing at the time such entity or asset is acquired by the Borrower or any Subsidiary of the Borrower, whether by merger, consolidation, purchase of assets or otherwise; provided, that such Liens (i) are not created, incurred or assumed by such entity in contemplation of or in connection with the financing of such entity's being acquired by the Borrower or such Subsidiary; (ii) do not extend to any other assets of the Borrower or such Subsidiary; and (iii) the
                  Indebtedness secured by such Lien is permitted pursuant to this Agreement; and
               (viii)    leases or subleases granted to others not interfering in any material respect with the ordinary conduct of business of the Borrower or any of its Subsidiaries.

(b)      No Restrictions on Subsidiary Distributions to Borrower or Other Subsidiaries.  Except (i)
as provided herein or (ii) as described on Schedule 6.1 annexed hereto, the Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any Payment Restriction.

SECTION 6.2.      INVESTMENTS.  The Borrower shall not, nor shall it permit any of its
Subsidiaries to, make any Investment other than (a) Investments consisting of Cash Equivalents; (b)
accounts receivable if credited or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (c) payroll advances and advances for business and travel expenses in the ordinary course of business; (d) Investments by the Borrower in its
Wholly-Owned Subsidiaries in the ordinary course of business; (e) Investments by any Subsidiary of the Borrower in the Borrower or in any other Wholly-Owned Subsidiary of the Borrower; (f)
Investments made by way of any endorsement of negotiable instruments received by the Borrower or any of its Subsidiaries in the ordinary course of its business and presented by it to any bank for collection or deposit; (g) stock, obligations or securities received in settlement of debts created in the ordinary course of business owing to the Borrower or any of its
Subsidiaries; (h) in addition to any other permitted investments, any other Investments by the
Borrower in an aggregate outstanding amount not exceeding $10,000,000 at any time; and (i)
Investments in travel or airline related businesses made in connection with marketing and promotion agreements, Alliance Agreements, distribution agreements, agreements relating to flight training and other similar agreements under which a portion of the consideration to one or more of the Borrower and its Subsidiaries includes an opportunity for Investment in the
Capital Stock of other Persons, which Investments under this clause (i) shall not exceed
$20,000,000  in the aggregate.

SECTION 6.3.      RESTRICTED PAYMENTS.  The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment; provided, however, that any Wholly-Owned Subsidiary of the Borrower may make dividend payments to the Borrower; and provided further that the Borrower and its
Subsidiaries may repay ARE Acquisition Financing and other Indebtedness that refinanced ARE Acquisition
Financing (a) so long as (i) the Borrower has not failed to make any payment (which failure is continuing immediately prior to such repayment) which with the giving of notice or the passage of time or both would become an Event of Default under Section 7.1(a), and (ii) immediately before and after such repayment the Borrower is in compliance with Section 6.4(a); or (b) if a default contemplated under clause (a) above exists, at any time following the tenth Business Day after the occurrence of such default.

SECTION 6.4.      FINANCIAL COVENANTS.

(a)      The Borrower shall not permit the reserve of unrestricted Cash and Cash Equivalents (that in either case are free from all Liens other than Permitted Encumbrances of the type described in clause (vii) of the definition of Permitted Encumbrances) of the Borrower and its Wholly-Owned
Subsidiaries to be less than $25,000,000 at any time through and including September 30, 2004 or
$75,000,000 thereafter; it being understood that to the extent that obligations in respect of letters of credit are collateralized by Cash or Cash Equivalents, the Cash or Cash Equivalents that secures such obligations shall be excluded from unrestricted Cash and Cash Equivalents for purpose of this Section 6.4(a).
(b)      The Borrower shall not permit its ratio of  consolidated Indebtedness as of the last day of any fiscal quarter ending during the periods specified below to Consolidated EBITDAR (calculated for the four consecutive fiscal quarters ending on such day) to be greater than the applicable ratio set forth below:

                                                               Applicable Consolidated
                  Fiscal Quarter Ending During:              Indebtedness to EBITDAR Ratio

                  January 1, 2004
                  through December 31,                               7.00 : 1.00
                  2004

                  January 1, 2005
                  through                                            6.00 : 1.00
                  June 30, 2005

(c)      The Borrower shall not permit its ratio of Consolidated EBITDAR  (calculated for any period of four consecutive fiscal quarters ending during the periods specified below) to Consolidated Fixed
Charges for such four fiscal quarters to be less than the applicable ratio specified below:

                                                               Applicable Consolidated EBITDAR
                  Fiscal Quarter Ending During:              to Consolidated Fixed Charges Ratio

                  January 1, 2004
                  through December 31,                               1.00 : 1.00
                  2004

                  January 1, 2005
                  through                                                1.10 : 1.00
                  June 30, 2007

SECTION 6.5.      RESTRICTION ON ACQUISITIONS; NEW SUBSIDIARIES.

(a)      The Borrower shall not, nor shall permit any of its Subsidiaries to, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) or acquire by purchase or otherwise, including in a transaction structured as a merger, all or any portion of the business, property or assets (excluding therefrom purchases and acquisitions in the ordinary course of business by the Borrower and its Subsidiaries of property from any Person not constituting all or substantially all of the property of such Person), or Capital Stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except that:
(i)      any Wholly-Owned Subsidiary of the Borrower may be merged with or into the Borrower or any Wholly-Owned Subsidiary of the Borrower or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to the Borrower or any Wholly-Owned Subsidiary of the Borrower; and

(ii)     the Borrower may make (x) Investments permitted under SECTION 6.2 above at any time, and
         (y) acquisitions of Capital Stock, the assets and/or the business of another Person
         (including any division or line of business of such Person); provided, that, (A) the acquisition primarily involves the acquisition of assets to be used in the business of the Borrower, (B) with respect to such acquisition any newly acquired Subsidiary of the Borrower shall be a Wholly-Owned Subsidiary, (C) immediately before and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (D) immediately after giving effect to the acquisition, the Borrower shall be in compliance on a Pro Forma Basis with SECTION 6.4 (in the case of SECTION 6.4(B)
         and (C), based on Consolidated EBITDAR for the four quarters ended as of the end of the most recently ended fiscal quarter) and such compliance shall be evidenced by an
         Officer's Certificate demonstrating such compliance, (E) immediately following such acquisition, the Borrower' credit rating by any nationally recognized rating agency is no lower than immediately prior thereto, (F) the aggregate purchase price in connection with all such acquisitions consummated after the Closing Date (excluding therefrom any Indebtedness assumed in connection with such acquisitions and any portion of the purchase price thereof paid with the Borrower's Capital Stock) does not exceed $40,000,000, or after the date on which the outstanding principal amount of the
         Loan is equal to or less than $35,000,000, $70,000,000, and (G) neither the Borrower nor any Subsidiary shall assume any Indebtedness that was incurred or issued by any
         Person to finance such acquisition; and

(iii)    the Borrower may enter into a consolidation or merger that complies with SECTION 6.9 hereof.

(b)      The Borrower will not change its Fiscal Year or fiscal quarters, other than to adopt a calendar
Fiscal Year.

SECTION 6.6.      SALES AND LEASE-BACKS.  The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired (other than leases of Aircraft Related Equipment) which (a) the Borrower or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than the Borrower or any of its Subsidiaries) or (b) the Borrower or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to any Person (other than the Borrower or any of its Subsidiaries) in connection with such lease; provided, that the Borrower and its
Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that the annual aggregate rentals under all such leases does not exceed $5,000,000.

SECTION 6.7.      TRANSACTIONS WITH AFFILIATES.

(a)      Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly (i) sell, lease, transfer or otherwise dispose of any of its properties or assets, or issue securities to,
(ii) purchase any property, assets or securities from, (iii) make any Investment in, or (iv) enter into or suffer to exist any contract or agreement with or for the benefit of, any Affiliate or holder of 5% or more of any class of Capital Stock (and any Affiliate of such holder) of the Borrower
(an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under SECTION
6.7(B) hereof and (y) Affiliate Transactions (including lease transactions) which are on fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than those that might reasonably have been obtainable at such time from an unaffiliated party;
provided, that if an Affiliate Transaction or series of Affiliate Transactions involves or has a value in excess of $1,000,000, the Borrower or such Subsidiary, as the case may be, shall not enter into such Affiliate Transaction or series of Affiliate Transactions unless a majority of the disinterested members of the board of directors of the Borrower shall reasonably and in good faith determine that such Affiliate Transaction is fair and reasonable to the Borrower or such Subsidiary, as the case may be, or is on terms no less favorable to the Borrower or such
Subsidiary, as the case may be, than those that might reasonably have been obtained at such time from an unaffiliated party.
(b)      The provisions of SECTION 6.7(A) shall not apply to (i) the agreements listed on Schedule
6.7(b) as in effect on the Closing Date or any transaction contemplated thereby so long as any such agreement or transaction is not disadvantageous to the Board, the Lenders or solely in respect of its interest in the transactions contemplated by this Agreement and its Supplemental
Guarantee, any Supplemental Guarantor, in any material respect; (ii) any transaction between the Borrower and any of its Wholly-Owned Subsidiaries or between such Wholly-Owned
Subsidiaries, provided such transactions are not otherwise prohibited by this Agreement;
(iii) reasonable and customary fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Borrower or any of its Subsidiaries, as determined by the board of directors of the Borrower or any of its Subsidiaries or the senior management thereof in good faith; (iv) any Restricted Payments permitted by SECTION 6.3; (v) any payments or other transactions pursuant to any tax sharing agreement between the Borrower and its
Subsidiaries; (vi) transactions contemplated by any Alliance Agreements as in effect on the
Closing Date; and (vii) the Loan Documents and the transactions contemplated thereby.

SECTION 6.8.      CONDUCT OF BUSINESS.  From and after the date hereof, the Borrower shall not, nor shall it permit any of its Subsidiaries to, engage in any business other than (a)
the businesses engaged in by the Borrower and its Subsidiaries on the date hereof and related businesses (which may include marketing branded consumer products and services and other customer loyalty and brand recognition activities) and (b) such other lines of business as may be consented to by the Board and the Requisite Lenders.

SECTION 6.9.      MERGER OR CONSOLIDATION.  The Borrower shall not consolidate with or merge with any other Person or convey, lease, sub-lease, otherwise dispose of, or transfer all or substantially all its business, properties and assets substantially as an entirety to any Person, unless: (a) the Borrower is the surviving entity or if the Borrower is not the surviving entity, such surviving entity or the Person that acquires by conveyance, lease or transfer the properties and assets of the Borrower substantially as an entirety, shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia and can
make the representations contained in SECTION 4.1(B), and shall expressly assume, by an agreement executed and delivered to the Agent, for the benefit of the Lenders, the Supplemental
Guarantors (as third-party beneficiaries hereof) and the Board, in form satisfactory to the
Agent, the Obligations and all of the other obligations of the Borrower hereunder and under the other Loan Documents; (b) immediately before and after giving effect to such transaction, no
Event of Default or Default shall have occurred and be continuing and immediately after giving effect to such transaction the Borrower shall be in compliance on a Pro Forma Basis with
SECTION 6.4 (in the case of SECTION 6.4(B) and (C), based on Consolidated EBITDAR for the four quarters ended as of the end of the most recently ended fiscal quarter); (c) immediately following such acquisition, the Borrower' credit rating is no lower than immediately prior thereto; (d) neither the Borrower nor any of its Subsidiaries shall assume any Indebtedness that was incurred or issued by any Person to finance such transaction; (e) the Borrower shall have delivered to the Agent and the Board an Officer's Certificate from the Borrower and an opinion of counsel from counsel satisfactory to the Agent, in form and substance satisfactory to the Agent and the Board, stating that such transaction and such agreement comply with this
Section and that all conditions precedent herein provided for relating to such transaction have been complied with and addressing such other matters as may be reasonably requested by the
Board and the Agent; provided, however, that notwithstanding the foregoing provisions of this
SECTION 6.9, prior to the date on which the outstanding principal amount of the Loan is equal to or less than $35,000,000, the Borrower shall not consolidate with or merge with any other
Person or convey, lease or transfer its properties and assets substantially as an entirety to any Person.

SECTION 6.10.     LIMITATION ON ASSET SALES.  The Borrower will not, and shall cause its Subsidiaries not to, directly or indirectly, consummate any Asset Sale in respect of any asset or related collection of assets having a Fair Market Value in excess of $100,000 unless (i) the consideration received in respect of such Asset Sale is at least equal to the Fair Market Value of the assets subject to such Asset Sale, (ii) at least 85% of the value of the consideration therefrom received by the Borrower or its Subsidiary is in the form of a combination of the following:
(A) cash or Cash Equivalents, (B) Aircraft Related Equipment or other assets to be owned by and used in the business of the Borrower, or (C) the assumption by the Person acquiring the assets in such Asset Sale of Indebtedness or Trade Payables of the Borrower or such Subsidiary with the effect that the Borrower and its Subsidiaries will no longer have any obligation with respect to such Indebtedness or Trade Payables, and (iii) immediately before and after giving effect to such Asset Sale, no Event of Default shall have occurred and be continuing.

SECTION 6.11.     LIMITATIONS WITH RESPECT TO SUBSIDIARIES.

(a)      Each Subsidiary of the Borrower shall at all times be a Wholly-Owned Subsidiary of the Borrower and there shall not exist any restrictions on the right of the Borrower to vote any Voting Stock of its Subsidiaries.
(b)      The Borrower may not create or acquire new Subsidiaries, except Wholly-Owned Subsidiaries, and so long as (i) the total assets of such Subsidiaries in the aggregate (other than single purpose
Subsidiaries created solely for the purpose of financing aircraft for use by the Borrower) do not at any time exceed five percent (5%) of the consolidated total assets of the Borrower, determined in accordance with GAAP and (ii) the Borrower complies with the provisions of
Section 5.15 hereof; provided, that the Borrower may make Investments permitted under
Section 6.2.

SECTION 6.12.     SPECULATIVE TRANSACTIONS.  Neither the Borrower nor any Subsidiary
thereof shall become a general partner in any general or limited partnership or joint venture engaged or involved in, nor shall the Borrower or any of its Subsidiaries engage in any transaction involving, commodity options or future contracts or any similar speculative transactions; provided, however, that entry into those transactions designed to hedge against fluctuations in fuel costs incurred in the ordinary course of business, consistent with past business practice or then prevailing industry practice, and not entered into for speculative purposes shall not be prohibited by this SECTION 6.12.

SECTION 6.13.     LIMITATIONS ON AMENDMENTS.  Neither the Borrower nor any of its
Subsidiaries shall amend, waive or modify, nor shall it consent to or request any amendment, waiver or modification, of any of the material terms, conditions, representations and covenants contained in any Indebtedness for borrowed money (for purposes of this SECTION 6.13, "Initial Indebtedness")
unless (i) if (A) the Initial Indebtedness is treated as Old Indebtedness (within the meaning of the definition of Permitted Refinancing Indebtedness) and (B) the amended, waived or modified Indebtedness
(for purposes of this SECTION 6.13, the "Amended Indebtedness") is treated as Refinancing
Indebtedness (within the meaning of the definition of Permitted Refinancing Indebtedness), (ii)
a refinancing of the Initial Indebtedness with Indebtedness having the terms of the Amended
Indebtedness would satisfy the conditions set forth in (b)(ii) through (b)(v) of the definition of Permitted Refinancing Indebtedness.

SECTION 6.14.     GOING PRIVATE TRANSACTIONS.  Neither the Borrower nor any of its
Subsidiaries shall redeem, purchase or otherwise acquire any Capital Stock of the Borrower, or otherwise engage or participate in any "Rule 13e-3 transaction" (as defined in Rule 13e-3 under the Exchange Act) or similar transaction, or agree to engage in or commence any such transaction;
provided, that this SECTION 6.14 shall not apply to any involuntary delisting of the Common
Stock of the Borrower from NASDAQ or any national securities exchange (as defined in the Securities
Exchange Act of 1934, as amended), other than any such delisting that occurs in connection with a transaction otherwise prohibited by this SECTION 6.14.

SECTION 6.15.     NO FURTHER NEGATIVE PLEDGES.  Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness (or to be sold pursuant to an executed agreement with respect to a permitted asset sale), and (b) restrictions by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, licenses and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses or similar agreements, as the case may be), after the date hereof neither the Borrower nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of their properties or assets, whether now owned or hereafter acquired.

SECTION 6.16.     INCENTIVE EQUITY PLAN AND OTHER INCENTIVE COMPENSATION.  Any employee stock options granted under any incentive stock or stock option plan maintained by the Borrower or any of its Subsidiaries on or prior to the Closing Date shall not have been, and shall not be, repriced
(within the meaning of Item 402(i) of Regulation S-K under the Securities Act of 1933, as amended) from the initial date of the Borrower's Application for so long as any of the
Obligations shall remain outstanding.  The Borrower shall not award or pay any compensation to any officer, director or employee who holds options that are subject to the restriction in this
SECTION 6.16 which is intended to off-set the effect of such repricing restriction.

SECTION 6.17.     INCURRENCE OF INDEBTEDNESS.  The Borrower shall not, and shall not permit any of its Subsidiaries to, incur any Indebtedness if immediately after giving effect to such incurrence, the Borrower would not be in compliance on a Pro Forma Basis with SECTION 6.4(B)
(based on Consolidated EBITDAR for the four quarters ended as of the end of the most recently ended fiscal quarter (starting with the fiscal quarter ended December 31, 2004) or for fiscal quarters ending after December 31, 2004, if the Indebtedness is proposed to be incurred prior to the time that financial statements covering such fiscal quarter are required to be delivered under SECTION 5.1(B) (and they have not been delivered) and the Borrower is unable to reasonably estimate Consolidated EBITDAR for such four quarter period, the four quarters ended as of the end of the most recently ended fiscal quarter for which financial statements were required to have been delivered under SECTION 5.1(B)).

                                              ARTICLE VII

                                             EVENTS OF DEFAULT

SECTION 7.1.      EVENTS OF DEFAULT.  Each of the following events shall be an Event of
Default (whatever the reason for such Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administration or governmental body):
(a)      Failure by the Borrower to pay any installment of principal of the Loan when due, whether at stated maturity, by acceleration, by mandatory prepayment or otherwise or  failure by the Borrower to pay any interest on the Loan or any fee or any other amount due under this Agreement or any other Loan Document within five Business Days after the date due; or
(b)      The Borrower or any Subsidiary (i) fails to make (whether as primary obligor or as guarantor or other surety) payments in an aggregate amount that equals or exceeds $[***] in respect of rents, principal, interest or premium or other payments (excluding good faith resolution of disputes relating to payments due in connection with returns of ARE or with engine maintenance obligations and provided that there is no material disruption to the operations of the Borrower or any Subsidiary), if any, under or in respect of one or more Capital Leases or other
Indebtedness or Operating Leases (other than Indebtedness referred to in SECTION 7.1(A)) (in any case after giving effect to any applicable grace period) or (ii) fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such failure, either individually or in the aggregate, shall have (A) resulted in the acceleration of, or entitles any Person to accelerate, the payment of Indebtedness owed by the Borrower or any Subsidiary, which together with all other accelerated Indebtedness and
Indebtedness that is entitled to be accelerated, has a principal amount that equals or exceeds
$[***], (B) given rise under one or more Operating Leases to obligations by, or rights of any other Person(s) to require, the Borrower or any Subsidiary to make payments that equal or exceed $[***], or (C) resulted in the termination of or given rise to rights of any other
Person(s) to terminate one or more Operating Leases under which the aggregate net present value of the remaining basic rent payments (as determined in accordance with the formulas for calculating "net present value" under the applicable leases or for leases without such formulas under leases for comparable terms and comparable amounts) equals or exceeds $[***], or (iii)
defaults with respect to any lease or license obligation and such default materially and adversely affects, or precludes, continued operations by the Borrower at Denver International
Airport and (A) is not capable of being cured within 30 days in a manner which would permit continuous operations in a manner substantially as if such defaults had not occurred or (B) if capable of being so cured, is not so cured within 30 days; or
(c)      Failure of the Borrower to perform or comply in any material respect with any term or condition contained in any of SECTION 2.4(F), 5.2, 5.10, 6.3, 6.4, 6.5, 6.9, 6.10 or 6.14 of this
Agreement; or
(d)      Any representation, warranty or certification made by the Borrower in this Agreement or any other Loan Document or in any certificate at any time given by the Borrower in writing pursuant hereto or thereto shall be false in any material respect on the date as of which made; or
(e)      Any default by the Borrower in the performance of or compliance with any term contained in this Agreement or any of the other Loan Documents (other than any such term referred to in any other subsection of this SECTION 7.1), including, without limitation, any failure by any Subsidiary of the Borrower to comply with any of such terms as if it were a party hereto, and such default shall not have been remedied or waived within 30 days after the earlier of (A) a Responsible
Officer of the Borrower obtaining knowledge of such default or (B) receipt by the Borrower of notice from the Agent, any Lender or the Board of such default, unless such default is curable and the Borrower shall then be diligently proceeding to correct such failure and shall in fact correct such failure within sixty (60) days or in the case of any default in respect of any provision of any Security Document relating to the maintenance of Collateral, within ninety
(90) days, after the earlier of such Responsible Officer obtaining knowledge of it and receipt of such notice; or
(f)      (i) A court shall enter a decree or order for relief in respect of the Borrower in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect or any other relief described in clause (ii) below, or other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Borrower seeking (A) relief under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, (B) the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower, or over all or a substantial part of its property, or (C) the appointment of an interim receiver, trustee or other custodian of the Borrower for all or a substantial part of its property, and any such event described in this clause (ii) shall continue for 60 days without being dismissed or discharged; or (iii) a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Borrower; or
(g)      (i)(A) the Borrower shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian of all or a substantial part of its property; or (B) the Borrower shall make a general assignment for the benefit of creditors; or (ii) the board of directors of the Borrower
(or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above; or
(h)      There shall be any period of 60 consecutive days following entry of a final judgment or order that causes the aggregate amount for all final judgments or orders outstanding against the
Borrower and its Subsidiaries and not covered by insurance (treating any deductibles, self-insurance or retention as not so covered) to exceed $[***] during which a stay of enforcement of such final judgments or orders, by reason of a pending appeal or otherwise, shall not be in effect; or
(i)      Any order, judgment or decree shall be entered against the Borrower decreeing the dissolution or split up of the Borrower and such order, judgment or decree shall remain undischarged or unstayed for a period in excess of 30 days; or
(j)      The Board Guarantee shall for any reason (other than by reason of Section 2.03, 2.04 or 2.05 of the Board Guarantee) cease to be in full force and effect or the Board shall assert that any of its obligations thereunder are invalid or unenforceable; or
(k)      Any Supplemental Guarantee shall for any reason cease to be in full force and effect or any
Supplemental Guarantor shall, in writing, repudiate such Supplemental Guarantee or deny that its obligations thereunder are valid, binding or enforceable; or
(l)      The Security Agreement shall for any reason cease to be in full force and effect or the pledgor thereunder shall assert that any of its obligations thereunder are invalid or unenforceable; or
(m)      The Borrower shall fail to carry and maintain, or cause to be carried and maintained, insurance coverages required to be maintained by the Borrower and its Subsidiaries pursuant hereto or to any Security Agreement, other than coverage of losses and liabilities that are in the aggregate reasonably expected to be immaterial; or
(n)      (i)(A) A court shall enter a decree or order for relief in respect of any Subsidiary of the
Borrower in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or any other similar relief shall be granted under any applicable federal or state law; or (B) an involuntary case shall be commenced against any Subsidiary of the Borrower under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Subsidiary of the Borrower, or over all or a substantial part of its property, shall have been entered; or (C) there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any
Subsidiary of the Borrower for all or a substantial part of its property; or (D) a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Subsidiary of the Borrower; and (ii) any such event described in clause (i)
above which could reasonably be expected to have a Material Adverse Effect and shall continue without being dismissed, bonded or discharged for sixty (60) consecutive days; or
(o)      (i)(A) Any Subsidiary of the Borrower shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian of all or a substantial part of its property, or (B) any
Subsidiary of the Borrower shall make any assignment for the benefit of creditors, or (C) any
Subsidiary of the Borrower shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due, and such event described in this clause (i) could reasonably be expected to have a Material Adverse Effect; or (ii) the board of directors of any
Subsidiary of the Borrower (or any committee thereof) shall adopt any resolution to approve any of the actions referred to in clause (i) above; or
(p)      the Borrower shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due.

SECTION 7.2.      REMEDIES.  During the continuance of any Event of Default, the Agent shall, solely at the request of the Board or if the Board Guarantee is no longer in full force and effect (or there occurs a Default under Section 7.1(j)), the Requisite Lenders, by notice to the
Borrower, declare the Loan, all interest thereon and all other amounts and Obligations payable under this Agreement to be immediately due and payable, whereupon the Loan, all such interest and all such amounts and Obligations shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the
Borrower; provided, however, that upon the occurrence of the Event of Default specified in
SECTION 7.1(F) or SECTION 7.1(G), the Loan, all such interest and all such amounts and
Obligations shall automatically become and be immediately due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the
Borrower.  For so long as the Board Guarantee shall remain in effect, remedies exercisable by the Agent hereunder or the Collateral Agent under the Security Agreement or any other Security
Document shall be exercised solely upon instructions received in writing by the Agent or the
Collateral Agent, as the case may be, from the Board or, if the Board Guarantee is no longer in effect, the Requisite Lenders.  If an Event of Default shall occur and be continuing, the
Collateral Agent may upon the instructions of the Board, or if the Board Guarantee is no longer in effect (or there occurs a Default under Section 7.1(j)), the Requisite Lenders, exercise any or all of the rights and powers and pursue any and all of the remedies available to the
Collateral Agent under any Security Agreement and shall have and may upon the written request of the Board or, if the Board Guarantee is no longer in effect, the Requisite Lenders, exercise any and all of the rights and remedies of a secured party under the Uniform Commercial Code of any applicable jurisdiction and under any other applicable law.

                                              ARTICLE VIII

                                          THE LOAN ADMINISTRATOR

SECTION 8.1.      ACCEPTANCE OF APPOINTMENT AND SERVICES.

(a)      The Lenders hereby appoint the Loan Administrator to provide the services described in
SECTION 8.1(B) and (C) below for the benefit of the Lenders and the Board in respect of the Loan and the Loan Documents.  The Loan Administrator hereby accepts such appointment and agrees to perform such services in a professional, diligent and workmanlike manner for the benefit of the
Lenders and the Board, on and subject to the terms and conditions set forth in this Agreement, but shall have no other obligations to the Lenders, the Board or any other Person except as expressly provided herein.
(b)      The Loan Administrator hereby agrees to perform at any time and from time to time, at the request of the Board or any Lender (other than the Tranche A Lender, which shall not make any requests of the
Loan Administrator) (any such Person so requesting, a "Requesting Party") all of the following services:
                  (i)    monitor and promptly distribute to the Requesting Party any financial information, compliance certificates and other reports or written communications provided by or on behalf of the Borrower or the Agent to the Loan Administrator
                  hereunder or under any other Loan Document, and report to the Requesting Party whether such documents on their face comply with the requirements of the Loan Documents;
                 (ii)    based on the reports of the Borrower, monitor the performance of the Borrower under this Agreement and the other Loan Documents and promptly report to the Requesting Party any failure by Borrower to comply with its obligations hereunder and thereunder;
                (iii)    promptly notify the Requesting Party of (A) any downgrade in the credit rating of the Borrower by either S&P, Moody's or Fitch, (B) any receipt by the Loan Administrator of a notice of a Default or Event of Default, or (C) any receipt by the Loan Administrator of notice of any prepayment of the Loan under SECTION 2.5, SECTION 2.6 or SECTION 2.10 hereof;
                 (iv)    for each fiscal quarter of the Borrower, provide (A) a quarterly financial report, within two weeks of the Borrower's delivery of financial statements for such quarter to the Loan Administrator, analyzing the Borrower's financial statements and operations for such fiscal quarter, including a review of variances from targets identified in the operating plan of the Borrower, revenue and expense performance, operating cash flow results, quarterly investment cash flows, net changes in the Borrower's cash position, debt covenant compliance and such other financial matters as shall be reasonably requested in writing by a Requesting Party and (B) an indicative credit rating of the
                  Borrower; it being acknowledged and agreed that the Loan Administrator may retain a sub-servicer reasonably acceptable to the Requesting Party to provide these services, in which event, the Loan Administrator shall not be in default of its obligations hereunder (x) if the sub-servicer fails to comply with its obligations to provide the quarterly financial reports or indicative credit rating of the Borrower described herein so long as the Loan Administrator had exercised reasonable care and good faith in providing the financial statements to the sub-servicer and attempting to procure the report or indicative credit rating on behalf of the Requesting Party, or (y) if the Loan Administrator is unable, after exercising reasonable care and good faith, to retain a sub-servicer to provide an indicative credit rating of the Borrower;
                  (v)      review the periodic reports and other reports which the Borrower is obligated to provide to the Loan Administrator, the Lenders or the Board hereunder or under any other
                  Loan Document, and report to the Requesting Party regarding such matters as are specifically identified in writing by such Requesting Party with respect to such reports;
                 (vi)    at the written direction of a Requesting Party, give notices or provide instructions on behalf of the Requesting Party to any Person under this Agreement or any of the other
                  Loan Documents in accordance with the terms and conditions hereof and thereof;
                (vii)    at the written request of a Requesting Party and at the expense of the Borrower, report to the Requesting Party on the business and financial substance of any proposed amendment to, or assignment of, this Agreement or any other Loan Document;
               (viii)    at the written request of a Requesting Party and at the expense of the Borrower, visit the Borrower and inspect the financial and accounting records and take extracts therefrom and make relevant inquiries of each such Person so as to respond to specific questions from the
                  Requesting Party regarding such Person's financial condition and ability to perform its respective obligations under the other Loan Documents;
                 (ix)    at the direction and expense of the Requesting Party, procure and coordinate the advice of professional advisers necessary for such Requesting Party to perform its obligations and enforce its rights under the Loan Documents;
                  (x)    analyze the Appraisal Reports submitted by the Borrower under the Loan Documents and report to the Board regarding the Appraised Value of the Collateral reflected in such reports;
                 (xi)    promptly notify the Board of any material changes in the value of Collateral of which it becomes aware through the Borrower's reports or certificates, notices, appraisals or other communications delivered by or on behalf of the Borrower hereunder;
                (xii)    based on certificates, notices, appraisals or other communications delivered by or on behalf of the Borrower hereunder, monitor their compliance with covenants and agreements relating to Collateral including Borrower's obligations to prepay the Loan in the amount of the
                  Value Differential;
               (xiii)    monitor Collateral-related regulatory and UCC filings to ensure that continuation statements, extensions or renewals, as applicable, are timely filed;
                (xiv)    following an Event of Default, at the written request and expense of the Requesting Party, assist and advise such Requesting Party in connection with the liquidation of the Collateral, including selecting specialists to assist in appraisal and liquidation of collateral, recommending liquidation strategies, identifying potential buyers of the assets and analyzing bids; and
                 (xv)    subject to subsection (C) below, at the expense of the Requesting Party, take such other actions as may be reasonably requested in writing by the Requesting Party in respect of the Loan and the Loan Documents, such actions to be upon such terms and conditions as shall be mutually agreed to by the Requesting Party and the Loan Administrator.
(c)      With respect to the Loan Administrator's responsibilities under SECTION 8.1(B) above, the Loan
Administrator shall not be required to take any action which exposes the Loan Administrator to liability or which is contrary to this Agreement, any other Loan Document, the Board Guarantee or applicable law.  The execution and delivery of this Agreement by the Loan Administrator shall not give rise to any implied duties or fiduciary obligations of the Loan Administrator to any Requesting Party or any other Person.  The Board hereby acknowledges and agrees that the failure of the Loan Administrator to perform any of its obligations hereunder shall not invalidate or otherwise affect the Board Guarantee.
(d)      Except as permitted in subsection (B)(IV) ABOVE, the Loan Administrator shall not be permitted to assign any of its obligations hereunder, enter into sub-servicing agreements or otherwise delegate any of its duties under this Agreement without the prior written consent of the Requisite Lenders and the Board.  The Loan Administrator hereby acknowledges and agrees that the fees and expenses payable to any sub-servicer retained by it in accordance with this Agreement shall be paid out of the fees payable by the Borrower to the Loan Administrator under SECTION 2.8(C).
(e)      The Loan Administrator may retain legal counsel (including counsel for the Loan Administrator), independent public accountants and other experts or advisers as desirable to provide the services set forth in SECTION 8.1(B), and shall be reimbursed by the Borrower for the reasonable associated costs and such other reasonable expenses as the Loan Administrator shall incur in providing such services.  The Borrower shall be responsible for such costs and expenses with respect to the services set forth in SECTION 8.1(B)(VII) and (viii) hereof
(calculated in the manner set forth in SECTION 2.8(C)), and a Requesting Party shall be responsible for the costs and expenses with respect to the services set forth in SECTION
8.1(B)(IX), (xiv) and (xv) if requested by such Requesting Party (calculated in the manner set forth in SECTION 2.8(C)).
(f)      In the event that any of the Lenders or the Board shall request that the Loan Administrator provide additional services to it under SECTION 8.1(B)(XIV) and (XV) or which are otherwise outside the scope of the services to be provided by the Loan Administrator hereunder, the Loan
Administrator shall, to the extent it agrees to provide such additional services to such party, be entitled to charge such party such additional fees in accordance with SECTION 2.8(C).
Unless otherwise agreed to by such Person and the Loan Administrator, the terms and conditions of this ARTICLE VIII shall apply to the provision by the Loan Administrator of such additional services to such party.

SECTION 8.2.      LOAN ADMINISTRATOR'S RELIANCE.

(a)      The Loan Administrator shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, facsimile transmission, statement, order or other document in good faith believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and, in respect of legal matters, upon the opinion of counsel selected by the Loan Administrator.
(b)      Neither the Loan Administrator nor any of its directors, officers, agents, employees or its sub-servicer shall be liable to any Lender, the Board or any Supplemental Guarantor for any action taken or omitted to be taken by it or by such directors, officers, agents or employees under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct.  Without limitation of the generality of the foregoing, the
Loan Administrator:  (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to any Lender, any Supplemental Guarantor or the Board for any action taken or omitted to be taken in good faith by it in accordance with the advice of such experts; (ii) except as provided in SECTION 8.1(B) above, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the Notes or any other Loan Document on the part of the Borrower or to inspect the property (including the books and records) of the Borrower or any of its Subsidiaries; (iii) except as otherwise provided in this ARTICLE VIII, shall not be responsible to any Lender, any Supplemental Guarantor or the Board for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the
Notes or any other Loan Document, or any other instrument or document furnished pursuant thereto; and (iv) shall incur no liability under or in respect to this Agreement, the Notes or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, facsimile transmission, cable or telex) in good faith believed by it to be genuine and signed or sent by the proper party or parties.
(c)      IN NO EVENT SHALL THE LOAN ADMINISTRATOR, ITS EMPLOYEES, OFFICERS, DIRECTORS, AGENTS OR ITS
SUB-SERVICER BE LIABLE FOR CONSEQUENTIAL, SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR EXEMPLARY
DAMAGES, COSTS, EXPENSES, OR LOSSES (INCLUDING, WITHOUT LIMITATION, LOST PROFITS AND OPPORTUNITY
COSTS).  THE LENDERS, THE SUPPLEMENTAL GUARANTORS AND THE BOARD AGREE THAT THE LOAN
ADMINISTRATOR, ITS EMPLOYEES, OFFICERS, DIRECTORS, AGENTS AND ITS SUB-SERVICER SHALL NOT BE
LIABLE TO THE LENDERS, THE SUPPLEMENTAL GUARANTORS AND THE BOARD FOR ANY ACTIONS, DAMAGES,
CLAIMS, LIABILITIES, COSTS, EXPENSES OR LOSSES IN ANY WAY ARISING OUT OF OR RELATING TO THE
PERFORMANCE OR NONPERFORMANCE OF SERVICES HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT FOR AN
AGGREGATE AMOUNT IN EXCESS OF THE FEES PAID BY THE LENDERS, THE SUPPLEMENTAL GUARANTORS AND THE
BOARD TO THE LOAN ADMINISTRATOR IN PERFORMING THE SERVICES DESCRIBED HEREIN.  NO TERMS OF THIS
AGREEMENT, OR ANY OTHER LOAN DOCUMENT SHALL BENEFIT OR CREATE ANY RIGHT OR CAUSE OF ACTION IN
OR ON BEHALF OF ANY PERSON OR ENTITY OTHER THAN THE LENDERS, THE SUPPLEMENTAL GUARANTORS AND
THE BOARD.  THE PROVISIONS OF THIS SUBSECTION SHALL APPLY REGARDLESS OF THE FORM OF ACTION,
DAMAGE, CLAIM, LIABILITY, COST, EXPENSE, OR LOSS, WHETHER IN CONTRACT, STATUTE, TORT
(INCLUDING, WITHOUT LIMITATION, NEGLIGENCE), OR OTHERWISE.

SECTION 8.3.      INDEMNIFICATION.

The Borrower and each Requesting Party (other than the Board) agrees to indemnify the Loan
Administrator and its directors, officers, employees, advisors, sub-servicer and representatives from and against any and all costs, losses, liabilities, claims, damages or expenses (excluding
Taxes) which may be incurred by or asserted or awarded against the Loan Administrator in any way relating to or arising out of the services provided by the Loan Administrator on behalf of and at the request of such Requesting Party in connection with this Agreement or any action taken or omitted by the Loan Administrator under this Agreement or any other Loan Document or both on behalf of and at the request of such Requesting Party; provided, that neither the Borrower nor any Requesting
Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Loan Administrator's gross negligence or willful misconduct.  Without limitation of the foregoing, and to the extent that the Loan Administrator is not reimbursed therefor by the Borrower under any Loan Document, any Requesting
Party requesting the Loan Administrator to take any action hereunder on its behalf agrees to reimburse the Loan Administrator promptly upon demand (but in all events within 30 days after written request) for any and all fees of the Loan Administrator, reasonable out-of-pocket costs and expenses (including counsel fees) incurred by the Loan Administrator in connection with the performance of the requested services requested by such Requesting Party hereunder and under the Loan Documents.  Except as provided in the preceding sentence regarding reimbursement, in no event shall the Board be obligated to indemnify the Loan Administrator or any of its directors, officers, employees, advisors, representatives or any other party under any circumstances.

SECTION 8.4.      SUCCESSOR LOAN ADMINISTRATOR.

The Loan Administrator may resign at any time by giving 30 days prior written notice thereof to the Agent, the Lenders and the Board and may be removed at any time with or without cause by the Requisite Lenders and the Board; provided, however, that the Loan Administrator shall continue to perform all Loan
Administrator functions hereunder until a successor Loan Administrator shall have been appointed.  Upon any such resignation or removal, the Requisite Lenders shall have the right to appoint a successor Loan
Administrator, subject to confirmation by the Board and the approval (including in respect of fees payable to the Loan Administrator), not to be unreasonably withheld, of the Borrower.  If no successor Loan
Administrator shall have accepted such appointment, or the parties are unable to agree on a successor Loan Administrator, within 120 days after the retiring Loan Administrator's giving of notice of resignation or the removal of the Loan Administrator, the Loan Administrator may
appoint a successor Loan Administrator who shall be willing to accept such appointment.  Upon the acceptance of any appointment as Loan Administrator hereunder by a successor Loan
Administrator, such successor Loan Administrator shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Loan
Administrator, and the retiring or removed Loan Administrator shall be discharged from its duties and obligations as Loan Administrator under this Agreement.  After any Loan
Administrator's resignation or removal hereunder as Loan Administrator the provisions of this
ARTICLE VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Loan Administrator under this Agreement.

SECTION 8.5.      CONFLICT OF INTEREST.

(a)      The parties hereto acknowledge and agree that (i) in addition to serving as Loan
Administrator under this Agreement, the Loan Administrator may at any time and from time to time service, manage or enter into other commercial arrangements with the Agent, any Lender, the Board or any Supplemental Guarantor (each a "Loan Administrator Relationship"); (ii) in the course of conducting such activities or the services to be provided by it hereunder, or both, the Loan Administrator may from time to time have conflicts of interest by virtue of a Loan
Administrator Relationship; and (iii) the parties hereto expressly recognize that such conflicts of interest may arise, do hereby waive such conflicts and agree that when such conflicts of interest arise the Loan Administrator shall perform the services to be provided by it hereunder in a professional, diligent and workmanlike fashion.  The parties hereto and the
Supplemental Guarantors further acknowledge and agree that the Loan Administrator, in its capacity as Loan Administrator, is not acting as an Affiliate of any of the parties hereto, and the performance of the Loan Administrator's obligations hereunder shall not affect any right or remedy which the Agent, any Lender or any participant may have under any Loan Document, any participation or the Board Guarantee.  Each Requesting Party expressly acknowledges and agrees that at all times it shall take such action or omit to take such action hereunder based on its own independent analysis of the relevant transaction and attendant facts and circumstances.
(b)      Notwithstanding any provision herein to the contrary, if in connection with the provision of services, a conflict of interest shall exist that, in the good faith opinion of the Loan Administrator, requires an arm's-length negotiation between the Loan Administrator, on the one hand, and any
Person with a Loan Administrator Relationship, on the other hand, and the Loan Administrator believes it would not be appropriate for the Loan Administrator to act on behalf of the
Requesting Party in connection with such matter, then the Loan Administrator shall withdraw from acting as Loan Administrator in connection with the matter giving rise to such conflict of interest by giving written notice to the Requesting Party not more than ten (10) Business Days after it has made such determination.  In such event, the Requesting Party shall be entitled to appoint an independent representative to act on its behalf and at its expense for purposes of the matter giving rise to such conflict of interest, and the Loan Administrator shall have no responsibility or liability to the Requesting Party with respect to such matter.  During the period of such independent representative's appointment, the Loan Administrator shall continue to perform its ordinary functions as Loan Administrator to the extent that the performance of the Loan Administrator does not, in the reasonable opinion of the Requesting Party, directly or indirectly affect the matter giving rise to the conflict of interest.

SECTION 8.6.      REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE LOAN ADMINISTRATOR.

The Loan Administrator hereby represents, warrants and covenants with the Lenders and the Board as follows:
(a)      it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;
(b)      it has the corporate power and authority to execute, deliver and perform its obligations under this
Agreement, and this Agreement has been duly authorized by it by all necessary corporate action;
(c)      no authorization, consent or approval of any Governmental Authority, regulatory body or other Person is required for the due authorization, execution, delivery or performance by it of this Agreement;
(d)      this Agreement has been duly executed and delivered by it and constitutes a legal and binding obligation of it, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, relating to the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);
(e)      the execution, delivery and performance by it of this Agreement does not violate any provision of any existing law or regulation or any material agreement to which it is subject or to which it is a party or result in the creation of any Lien;
(f)      it has all corporate power and governmental licenses, authorizations, and consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, and consents and approvals would not have a material adverse effect on its ability to perform its duties under this Agreement; and
(g)      it will maintain and implement administrative and operating procedures, and keep and maintain all documents, books, computer records and other information reasonably necessary or advisable for the performance of the services to be provided by it hereunder.

                                              ARTICLE IX

                                            THE FACILITY AGENTS

SECTION 9.1.      AUTHORIZATION AND ACTION.

Each Lender and the Board hereby appoints and authorizes (i) WestLB AG to take such action as administrative agent on its behalf and to exercise such powers under this Agreement, the Notes and the other Loan Documents as are delegated by such Lender and the Board to it as Agent by the terms hereof and thereof and (ii) Wells Fargo Bank Northwest, N.A. to take such action as collateral agent on its behalf and to exercise such powers under the Security Agreement as are delegated by such Lender and the Board to it as Collateral Agent by the terms hereof and thereof, together, in each case, with such powers as are reasonably incidental thereto (the Agent and the
Collateral Agent are referred to in this ARTICLE IX individually as a "Facility Agent" and collectively, as the "Facility Agents"), and each Facility Agent hereby accepts such authorization and appointment.  As to any matters not expressly provided for by this Agreement, the Notes, a Security
Agreement or any other Loan Document or provided for with specific reference to this SECTION 9.1
(including, without limitation, enforcement or collection of the Notes), neither Facility Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from action) upon the instructions of the Board or, if the Board Guarantee is no longer in full force and effect, the
Requisite Lenders and such instructions shall be binding upon all Lenders; provided, however, that neither Facility Agent shall be required to take any action which exposes such Facility
Agent to liability or which is contrary to this Agreement, the Board Guarantee, the Security
Documents, any Note or applicable law.  As to any provision of this Agreement, the Security
Agreement or any other Loan Document under which action may be taken or approval given by the
Requisite Lenders or the Board or both, as the case may be, the action taken or approval given by the Requisite Lenders or the Board or both, as the case may be, shall be binding upon all
Lenders and Supplemental Guarantors to the same extent and with the same effect as if each
Lender and each Supplemental Guarantor had joined therein.  Each Facility Agent shall be entitled to rely upon any note, notice, consent, certificate, affidavit, letter, teletype message, facsimile transmission, statement, order, other document or other instrument or writing believed by it to be genuine and correct and to have been signed or sent by the proper person or persons and, in respect of legal matters, upon the opinion of counsel selected by such Facility Agent.  The Agent may deem and treat the payee of each Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent.  Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of a Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note.
Upon any delivery of any instructions to the Collateral Agent by the Requisite Lenders pursuant to this Agreement, the Agent shall certify to the Collateral Agent that the Lenders delivering such instructions constitute the Requisite Lenders under this Agreement.

SECTION 9.2.      FACILITY AGENTS' RELIANCE, ETC.

Neither Facility Agent nor any of its directors, officers, agents or employees shall be liable to any Lender, any Supplemental Guarantor, the Loan Administrator or the Board for any action taken or omitted to be taken by it or by such directors, officers, agents or employees under or in connection with this Agreement, any Note or any other Loan Document, except for its or their own gross negligence or willful misconduct as actually and finally determined by a final, non-appealable judgment of a court of competent jurisdiction and only to the extent of direct
(as opposed to special, indirect, consequential or punitive) damages.  Without limitation of the generality of the foregoing, each Facility Agent:  (a) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to any Lender, any
Supplemental Guarantor, the Loan Administrator or the Board for any action taken or omitted to be taken in good faith by it in accordance with the advice of such experts; (b) makes no warranty or representation to any Lender, any Supplemental Guarantor, the Loan Administrator or, except as expressly provided in the Board Guarantee, the Board and shall not be responsible to any Lender, any Supplemental Guarantor, the Loan Administrator or, except as expressly provided in the Board
Guarantee, the Board for any statements, warranties or representations (whether oral or written)
made in or in connection with this Agreement, any Note or any other Loan Document; (c) shall not have any duty, and shall incur no liability for its failure, to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, any
Note or any other Loan Document on the part of the Borrower or to inspect the property
(including the books and records) of the Borrower or any of its Subsidiaries; (d) shall not be responsible to any Lender, any Supplemental Guarantor, the Loan Administrator or the Board for
the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Note or any other Loan Document, or any other instrument or document furnished pursuant thereto; (e) shall incur no liability under or in respect of this Agreement, any Note or any other Loan Document by acting upon any note, notice, consent, certificate, affidavit, letter, telegram, teletype message, facsimile transmission, statement, order or other instrument or writing (which may be by telegram, facsimile transmission, cable or telex)
believed by it to be genuine and signed or sent by the proper party or parties; and (f) may deem and treat each Lender which makes a loan hereunder as the holder of the indebtedness resulting therefrom for all purposes hereof until the Agent receives and accepts an Assignment and Acceptance Agreement entered into by such Lender, as assignor, and an eligible assignee as provided in SECTION 10.2 hereof.

SECTION 9.3.      FACILITY AGENTS AND AFFILIATES.

If and so long as either Facility Agent shall remain a Lender, such Facility Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not a Facility Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include such Facility Agent in its individual capacity.  Unrelated to its role as a Facility Agent as set forth herein, each Facility Agent and its affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Borrower or its respective Subsidiaries and any Person who may do business with or own securities of the Borrower, all as if it were not a Facility Agent hereunder and without any duty to account therefor to the
Lenders.

SECTION 9.4.      REPRESENTATIONS OF CERTAIN PARTIES.

Each Lender, each Supplemental Guarantor, the Loan Administrator and the Board's representatives have actively engaged in the negotiation of all of the terms of this Agreement.  The Board's representatives have met with the Borrower to discuss the business, affairs, financial condition and prospects of the Borrower.  Neither Facility Agent has any duty or responsibility, either initially or on a continuing basis, to provide any Lender, any Supplemental Guarantor, the Loan
Administrator or the Board with any credit or other information with respect to the Borrower whether coming into its possession as of the date of this Agreement or at any time thereafter, or to notify any Lender, any Supplemental Guarantor, the Loan Administrator or the Board of any
Event of Default except as provided in SECTION 9.5 hereof.  This Agreement and all instruments or documents delivered in connection with this Agreement have been reviewed and approved by each Lender, each Supplemental Guarantor, the Loan Administrator and the Board and none of the Lenders, the
Supplemental Guarantors, the Loan Administrator nor the Board have relied on any Facility Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.

SECTION 9.5.      EVENTS OF DEFAULT; TERMINATION OF BOARD GUARANTEE.

(a)      In the event of the occurrence of any Default or Event of Default, any Lender, any
Supplemental Guarantor or the Board knowing of such event may (but shall have no duty to), or the Borrower pursuant to SECTION 5.1(B)(V) hereof shall, give the Agent written notice specifying such Event of Default or other event and expressly stating that such notice is a "notice of default".
The Agent shall not be deemed to have knowledge of such events unless the Agent has received such notice, or unless the Default or Event of Default consists of a failure of payment of principal or interest on the Notes.  In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give written notice thereof to the Collateral
Agent, the Lenders, the Supplemental Guarantors, the Loan Administrator and the Board.  In the
event that such notice is a notice of an Event of Default or such notice of Default matures into an Event of Default, each Facility Agent shall take such action with respect to such
Default or Event of Default as shall be reasonably directed in writing by the Board or, if the
Board Guarantee is no longer in full force and effect, the Requisite Lenders, subject to the provisions of SECTION 9.6; provided, however, that, unless and until such Facility Agent shall have received such directions, such Facility Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of
Default as it shall deem advisable and in the best interest of the Lenders and of the Board and shall incur no liability for acting or refraining to act in such manner except for such
Facility Agent's gross negligence or willful misconduct as actually and finally determined by a court of competent jurisdiction and only to the extent of direct (as opposed to special, indirect, consequential or punitive) damages.
(b)      In the event the Agent shall receive any notice from the Board to the effect that (i) the
Board has the right to terminate the Board Guarantee under Section 2.05 thereof, (ii) any portion of the Board Guarantee has terminated under Section 2.04 thereof or otherwise, or (iii) the Board
Guarantee shall for any reason have ceased to be in full force and effect or the Board shall have asserted that any of its obligations thereunder is invalid or unenforceable, the Agent shall promptly give written notice thereof to the Collateral Agent and the Lenders.  The Agent shall not be deemed to have knowledge of any such event unless the Agent has received such notice (except if any such event results from the failure of the Agent to perform any of its obligations under the Board Guarantee).

SECTION 9.6.      FACILITY AGENTS' RIGHT TO INDEMNITY.

Except for action expressly required of a Facility Agent hereunder without instructions from any Person, each Facility Agent shall be fully justified in failing or refusing to take any action hereunder on behalf of any Lender or the Board unless it shall first be indemnified to its satisfaction by such Person (or any affiliate thereof) or the Board, as the case may be, against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

SECTION 9.7.      INDEMNIFICATION OF FACILITY AGENTS.

The Lenders hereby agree to indemnify each Facility Agent and all affiliates, directors, officers, employees, advisors and representatives thereof (to the extent not reimbursed by the Borrower), ratably in accordance with the Obligations owed thereto as most recently in effect prior to the date indemnification is sought, from and against any and all costs, losses, liabilities, claims, damages or expenses which may be incurred by or asserted or awarded against such Facility Agent in any way relating to or arising out of this Agreement, the Notes or the other Loan Documents or any action taken or omitted by such Facility Agent under this
Agreement, the Notes or the other Loan Documents; provided, that the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any Facility Agent's gross negligence or willful misconduct as actually and finally determined by a final, non-appealable judgment of a court of competent jurisdiction and only to the extent of direct (as opposed to special, indirect, consequential or punitive) damages.  Without limitation of the foregoing, each Lender agrees to reimburse each Facility Agent promptly upon demand for its ratable share of any out-of-pocket expenses
(including counsel fees) incurred by such Facility Agent in connection with the administration, or enforcement of, or the preservation of any rights under, this Agreement, the Notes or the other Loan Documents, to the extent that such Facility Agent is not reimbursed for such expenses by the Borrower.

SECTION 9.8.      SUCCESSOR FACILITY AGENTS.

(a)      Each Facility Agent may resign at any time by giving written notice thereof to the Lenders, the Board and the Borrower and may be removed at any time with cause (or, following the Board's honoring of a demand for payment in accordance with the Board Guarantee, without cause) by the Board.
Upon any such resignation or removal, the Borrower shall have the right with the prior written consent of the Board and the Requisite Lenders to appoint a successor Facility Agent.  If no successor Facility Agent shall have accepted such appointment within 30 days after the retiring
Facility Agent's giving of notice of resignation or the Board's removal of such Facility Agent, the Board and the Requisite Lenders shall have the right to appoint a successor Facility Agent who shall be willing to accept such appointment.  In any event such successor Facility Agent shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and shall have a combined capital and surplus of at least
$500,000,000.  Upon the acceptance of any appointment as a Facility Agent hereunder by a successor Facility Agent, such successor Facility Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Facility
Agent, and the retiring or removed Facility Agent shall be discharged from its duties and obligations as agent under this Agreement or as collateral agent under the Security Agreement, as the case may be.  After any Facility Agent's resignation or removal hereunder as a Facility
Agent the provisions of this ARTICLE IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Facility Agent under this Agreement or the Security
Agreement, as the case may be.
(b)      Any corporation into which either Facility Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which either Facility Agent shall be a party, or any corporation succeeding to the business of either Facility Agent, provided that such corporation is a commercial bank organized or licensed under the laws of the United States of America or any State thereof or under the laws of any other jurisdiction (as long as such bank is licensed under any applicable U.S. or State law to conduct business in the United States) and has a combined capital and surplus of at least $500,000,000, shall be the successor of such Facility Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession.

SECTION 9.9.      SPECIAL RULES GOVERNING TRANSACTION GUARANTEES.

Anything in this Agreement to the contrary
notwithstanding, in respect of any action under (i) the Board Guarantee, (ii) (x) the
Supplemental Guarantee issued by the [***] Supplemental Guarantor and (y) the [***] Counter
Guarantee (the instruments in the preceding clauses (x) and (y) being herein collectively called the "[***] Instruments") and (iii) the Supplemental Guarantee issued by the [***]
Supplemental Guarantor (and, collectively with the [***] Instruments and the Board Guarantee, the "Transaction Guarantees"), including any demand for payment thereunder (a "Transaction
Guarantee Demand"), and any demand required to be made under this Agreement (a "Past Due
Demand") that is a precondition to making a Transaction Guarantee Demand under any such
Transaction Guarantee, the Agent shall be directed exclusively by Lenders, and take the direction of Lenders, holding in excess of fifty percent (50%) of the principal amount of the
Loan subject to such Transaction Guarantee then outstanding.  In respect of any action to be taken under the [***] Letter Agreement, the Agent shall be directed exclusively by Lenders, and take the direction of Lenders, holding in excess of fifty (50%) of the principal amount of
Tranche B-1 of the Loan.  In respect of any such action, the Agent shall be entitled to the indemnities provided under Sections 9.6 and 9.7 hereof, but only from the Lenders entitled to give the direction in respect of such action.  The Agent agrees to make a Past Due Demand hereunder and a Transaction Guarantee Demand under a Transaction Guarantee if it is directed to do so by the requisite Lenders and is entitled to do so hereunder and under such Transaction
Guarantee, as the case may be.  The Agent further agrees that if it shall be directed to make
(i) a Past Due Demand in respect of any amounts not paid hereunder when due or (ii) a
Transaction Guarantee Demand under any Transaction Guarantee, in either case, from the
Lender(s) entitled to direct the same (and the Agent is in fact entitled to make such a demand hereunder and under such Transaction Guarantee), it shall, whether or not it receives a direction to make  Past Due Demand from the other Lenders (or the Board) in respect of other amounts past due or a Transaction Guarantee Demand in respect of any other Transaction
Guarantee, make a contemporaneous Past Due Demand hereunder in respect of all then past due amounts hereunder or a Transaction Guarantee Demand under each Transaction Guarantee (to the extent any Past Due Demand required thereunder has been made and it is otherwise entitled to do so thereunder), as the case may be.

                                              ARTICLE X

                                              MISCELLANEOUS

SECTION 10.1.     AMENDMENTS, WAIVERS, ETC.

(a)      No amendment, modification or waiver of any provision of this Agreement or any other Loan
Document nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and, with respect to any such amendment or modification, signed by the Borrower, and with respect to any such amendment, modification, waiver or consent (x) so long as the Board Guarantee is in full force and effect, signed by the Board or (y) if the Board
Guarantee is no longer in effect, signed by the Requisite Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, modification, waiver or consent shall, unless in writing and signed by each Lender and each Supplemental Guarantor, do any of the following:

                  (i)    subject such Lender and Supplemental Guarantor to any additional obligations;
                 (ii)    change the scheduled final maturity of the Loan or any Tranche, or change the amount or date for payment of any date fixed for the payment or reduction of principal of the Loan or any Tranche;
                (iii)    change the principal amount of the Loan or any Tranche (other than by the payment or prepayment thereof);
                 (iv)    increase the rate of interest on the Loan or any Tranche or any fee, indemnity or other amount payable thereunder or to or for the benefit of such Person;
                  (v)    change any date fixed for payment of such interest, indemnity or other amount or fees;
                 (vi)    release all or any portion of the Collateral with a material Collateral Value (other than upon any sale or other disposition thereof permitted under this Agreement or the applicable
                  Security Agreement);
                (vii)    amend the definition of "Requisite Lenders" or this SECTION 10.1(A);
               (viii)    modify the application of payments to the Loan under SECTION 2.9; or
                 (ix)    amend or modify any provision of ARTICLE II, Article IX, SECTION 5.1 (other than SECTION
                  5.1(B)(I)(B)), SECTION 5.2, SECTION 5.5, SECTION 5.6, SECTION 5.10, SECTION 5.14, SECTION 10.1,
                  SECTION 10.2, SECTION 10.3, SECTION 10.4, SECTION 10.5, SECTION 10.6, SECTION 10.7,
                  SECTION 10.10, SECTION 10.11, SECTION 10.12, SECTION 10.13, SECTION 10.16 and SECTION
                  10.18 or any of the definitions as relevant thereto;

and provided, further, that (A) no amendment, modification, waiver or consent shall, unless in writing and signed by the affected Facility Agent in addition to the Persons required above to take such action, affect the rights or duties of either Facility Agent under this Agreement, the other Loan Documents, any Supplemental Guarantee or the Board Guarantee; and (B) no
amendment, modification, waiver or consent of or in respect of the Board Guarantee, any
Supplemental Guarantee, the [***] Counter Guarantee or the [***] Letter Agreement shall be effective without the written consent of the Lender that is a beneficiary of such guarantee or agreement.
(b)      The Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.  No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
(c)      Notwithstanding anything herein to the contrary, in the event that the Borrower shall have requested each of the Lenders and Supplemental Guarantors, in writing, to agree to an amendment, modification, waiver or consent with respect to any particular provision or provisions hereof, and any such Lender or Supplemental Guarantor shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with such request (in the case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify)
within 30 days of such request, then such Lender or Supplemental Guarantor hereby irrevocably authorizes the Agent to agree or disagree, in full or in part, and in the Agent's sole discretion, to such requests on behalf of such Lender or Supplemental Guarantor as such
Lender's or Supplemental Guarantor's attorney-in-fact and to execute and deliver any writing approved by the Agent which evidences such agreement as such Lender's or Supplemental
Guarantor's duly authorized agent for such purposes.
(d)      In connection with any proposed amendment, modification, waiver or termination (a "Proposed
Change") requiring the consent of all affected Lenders, if the consent of the Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such
Lender whose consent is not obtained as described in this SECTION 10.1 being referred to as a
"Non-Consenting Lender"), then, so long as the Lender that is acting as the Agent is not a
Non-Consenting Lender, at the Borrower's request, the Agent or an Eligible Lender that is acceptable to the Agent and the Board shall have the right with the Agent's consent and in the
Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting
Lender, and such Non-Consenting Lender agrees that it shall, upon the Agent's request, sell and assign to the Lender that is acting as the Agent or such Eligible Lender, all of the portion of the Loan of such Non-Consenting Lender for an amount equal to the principal balance of such portion of the Loan held by the Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance.

SECTION 10.2.     ASSIGNMENTS AND PARTICIPATIONS.

(a)      Each Lender may sell, transfer, negotiate or assign either in whole or in part to one or more Eligible Lenders its rights and obligations hereunder and under the Notes and the other Loan
Documents without the prior consent of the Borrower but, except as otherwise provided in SECTION 10.2(D), with the consent, not to be unreasonably withheld, of the Agent, and the prior written approval of the Board (such consent, in the case of an assignment to an Affiliate of any Lender that is an Eligible Lender, not to be unreasonably withheld); provided, that (i) the assigning Lender shall give prompt written notice to the Agent and the Board of the terms of and the parties to any such assignment, (ii) the proposed assignee shall provide to the Agent and the Board all documentation and certificates as required by the Agent and the Board to confirm to the Agent's and the Board's satisfaction that such proposed assignee is an Eligible Lender, and (iii) the
Borrower will not be obligated to pay any greater amount under SECTION 2.10(C), SECTION 2.11 or
SECTION 2.12(A), (c), or (d) (in respect of increased costs, amounts in respect of capital adequacy or Taxes imposed pursuant to applicable law in effect on the date of such assignment)
to the assignee than the Borrower is then obligated to pay to the assigning Lender under such
Sections; provided, however, that the consent of the Board shall not be required for any assignment which occurs after the Board has been reimbursed in full for all payments under the
Board Guarantee or the Board Guarantee shall have terminated.
(b)      The parties to each assignment shall execute and deliver to the Agent, for its acceptance and recording, an Assignment and Acceptance, and the assignee, if a Non-U.S. Person, shall deliver to the Borrower, the Agent and each Supplemental Guarantor, as applicable, on or prior to the date of the assignment, two completed copies of either IRS Form W-8BEN or W-8ECI or other applicable form, certificate or document required to satisfy the requirements of SECTION 2.12.  Upon such execution, delivery and acceptance and the receipt by the Agent of an assignment fee in the amount of $5,000, the Agent shall record such Assignment and Acceptance and from and after the effective date specified in such Assignment and Acceptance (i) the assignee thereunder of all or any portion of the Loan shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such
Assignment and Acceptance, have the rights and obligations of a Lender and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).
(c)      Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register,
(iii) give prompt notice thereof to the Borrower and (iv) give prompt written notice of the terms of and parties to any such assignment to the Board.
(d)      In addition to the other assignment rights provided in this SECTION 10.2, each Lender may assign, without the prior consent of the Borrower, the Agent or the Board, as collateral or otherwise, any of its rights under this Agreement to any Federal Reserve Bank pursuant to Regulation A of the Federal Reserve Board, provided, however, that no such assignment shall release the assigning Lender from any of its obligations hereunder.
(e)      Each Lender may, without the prior consent of the Borrower or any other Person, sell participations, to the extent permitted by the Regulations and except as provided in Section 5.4(b)
of the Board Guarantee, in or to all or a portion of its rights and obligations hereunder and under any Note and the other Loan Documents; provided, that (i) neither any Note nor the Board
Guarantee is assigned, conveyed, sold or transferred in whole or in part in connection with any participation, (ii) the Board's ability to assert any and all defenses available to it under the Board Guarantee and the law is not adversely affected, (iii)  subject to the final sentence of this SECTION 10.2 the Borrower will not be obligated to pay any greater amount under SECTION
2.10(C), 2.11 or SECTION 2.12(A), (c) or (d) to such participant than the Borrower would then obligated to pay to any selling Lender under such Sections had such participation not been sold, and (iv) the initial Lenders shall maintain and shall not sell any participation in
Tranche C of the Loan.  In the event of the sale of any participation by any Lender, except as otherwise expressly provided herein, (A) such Lender's obligations under the Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (C) such Lender shall remain the holder of such
Obligations for all purposes of this Agreement and (D) the Agent, the Board and the other
Lenders shall continue to deal solely and directly with such Lender in connection with such
Lender's rights and obligations under this Agreement.  Any holder of such a participation will be entitled to the benefits of Sections 2.10(c), 2.11 and 2.12 to the same extent as if such
Person were a Lender (but subject to the restrictions of SECTION 2.12(J)); provided that, no such holder shall be entitled to any such benefits (x) unless such holder shall have agreed in writing for the benefit of the Borrower to be bound by the provisions of Section 2.10(c), 2.11 and 2.12 applicable to a Lender claiming amounts under such Sections or (y) to the extent the
Borrower would not have had to have paid thereunder had such participation not been sold.
(f)      The Company shall not be responsible for the costs incurred by any Lender in connection with assigning or granting a participation in any Note held by such Lender.

SECTION 10.3.     COSTS AND EXPENSES.

(a)      Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to pay promptly (i) all costs and expenses incurred by the Loan Administrator, the Lenders, each Supplemental Guarantor, the Collateral Agent and the Agent in connection with the negotiation, preparation, execution and delivery of the Loan Documents, the Board Guarantee, the
Supplemental Guarantees and all documents relating thereto (including, without limitation, reasonable legal fees and expenses), (ii) all costs and expenses incurred by the Loan
Administrator, the Lenders, the Supplemental Guarantors, the Board, the Collateral Agent and
the Agent in connection with any consents, amendments, waivers or other modifications hereto or thereto (including, without limitation, reasonable legal fees and expenses), except, as to any party, to the extent any of the foregoing are requested by such party other than the Borrower and (iii) all costs and expenses, including, without limitation, legal fees and expenses incurred by the Agent, the Collateral Agent, the Lenders, the Board, the Loan Administrator and
each Supplemental Guarantor in enforcing any Obligations of, or in collecting any payments due from, the Borrower hereunder or under the other Loan Documents (including without limitation any costs and expenses contemplated under the Security Agreement) or in connection with the administration, or enforcement of, or the preservation of any rights under any Loan Document.
(b)      Each Lender agrees to pay promptly all reasonable costs and expenses incurred by the
Agent, the Board and each Supplemental Guarantor in connection with the procurement of any requisite approval required therefrom in respect of any assignment or participation of the Loan by such Lender.

SECTION 10.4.     INDEMNITIES.

Whether or not the transactions contemplated hereby shall be consummated, the
Borrower agrees to defend, indemnify, pay and hold harmless the Board, the Agent, the
Collateral Agent, the Lenders, the Supplemental Guarantors, the [***] Counter Guarantor, the
Loan Administrator and their respective Affiliates, officers, directors, employees, agents and advisors (collectively called the "Indemnitees") on an after-tax basis from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees, but excluding
Taxes), whether direct, indirect or consequential or special or punitive, and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes and rules or regulations), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner arising out of this Agreement, the other Loan
Documents, the Supplemental Guarantees or the transactions contemplated hereby or thereby
(including, without limitation, the use or intended use of the proceeds of the Loan) or any statement contained in the Application or otherwise made by or on behalf of the Borrower to the
Board or any breach or default by the Borrower of any provision of the Loan Documents
(collectively called the "Indemnified Liabilities"); provided, that the Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities (i) arise from the gross negligence or willful misconduct of such Indemnitee (as actually and finally determined by a final, non-appealable judgment of a court of competent jurisdiction), (ii) constitute ordinary and usual operating or overhead expenses of such Indemnitee or (iii) relate to amounts which any other Person has agreed to pay).  To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.  In no event, however, shall any Indemnitee be liable on any theory of liability for any special, indirect, consequential or punitive damages
(including, without limitation, any loss of profits, business or anticipated savings).

SECTION 10.5.     RIGHT OF SET-OFF.

In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, to the fullest extent permitted by law, each Lender is hereby authorized by the
Borrower at any time or from time to time, without notice to the Borrower or to any other
Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other Indebtedness at any time held or owing by that Lender to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to that Lender under this Agreement, the Notes, and the other Loan Documents, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Notes, or any other Loan Document, irrespective of whether or not (i) that Lender shall have made any demand hereunder or (ii) the principal of or the interest on the Loan or any other amounts due hereunder shall have become due and payable pursuant to SECTION 7.2 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

SECTION 10.6.     SHARING OF PAYMENTS, ETC.

Each of the Lenders and the Board hereby agree among themselves that if any of them shall, whether by voluntary payment, by realization upon security, through the exercise of and right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to the Lenders and the Board hereunder or under the other Loan Documents (collectively, the "Aggregate Amounts Due") which is greater than the proportion received by any other Lender or the Board in respect of the Aggregate Amounts Due to such other Lender or the Board, then the Lender or the Board receiving such proportionately greater payment shall (i) notify the
Agent and each other Lender and the Board of the receipt of such payment, and (ii) (A) in the case of a Lender, (1) apply a portion of such payment to purchase participations equal to the portion of the Aggregate Amounts Due to the other Lenders and (2) pay to the Board the portion of the Aggregate Amounts Due to it, or (B) in the case of the Board, pay to each Lender the portion of the Aggregate Amounts Due to it (which participations shall be deemed to have been purchased and payments made simultaneously upon the receipt by the seller or the Board of its portion of such payment, and which participations will be permitted notwithstanding any prohibition to the contrary in Section 10.2(e)) so that all such recoveries of Aggregate
Amounts Due shall be shared by all Lenders and the Board in proportion to the Aggregate Amounts
Due to them; provided, that if all or part of such proportionately greater payment received by such purchasing Lender or the Board is thereafter recovered from such Lender or the Board upon the bankruptcy or reorganization of the Borrower or otherwise, those purchases or other payments shall be rescinded and the purchase prices paid for such participations or other payments shall be returned to such purchasing Lender or the Board ratably to the extent of such recovery, but without interest.  The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

SECTION 10.7.     NOTICES, ETC.

Unless otherwise specifically provided herein, any notice, request or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, or upon receipt of telefacsimile, or five (5) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided that notices shall not be effective against an addressee until received by it.  For the purposes hereof, the address of each party hereto and each Supplemental Guarantor shall be as set forth under such party's name on Annex A, or (i) as to either of the Borrower and the Agent, such other address as shall be designated by such
Person in a written notice delivered to the other parties hereto and (ii) as to each other party hereto, such other address as shall be designated by such party in a written notice delivered to the Agent.  A copy of any and all notices, requests, communications, demands, reports, documents or other materials (including, without limitation, any of the materials delivered by the Borrower under SECTION 5.1(B)) delivered or sent by any party pursuant to the terms of this Agreement or any other Loan Document, shall be given to the Loan Administrator.

SECTION 10.8.     NO WAIVER; REMEDIES.

No failure on the part of the Board, any Lender, the Collateral Agent or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 10.9.     INDEPENDENCE OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

All representations and warranties made in and covenants under this Agreement shall be given independent effect so that (a) if a particular representation and warranty is unqualified, the fact that another representation and warranty is qualified shall not affect the operation of the former provision; and (b) if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

SECTION 10.10.    GOVERNING LAW.

This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the law of the State of New York; provided, that in the event the Board becomes a Lender pursuant to the Board Guarantee, the rights and obligations of the Board hereunder shall be governed by, and construed in accordance with, the
Federal law of the United States of America, if and to the extent such Federal law is applicable, and otherwise in accordance with the law of the State of New York.

SECTION 10.11.    SUBMISSION TO JURISDICTION; SERVICE OF PROCESS.

(a)      Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York located in New York County or of the United
States of America for the Southern District of New York, and, by execution and delivery of this
Agreement, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.  The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.
(b)      The Borrower hereby irrevocably consents to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding brought in the United States of
America arising out of or in connection with this Agreement or any of the other Loan Documents by the mailing (by registered or certified mail, postage prepaid) or delivering of a copy of such process to the Borrower in accordance with the provisions of SECTION 10.7.  The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)      Nothing contained in this SECTION 10.11 shall affect the right of the Agent or any Lender or other party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

SECTION 10.12.    WAIVER OF JURY TRIAL.

Each of the parties hereto irrevocably waives trial by jury in any action or proceeding with respect to this Agreement or any other Loan Document.

SECTION 10.13.    MARSHALING; PAYMENTS SET ASIDE.

Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations.  To the extent that the Borrower makes a payment or payments to the Agent for the account of the Board, the
Loan Administrator, any Lender or any Supplemental Guarantor (each, a "Payee") or any Payee receives payment from exercise of their rights of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then (i) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred, and (ii) each Payee shall pay and return such amount to the Agent as the Agent may be required to disgorge or otherwise pay to a trustee, receiver or any other party in respect of the portion of the payment from the Borrower distributed by the Agent to such Payee hereunder.

SECTION 10.14.    SECTION TITLES.

The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

SECTION 10.15.    EXECUTION IN COUNTERPARTS.

This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.  Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.  A set of the copies of this Agreement signed by all parties shall be lodged with the Borrower and the Agent.

SECTION 10.16.    THIRD PARTY BENEFICIARY.

Each Supplemental Guarantor shall be an express third party beneficiary of this Agreement to the extent the provisions of this Agreement by their terms confer upon such Supplemental Guarantor any right or remedy and shall be entitled to rely on each representation and warranty of the
Borrower hereunder and the covenants of the Borrower contained in herein as fully and with the same force and effect as if made expressly to such Supplemental Guarantor, and the execution and delivery of its Supplemental Guarantee to the Agent and the Tranche B-1 Lender and the Tranche B-2
Lender, respectively, shall constitute such Supplemental Guarantor's agreement to the provisions of this Agreement and the Security Agreement and to be bound by the terms and conditions hereof and thereof applicable to the Supplemental Guarantors (including, without limitation, ARTICLE IX and
Sections 2.8, 2.9, 10.13 and 10.18 hereof) in asserting any right or remedy hereunder.

SECTION 10.17.    SEVERABILITY.

In case any provision in or obligation under this Agreement, any Note or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 10.18.    CONFIDENTIALITY.

(a)      Each party hereto (other than the Board) and each Supplemental Guarantor shall, and shall procure that its respective officers, employees and agents shall, keep confidential and shall not, without the prior written consent of the other parties, disclose to any third party this Agreement, any other Loan Document or any of the information, reports or documents supplied by or on behalf of such other party not otherwise publicly available, except that a party shall be entitled to disclose this Agreement, any other Loan Document, and any such information, reports or documents:
                  (i)    in connection with any proceeding arising out of or in connection with this
                  Agreement, any of the other Loan Documents, the Board Guarantee or any Supplemental
                  Guarantee to the extent that such party may reasonably consider necessary to protect its interest; or
                 (ii)    to any potential assignee or transferee of any party's rights under this
                  Agreement or any of the Loan Documents or any Supplemental Guarantor's rights under its Supplemental Guarantee or any other Person proposing to enter into contractual arrangements with any party in relation to this Agreement, any of the other Loan
                  Documents, the Board Guarantee or any Supplemental Guarantee subject to the relevant party obtaining an undertaking from such potential assignee or transferee or other person in corresponding terms to this SECTION 10.18; or
                (iii)    pursuant to any applicable laws, ordinances, judgments, decrees, injunctions, writs, rules, regulations, orders, interpretations, licenses, permits and orders of any competent court, arbitrator or governmental agency or authority in any relevant jurisdiction; or
                 (iv)    to bank examiners or any other regulatory authority or rating agencies or similar entities, if requested to do so; or
                  (v)    to its auditors and its legal, tax and other professional advisers; or
                 (vi)    to its Affiliates and their respective directors, officers, employees and agents.
(b)      Notwithstanding anything to the contrary set forth herein, the obligations of confidentiality contained herein as they relate to the transactions contemplated by this Agreement or any other Loan
Documents, shall not apply to the structure or tax aspects of such transactions, and any party to this Agreement (and any employee, representative, or agent of any party to this Agreement) may disclose to any and all persons, without limitation of any kind, such structure and tax aspects of such transactions, and all materials of any kind (including opinions or other tax analyses) related to such structure and tax aspects.  Further, each party hereto acknowledges that it has no proprietary rights to any tax matter or tax idea related to the transactions contemplated by this Agreement or any other Loan Documents.
(c)      The provisions of this SECTION 10.18 shall survive any termination of this Agreement, any
Supplemental Guarantee or any other Loan Document or any assignment, transfer or participation under this Agreement or any Supplemental Guarantee.

SECTION 10.19.    ACKNOWLEDGEMENT REGARDING FEDERAL AUTHORITY.

(a)      Each of the parties hereto and each of the Supplemental Guarantors acknowledges and agrees that:
                  (i)    the operations and assets of the Borrower and its Subsidiaries (including, without limitation, Aircraft Related Equipment and other assets that constitute Collateral) are subject, directly and indirectly, to the actions, inaction and policies of various
                  Governmental Authorities, including, in particular but without limitation, the United
                  States Department of Transportation (of which the Federal Aviation Administration is a component) and the United States Department of Justice;
                 (ii)    Governmental Authorities, in discharging their current and future statutory or regulatory responsibilities, may act, decline to act, or adopt policies resulting in material adverse effects on (A) the business, condition (financial or otherwise), operations, performance, prospects, assets or properties of the Borrower and its
                  Subsidiaries, (B) the ability of the Borrower and its Subsidiaries to perform their payment or other material obligations under the Loan Documents, and (C) the value of the Collateral or the practical ability of the Collateral Agent to realize such value in the event of a Default or an Event of Default;
                (iii)    no Governmental Authority, in discharging its statutory or regulatory responsibilities, has or shall have any obligation whatsoever to the Borrower or any of its Subsidiaries, or to any secured party by reason of such Governmental Authority's representation on the Board, the Board's issuance of the Board Guarantee, or the Board's participation as a party to the other Loan Documents, to consider the potential that any of the material adverse effects referred to in clause (ii) above may result from such Governmental Authority's discharge of its statutory or regulatory responsibilities;
                  and
                  iv)    neither the Board, in discharging its rights and responsibilities, or in exercising its discretion, under the Act, the Regulations, the Board Guarantee or the other Loan
                  Documents, nor any of the Board's members, acting in their capacities as such, has or shall have any obligation whatsoever to the Borrower or any of its Subsidiaries or to any of the secured parties to take any action in connection with a Governmental Authority's discharge of its statutory or regulatory responsibilities which may have any of the material adverse effects referred to in clause (ii) above, and the Board may not take any action depriving a Governmental Authority of its rights and powers to discharge its statutory and regulatory responsibilities in any manner that may have any of the material adverse effects referred to in clause (ii) above.
(b)      Without limiting the generality of the foregoing, the parties and the Supplemental Guarantors acknowledge and agree that (i) the Department of Transportation, through the Federal Aviation
Administration, has broad authority under Title 49 of the United States Code to regulate the use of the navigable airspace of the United States so as to ensure its safe and efficient utilization, (ii) the exercise of such authority may substantially impair or eliminate altogether the utility to the Borrower and its Subsidiaries and value to the secured parties of
Aircraft Related Equipment pledged as Collateral and other assets of the Borrower and its
Subsidiaries such as gates and slots utilized at airports, and (iii) no assurance, express or implied, has been given by any Governmental Authority, including the Board, to the Borrower or to any secured party, nor has either of the Borrower or any secured party relied upon any such assurance, with respect to any future action, inaction or policy of the Federal Aviation
Administration or any other Governmental Authority relating to any such Collateral or other assets.
(c)      Nothing in this SECTION 10.19 shall be construed to limit or otherwise affect the Board's obligations under the Board Guarantee.

SECTION 10.20.    CUMULATIVE RIGHTS AND REMEDIES.

The rights and remedies conferred upon the parties hereto shall be cumulative, and the exercise or waiver of any such right or remedy shall not preclude or inhibit the exercise of any additional rights or remedies.
The waiver of any right or remedy hereunder shall not preclude the subsequent exercise of such right or remedy.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                            FRONTIER AIRLINES, INC.

                                                            By:
                                                                 Name:
                                                                 Title:

                                                            WESTLB AG,
                                                            as Agent

                                                            By:
                                                                 Name:
                                                                 Title:

                                                            WESTLB AG,
                                                            as Tranche A Lender and a Tranche C
                                                            Lender

                                                            By:
                                                                 Name:
                                                                 Title:

                                                            WELLS FARGO BANK, N.A.,
                                                              as Tranche B-1 Lender, Tranche B-2
                                                              Lender and a Tranche C Lender

                                                            By:
                                                                 Name:
                                                                 Title:

                                                            WELLS FARGO BANK NORTHWEST, N.A.,
                                                            as Collateral Agent

                                                            By:
                                                                 Name:
                                                                 Title:

                                                            BEARINGPOINT, INC.,
                                                            (formerly KPMG Consulting, Inc.)
                                                            as Loan Administrator

                                                            By:
                                                                 Name:  Timothy F. Kenny
                                                                 Title:  Managing Director

                                                            AIR TRANSPORTATION
                                                            STABILIZATION BOARD

                                                            By:
                                                                 Name:
                                                                 Title:

                                             Annex A

                             Notice Addresses; Payment Instructions

If to the Borrower:

Notices

Frontier Airlines, Inc.
7001 Tower Road
Denver, Colorado 80249
Attention: General Counsel
Phone: (720) 374-4512
Facsimile: (720) 374-4379

Payment Instructions

If to the Agent:

Notices

WestLB AG
1211 Avenue of the Americas
New York, New York  10036

For credit issues:
         Brigitte Thieme
         Transportation Finance
         Tel.:  212 852-6111
         Fax:   212 869-7634

         with a copy to:

         Louisa Lee
         Transaction Management
         Tel.:  212 597-1332
         Fax:   212 869-7634

For issues related to payment, setting of interest rate, drawdowns / repayments:
         Suzy Kong
         Loan Administration
         Tel.:  212 597-1319
         Fax:   212 302-7946

         with a copy to:

         Arcadio Diaz
         GSF-Agency Dept.
         Tel.:  212 597-1426
         Fax:   212 921-5947

         Louisa Lee
         Transaction Management
         Tel.:  212 597-1332
         Fax:   212 869-7634

Payment Instructions

Bank:                    JP Morgan Chase
ABA No:                  [***]
Account Name:            WestLB AG New York Branch
Account No.:             [***]
Ref.:                    [***]

If to the Tranche A Lender and a Tranche C Lender:

Notices

WestLB AG
1211 Avenue of the Americas
New York, New York  10036

For credit issues:
         Brigitte Thieme
         Transportation Finance
         Tel.:  212 852-6111
         Fax:   212 869-7634

         with a copy to:

         Louisa Lee
         Transaction Management
         Tel.:  212 597-1332
         Fax:   212 869-7634

For issues related to payment, setting of interest rate, drawdowns / repayments:
         Suzy Kong
         Loan Administration
         Tel.:  212 597-1319
         Fax:   212 302-7946

         with a copy to:

         Arcadio Diaz
         GSF-Agency Dept.
         Tel.:  212 597-1426
         Fax:   212 921-5947

         Louisa Lee
         Transaction Management
         Tel.:  212 597-1332
         Fax:   212 869-7634

Payment Instructions

Bank:                    JP Morgan Chase
ABA No:                  [***]
Account Name:            WestLB AG New York Branch
Account No.:             [***]
Ref.:                    [***]

If to the Tranche B-1 Lender, Tranche B-2 Lender and a Tranche C Lender:

Notices

Wells Fargo Bank, N.A.
Denver Wholesale Loan Servicing
1740 Broadway MAC C7300-034
Denver, CO 80274

Attention: Lynn Hout
Phone: (303) 863-5040
Facsimile: (303) 863-5726

Payment Instructions

ABA/RTN:                 [***]
Account Name:            Wires in Progress
Account Number:          [***]
Reference:               [***],
                         Frontier Airlines, Inc.,
                         please do a breakdown
                         of the payment (i.e.. Principal
                         & Interest Breakdown).

If to the Loan Administrator:

BearingPoint, Inc. (formerly KPMG Consulting, Inc.)
1676 International Drive
McLean, VA 22102
Attention: Timothy F. Kenny
Phone: (703) 747-3056
Facsimile: (703) 747-8758

With a copy to:
Bearing Point, Inc. (formerly KPMG Consulting, Inc.)
1676 International Drive
McLean, VA 22102
Attention:  Group Counsel Public Services
Phone: (703) 747-6328
Facsimile: (703) 747-8003

If to the Collateral Agent:

Wells Fargo Bank Northwest, N.A.
299 South Main Street, 12th Floor
Salt Lake City, UT 84111

Attention: Brett R. King
Phone: (801) 246-5819
Facsimile: (801) 246-5053

If to the Board:

Notices

Air Transportation Stabilization Board
1120 Vermont Avenue
Suite 970
Washington, D.C. 20005
Attn: Executive Director
Tel: (202) 775-8030
Fax: (202) 622-3420

with a copy to:

United States Department of the Treasury
1500 Pennsylvania Avenue, N.W.
Washington, D.C. 20220
Attn: Deputy Assistant Secretary for Government Financial Policy
Tel: (202) 622-7073
Fax: (202) 622-0387

Payment Instructions

If to the [***] Supplemental Guarantor:

[***]

with a copy to:

[***]

If to the [***] Supplemental Guarantor:

[***]

with a copy to:
[***]

Payment Instructions

Bank:                    [***]
ABA No:                  [***]
Account Name:            [***]
Account No.:             [***]

                                             Annex B

                                         Lending Office

Wells Fargo Bank, N.A.
Denver Wholesale Loan Servicing
1740 Broadway MAC C7300-034
Denver, CO 80274

                                             Annex C

                                   Supplemental Guarantee Rate Schedule

                             Period                                             Guarantee Rate
                                                                                (per quarter)

On or before February 14, 2004                                                       [***]%

After February 14, 2004 and on or before February 14, 2005                           [***]%

After February 14, 2005 and on or before February 14, 2006                           [***]%

After February 14, 2006 and on or before June 30, 2007                               [***]%

                                         Schedule 2.8(c)

                           Loan Administrator Hourly Fee Rate Schedule

            Managing Director                                                $[***]

             Senior Manager                                                  $[***]

                 Manager                                                     $[***]

            Senior Consultant                                                $[***]

               Consultant                                                    $[***]

                 Analyst                                                     $[***]

         The above rates shall be increased annually effective on each anniversary of the
Closing Date for so long as this Agreement remains in effect by [***]%.

                                         Schedule 4.1(c)

                                    Subsidiaries of Borrower

                                              None

                                         Schedule 4.2(b)

                             Consents under Contractual Obligations

                                              None

                                         Schedule 4.2(c)

                                      Governmental Consents

                                              None

                                          Schedule 4.7

                                        Payment of Taxes

                                              None

                                          Schedule 4.16

                                          Indebtedness

                                          Schedule 6.1

                                 Liens and Payment Restrictions

                                              None

                                         Schedule 6.7(b)

                                  Transactions with Affiliates

                                              None

                                            EXHIBIT A

                                FORM OF ASSIGNMENT AND ACCEPTANCE

                  Assignment and Acceptance dated as of _________, ____ between
              ______________ (the "Assignor") and ______________ (the "Assignee").

                  Reference is made to the Loan Agreement, dated as of February 14, 2003 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan
Agreement"), among Frontier Airlines, Inc., as Borrower, WestLB AG, as Tranche A Lender , a
Tranche C Lender and as Agent, Wells Fargo Bank, N.A., Tranche B-1 Lender, Tranche B-2 Lender
and a Tranche C Lender, BearingPoint, Inc., as the Loan Administrator, Wells Fargo Bank
Northwest, N.A., as the Collateral Agent and Air Transportation Stabilization Board.
Capitalized terms used herein and not otherwise defined herein are used herein as defined in the Loan Agreement.

                  The Assignor and the Assignee hereby agree as follows:

1.        The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, [all of] [a __% interest in] the Assignor's rights and obligations under the Loan Agreement and the [Tranche A/Tranche B-1/Tranche
          B-2/Tranche C] Note.  The principal amount of the portion of [Tranche A/Tranche B] of the Loan and the [Tranche A/Tranche B-1/Tranche B-2/Tranche C] Note assigned to the
          Assignee are set forth in Section 1 of Schedule I [and the principal amount of
          [Tranche A/Tranche B-1/Tranche B-2/Tranche C] of the Loan and the [Tranche A/Tranche
          B-1/Tranche B-2/Tranche C] Note retained by the Assignor after giving effect to such sale and assignment are set forth in Section 2 of Schedule I.].

2.        The Assignor (i) represents and warrants that[, subject to the rights of any participant,] it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan
          Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto.

3.        The Assignee (i) agrees that it will, independently and without reliance upon the
          Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (ii) appoints and authorizes the
          Agent to take such action as agent on its behalf and to exercise such powers under the
          Loan Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; (iv)
          represents and warrants that it is an Eligible Lender; (v) confirms it has received such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; and (vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof.

4.        Following the execution of this Assignment and Acceptance by the Assignor and the
          Assignee, it will be delivered to the Agent [(with a copy to the Board)]1  for acceptance and recording by the Agent, together with an assignment fee of $10,000.
          The effective date of this Assignment and Acceptance shall be __________ [or such later date as of which the Board shall have consented to the sale and assignment of
          [all of] [a __% interest in] the Assignor's rights and obligations under the Loan
          Agreement and the Tranche A Note to the Assignee as provided herein and as evidenced by its signed confirmation thereof set forth on the signature pages hereof (the
          "Effective Date")]2.

5.        Upon such acceptance and recording by the Agent, then, as of the Effective Date, (i)
          the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations under the Loan
          Agreement of a Lender and (ii) the Assignor shall, to the extent provided in this
          Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) other than those relating to events or circumstances occurring prior to the Effective Date and be released from its obligations under the Loan Documents.

6.        Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Loan Documents in respect of the interest assigned hereby (i) to or for the account of the Assignee, in the case of amounts accrued with respect to any period on or after the Effective Date, and (ii) to or for the account of the Assignor, in the case of amounts accrued with respect to any period prior to the Effective Date.

7.        This Assignment and Acceptance shall be governed by, and be construed in accordance with, the law of the State of New York.

8.        This Assignment and Acceptance may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Assignment and
          Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

                  In Witness Whereof, the parties hereto have caused this Assignment and
Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                                      [Assignor]

                                                      By:
                                                           Name:
                                                           Title:

                                                      [Assignee]

                                                      By:
                                                           Name:
                                                           Title:

                                                      Lending Office (and
                                                                address for notices):

                                                      [Address]

Accepted this day
of             , ____

[               ],
as Agent

By:
     Name:
     Title:

[The Board hereby confirms its consent to this
Assignment and Acceptance in accordance with the
provisions of SECTION 10.2 of the Loan Agreement]3

Air Transportation Stabilization Board

By:
     Name:
     Title:

                                           Schedule I
                                               to
                                      Assignment and Acceptance

Section 1.

Aggregate Outstanding Principal Amount of
[Tranche A/Tranche B-1/Tranche B-2/Tranche C] of the Loan and of the
[Tranche A/Tranche B-1/Tranche B-2/Tranche C] Note Assigned to Assignee:        $

Section 2.

Aggregate Outstanding Principal Amount of
[Tranche A/Tranche B-1/Tranche B-2/Tranche C] of the Loan and of the
[Tranche A/Tranche B-1/Tranche B-2/Tranche C] Note retained by Assignor:        $

                                           EXHIBIT B1

                                     FORM OF TRANCHE A NOTE

                                                                                New York, New York
$                                                                        February [_], 2003

                  FOR VALUE RECEIVED, the undersigned FRONTIER AIRLINES, INC., a Colorado corporation (the "Borrower"), hereby promises to pay to WESTLB AG, as Agent, for account of the
Tranche A Lender, the principal amount set forth above, or, if less, the aggregate unpaid principal amount of Tranche A of the Loan, payable at such times, and in such amounts, as are specified in the Loan Agreement.  The Borrower hereby promises to pay interest on the unpaid principal amount of Tranche A of the Loan from the date hereof until such principal amount is paid in full, at the rate or rates, and payable at such times as are specified in the Loan
Agreement.

                  This Tranche A Note shall be payable at the principal office of the Agent presently located at 1211 Avenue of the Americas, New York NY 10036.

                  This Tranche A Note is the "Tranche A Note" referred to in that certain Loan
Agreement, dated as of February [__], 2003 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), among the Borrower, WestLB AG, as Tranche A Lender, a Tranche C Lender and as Agent, Wells Fargo Bank, N.A., as Tranche B-1
Lender, as Tranche B-2 Lender and as a Tranche C Lender, BearingPoint, Inc. (formerly KPMG
Consulting, Inc.), as the Loan Administrator, Wells Fargo Bank Northwest, N.A., as the
Collateral Agent, and Air Transportation Stabilization Board, and entitled to the benefits thereof and of the Security Agreement.  Capitalized terms used herein and not defined herein are used herein as defined in the Loan Agreement.

                  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.  This Tranche A Note may be prepaid solely as provided in the Loan Agreement and may be accelerated in whole or in part as provided in the Loan Agreement.

                  This Tranche A Note shall be governed by, and construed in accordance with, the law of the State of New York; provided, that in the event the Board becomes a Tranche A
Lender pursuant to the Board Guarantee, the rights and obligations of the Board hereunder shall be governed by, and construed in accordance with, the Federal law of the United States of
America, if and to the extent such Federal law is applicable, and otherwise in accordance with the law of the State of New York.

                  IN WITNESS WHEREOF, the Borrower has caused this Tranche A Note to be executed and delivered by its duly authorized officer as of the date and at the place set forth above.

                                                              FRONTIER AIRLINES, INC.

                                                              By:
                                                                    Name:
                                                                    Title:

                                          Exhibit B2-1

                                    Form of Tranche b-1 Note

                                                                                New York, New York
$                                                                        February [_], 2003

                  FOR VALUE RECEIVED, the undersigned FRONTIER AIRLINES, INC., a Colorado corporation (the "Borrower"), hereby promises to pay to WESTLB AG, as Agent, for account of the
Tranche B Lenders, the principal amount set forth above, or, if less, the aggregate unpaid principal amount of Tranche B-1 of the Loan, payable at such times, and in such amounts, as are specified in the Loan Agreement.  The Borrower hereby promises to pay interest on the unpaid principal amount of Tranche B-1 of the Loan from the date hereof until such principal amount is paid in full, at the rate or rates, and payable at such times as are specified in the Loan
Agreement.

                  This Tranche B-1 Note shall be payable at the principal office of the Agent presently located at 1211 Avenue of the Americas, New York, NY 10036.

                  This Tranche B-1 Note is the "Tranche B-1 Note" referred to in that certain
Loan Agreement, dated as of February [__], 2003 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), among the
Borrower, WestLB AG, as Tranche A Lender, a Tranche C Lender and as Agent, Wells Fargo Bank,
N.A., as Tranche B-1 Lender, as Tranche B-2 Lender and as a Tranche C Lender, BearingPoint,
Inc. (formerly KPMG Consulting, Inc.), as the Loan Administrator, Wells Fargo Bank Northwest,
N.A., as the Collateral Agent, and Air Transportation Stabilization Board and entitled to the benefits thereof and of the Security Agreement.  Capitalized terms used herein and not defined herein are used herein as defined in the Loan Agreement.

                  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.  This Tranche B-1 Note may be prepaid solely as provided in the Loan Agreement and may be accelerated in whole or in part as provided in the Loan Agreement.

                  This Tranche B-1 Note shall be governed by, and construed in accordance with, the law of the State of New York.

                  IN WITNESS WHEREOF, the Borrower has caused this Tranche B-1 Note to be executed and delivered by its duly authorized officer as of the date and at the place set forth above.

                                                              FRONTIER AIRLINES, INC.

                                                              By:
                                                                    Name:
                                                                    Title:

                                          Exhibit B2-2

                                    Form of Tranche b-2 Note

                                                                                New York, New York
$                                                                        February [_], 2003

                  FOR VALUE RECEIVED, the undersigned FRONTIER AIRLINES, INC., a Colorado corporation (the "Borrower"), hereby promises to pay to WESTLB AG, as Agent, for account of the
Tranche B Lenders, the principal amount set forth above, or, if less, the aggregate unpaid principal amount of Tranche B-2 of the Loan, payable at such times, and in such amounts, as are specified in the Loan Agreement.  The Borrower hereby promises to pay interest on the unpaid principal amount of Tranche B-2 of the Loan from the date hereof until such principal amount is paid in full, at the rate or rates, and payable at such times as are specified in the Loan
Agreement.

                  This Tranche B-2 Note shall be payable at the principal office of the Agent presently located at 1211 Avenue of the Americas, New York, NY 10036.

                  This Tranche B-2 Note is the "Tranche B-2 Note" referred to in that certain
Loan Agreement, dated as of February [__], 2003 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), among the
Borrower, WestLB AG, as Tranche A Lender, a Tranche C Lender and as Agent, Wells Fargo Bank,
N.A., as Tranche B-1 Lender, as Tranche B-2 Lender and as a Tranche C Lender, BearingPoint,
Inc. (formerly KPMG Consulting, Inc.), as the Loan Administrator, Wells Fargo Bank Northwest,
N.A., as the Collateral Agent, and Air Transportation Stabilization Board and entitled to the benefits thereof and of the Security Agreement.  Capitalized terms used herein and not defined herein are used herein as defined in the Loan Agreement.

                  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.  This Tranche B-2 Note may be prepaid solely as provided in the Loan Agreement and may be accelerated in whole or in part as provided in the Loan Agreement.

                  This Tranche B-2 Note shall be governed by, and construed in accordance with, the law of the State of New York.

                  IN WITNESS WHEREOF, the Borrower has caused this Tranche B-2 Note to be executed and delivered by its duly authorized officer as of the date and at the place set forth above.

                                                              FRONTIER AIRLINES, INC.

                                                              By:
                                                                    Name:
                                                                    Title:

                                           Exhibit B3

                                     Form of Tranche C Note

                                                                                New York, New York
$                                                                      February [_], 2003

                  FOR VALUE RECEIVED, the undersigned FRONTIER AIRLINES, INC., a Colorado corporation (the "Borrower"), hereby promises to pay to WESTLB AG, as Agent, for account of the
Tranche C Lenders, the principal amount set forth above, or, if less, the aggregate unpaid principal amount of Tranche C of the Loan, payable at such times, and in such amounts, as are specified in the Loan Agreement.  The Borrower hereby promises to pay interest on the unpaid principal amount of Tranche C of the Loan from the date hereof until such principal amount is paid in full, at the rate or rates, and payable at such times as are specified in the Loan
Agreement.

                  This Tranche C Note shall be payable at the principal office of the Agent presently located at 1211 Avenue of the Americas, New York, NY 10036.

                  This Tranche C Note is the "Tranche C Note" referred to in that certain Loan
Agreement, dated as of February [__], 2003 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), among the Borrower, WestLB AG, as Tranche A Lender, a Tranche C Lender and as Agent, Wells Fargo Bank, N.A., as Tranche B-1
Lender, Tranche B-2 Lender and as a Tranche C Lender, BearingPoint, Inc. (formerly KPMG
Consulting, Inc.), as the Loan Administrator, Wells Fargo Bank Northwest, N.A., as the
Collateral Agent, and Air Transportation Stabilization Board and entitled to the benefits thereof and of the Security Agreement.  Capitalized terms used herein and not defined herein are used herein as defined in the Loan Agreement.

                  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.  This Tranche C Note may be prepaid solely as provided in the Loan Agreement and may be accelerated in whole or in part as provided in the Loan Agreement.

                  This Tranche C Note shall be governed by, and construed in accordance with, the law of the State of New York.

                  IN WITNESS WHEREOF, the Borrower has caused this Tranche C Note to be executed and delivered by its duly authorized officer as of the date and at the place set forth above.

                                                              FRONTIER AIRLINES, INC.

                                                              By:
                                                                    Name:
                                                                    Title:

                                            EXHIBIT C

                                   FORM OF NOTICE OF BORROWING

WestLB AG,
  as Agent under the Loan Agreement
  referred to below
[      ]
[      ]

                                                                                February [__], 2003

                  Re:      FRONTIER AIRLINES, INC. (the "Borrower")

         Reference is made to the Loan Agreement, to be dated as of February [_], 2003 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan
Agreement"), among the Borrower, WestLB AG, as Tranche A Lender, a Tranche C Lender and as
Agent, Wells Fargo Bank, N.A., as Tranche B Lender and as a Tranche C Lender, BearingPoint,
Inc. (formerly KPMG Consulting, Inc.), as the Loan Administrator, Wells Fargo Bank Northwest,
N.A., as the Collateral Agent, and Air Transportation Stabilization Board.  Capitalized terms used herein and not otherwise defined herein are used herein as therein defined.

         The Borrower hereby gives you irrevocable notice, pursuant to Section 2.2 of the Loan
Agreement, that the undersigned hereby requests a Borrowing under the Loan Agreement and, in that connection, sets forth below the information relating to such Borrowing (the "Proposed
Borrowing") as required by Section 2.2 of the Loan Agreement:

                  (i)      The date of the Proposed Borrowing is February [__], 2003 (the
                  "Closing Date").

                  (ii)     The aggregate amount of the Proposed Borrowing is $      .

                  (iii)    Tranche A of the Loan is $      .

                  (iv)     Tranche B-1 of the Loan is $      .

                  (v)      Tranche B-2 of the Loan is $      .

                  (vi)     Tranche C of the Loan is $      .

         The undersigned hereby certifies that the following statements are true on the date hereof and shall be true on the Closing Date both before and after giving effect to the
Proposed Borrowing and to the application of the proceeds therefrom:

                  (i)      the representations, warranties and certifications set forth in
         Article IV of the Loan Agreement, in the other Loan Documents and the Application and any other document, certificate or written statement delivered in connection therewith are true and correct on and as of the Closing Date before and after giving effect to the Borrowing and to the application of the proceeds therefrom, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

                  (ii)     no Event of Default or event which, with the giving of notice or passage of time or both, would be an Event of Default, has occurred and is continuing on the Closing Date, or would result from the Borrowing after giving effect to the
         Borrowing and the application of the proceeds therefrom.

                                                           FRONTIER AIRLINES, INC.

                                                           By:               _
                                                                Name:
                                                                Title: [Chief Financial
                                                                Officer/President/Chief
                                                                Executive Officer]

                                            EXHIBIT D

                                     FORM OF BOARD GUARANTEE

                                          EXHIBIT E1-1

                              FORM OF [***] SUPPLEMENTAL GUARANTEE

                                          EXHIBIT E1-2

                                 FORM OF [***] COUNTER GUARANTEE

                                           EXHIBIT E2

                              FORM OF [***] SUPPLEMENTAL GUARANTEE

                                            EXHIBIT F

                                    FORM OF WARRANT AGREEMENT

                                            EXHIBIT G

                              FORM OF REGISTRATION RIGHTS AGREEMENT

                                            EXHIBIT H

                                   FORM OF SECURITY AGREEMENT

                                            EXHIBIT I

                              FORM OF COLLATERAL VALUE CERTIFICATE

                  Reference is made to the Loan Agreement  dated as of February [__],  2003 among
Frontier  Airlines,  Inc. (the  "Borrower"),  WestLB AG, as Tranche A Lender,  a Tranche C Lender
and Agent,  Wells Fargo  Bank,  N.A.,  as Tranche B-1 Lender,  Tranche B-2 Lender and a Tranche C
Lender, BearingPoint,  Inc. (formerly KPMG Consulting, Inc.), as Loan Administrator,  Wells Fargo
Bank Northwest,  N.A., as the Collateral Agent, and Air  Transportation  Stabilization  Board (as
the same may be amended,  restated or supplemented  or otherwise  modified from time to time, the
"Loan  Agreement").  Capitalized  terms used herein and not otherwise  defined  herein shall have the meanings assigned to such terms in the Loan Agreement.

                  The undersigned,  being the        of Borrower,  does hereby certify
as of the date hereof, that the Collateral Value is as follows:

Spare Parts

         (Appraised Value based on the Appraisal Report(s) attached hereto as
         Appendix I)                                                                                $[  ]

Less Ineligible Assets, as identified and described on Schedule I hereto                           ($[  ])

Spare Engines

         (Appraised Value based on the Appraisal Report(s) attached hereto as
Appendix II)                                                                                        $[  ]

Less Ineligible Assets, as identified and described on Schedule II hereto                          ($[  ])

Other Appraised Collateral

Aircraft, as described on Appendix III, if any

         (Appraised Value based on the Appraisal Report(s) attached hereto as
Appendix III)                                                                                       $[  ]

Other Appraised Collateral, as described on Appendix IV (being Collateral having a book value of or in excess of $100,000), if any

         (Appraised Value based on the Appraisal Report(s) attached hereto as                       $[  ]
Appendix IV)                                                                                       ($[  ])

Less Ineligible Assets, as identified and described on Schedules III and IV

Other Collateral, as described on Appendix V

         (Book value as of the end of the most recently ended fiscal quarter X
50%: $       x .50)
                                                                                                    $[  ]

Less Ineligible Assets, as identified and described on Schedule V hereto
                                                                                                   ($[  ])

Total Collateral Value                                                                              $[  ]

                  In addition, the undersigned hereby certifies as of the date hereof as follows:

                  None of the Collateral  included in the calculation of the Collateral  Value is subject to any event of loss,  damage or other  casualty not  disclosed in a schedule  referenced above.

                                                     [and/or]

                  To the  knowledge  of the  undersigned,  no [other]  event has  occurred and no
[other]  condition  exists,  that has affected,  or would reasonably be expected to affect,  in a materially  adverse  way,  the value of such  Collateral,  in any such case,  whether  insured or not.

                                                     [and/or]

                  An event has  occurred  or  condition  now exists that has  affected,  or would reasonably  be expected to affect,  in a  materially  adverse  way,  the value of the  Collateral identified  on Schedule V hereto (as described  thereon),  in any such case,  whether  insured or not.

                  [No Value Differential exists] or [A Value Differential of $       exists.].

                  The undersigned hereby certifies that all statements made in this Collateral
Value Certificate are true and correct as of the date hereof.

                                                          FRONTIER AIRLINES, INC.

                                                          By:
                                                               Name:
                                                               Title: